UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

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International Flavors & Fragrances Inc.

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Proxy Statement and Notice of 2017 Annual Meeting of Shareholders

IFF

FINANCIAL REPORT 2016 Proxy Statement for 2017 Annual Meeting of Shareholders

OUR PURPOSE We are the catalyst for discoveries that spark the senses and transform the everyday OUR STRATEGIC PILLARS Innovating Firsts We seek to strengthen our position and drive differentiation in priority R&D platforms. Winning Where We Compete Our ambition is to achieve a #1 or #2 market leadership position in key markets and categories and with specific customers. Becoming Our Customers’ Partner of Choice Our goal is to attain commercial excellence by providing our customers with in-depth local consumer understanding, industry-leading innovation, outstanding service and the highest quality products. Strengthening and Expanding the Portfolio We actively pursue value-creation through partnerships, collaborations, and acquisitions within flavors, fragrances and adjacencies. OUR VALUES We are passionate We are creative We are experts at what we do We are empowered

Dear Fellow Shareholders:

I am pleased to invite you to attend our 2017 Annual Meeting of Shareholders on Wednesday, May 3, 2017 at 10:00 a.m. Eastern daylight time. We will hold the meeting at our corporate headquarters located at 533 West 57th Street, 9th floor, New York, New York 10019. A notice of the meeting and proxy statement containing information about the matters to be acted upon are attached to this letter. Our Board of Directors and management hope that you will be able to attend the meeting.

We are pleased with our progress in 2016, which in large part was due to our industry-leading innovation and ability to provide our customers with superior products. We increased our annual dividend double-digits — for the sixth consecutive year — and continued to repurchase our shares to achieve a 71% total payout ratio of adjusted net income*, above our 50-60% stated goal.

In 2016, we saw the pace and speed, at which change occurs, accelerate, with rapid movement in consumption, exchange rates, raw materials and politics. In the context of this environment, we maintained a steady pace as we continuously improved— both strategically and financially — while addressing the needs of our customers and maintaining an eye towards long-term growth. We leveraged our industry-leading innovation to win in strategic markets, and capitalized on our recent acquisitions, helping us win where we compete.

Within Fragrances, our technologies are working to enhance the day-to-day experience of consumers across a multitude of product lines. In Flavors, we continue to address consumers’ desire for health and wellness products. In markets around the world, we worked on supplying local, regional and global customers with diversified and sustainable product offerings. Building on our efforts to offer our customers in-depth and local consumer insights, industry-leading innovation, outstanding service, and the highest quality products available, in 2016 we moved to further position IFF as our customers’ partner of choice and go-to supplier. Our business strategy is built on creating a sustainable future. This directive led us to launch an enhanced sustainability strategy and vision in 2016 that focuses on positive transformational changes toward a regenerative, healthy and abundant world.

Continuing our focus on accelerating growth and increasing shareholder value, we are proud of the progress we’ve made in terms of acquisitions. Over the course of the year, we added David Michael and Fragrance Resources — the latter of which closed in January of 2017. David Michael is well-known for its vanilla expertise, strength in the Dairy and Beverage categories, and relationships with dynamic, faster-growing middle-market customers. Fragrance Resources increases our participation in Specialty Fragrances, a faster growing sub-category within Fine Fragrances, and strengthens our market share position with a regional customer base.

As we progress into 2017, our journey in leading the world in sensorial experiences continues. By leveraging our strengths — innovation, consumer insights, talent and diversification — we will continue to strive for improved growth and increases in profitability to deliver long-term, sustainable value. Tomorrow is full of promise as we continue to build a stronger, more valuable company for our shareholders, customers and employees.

Andreas Fibig

Chairman and Chief Executive Officer

* See reconciliation of GAAP to Non-GAAP financial measures in Exhibit A to this proxy statement.

Notice of 2017 Annual Meeting of Shareholders

Date and Time

Wednesday, May 3, 2017

10:00 a.m. Eastern Daylight Time

Place

International Flavors & Fragrances Inc.

533 W. 57th Street, 9th Floor

New York, New York 10019

Items to be Voted On

    Elect eleven members of the Board of Directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders.

    Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year.

    Approve, on an advisory basis, the compensation of our named executive officers in 2016.

    Vote, on an advisory basis, on the frequency of votes on executive compensation.

    Approve a French Sub-Plan under the 2015 Stock Award and Incentive Plan.

    Transact such other business as may properly come before the 2017 Annual Meeting and any adjournment or postponement of the 2017 Annual Meeting.

Record Date

Only shareholders of record as of the close of business on March 8, 2017 may vote at the 2017 Annual Meeting

Sincerely,

Andreas Fibig

Chairman and Chief Executive Officer

March 20, 2017

Live Audio Webcast

A live audio webcast of our 2017 Annual Meeting will be available on our website, www.iff.com, starting at 10:00 a.m. Eastern Daylight Time and a replay will also be available on our website.

Proxy Voting

It is important that your shares be represented at the 2017 Annual Meeting, regardless of the number of shares you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Doing so will not prevent you from voting your shares in person if you are present.

Advance Voting Methods

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2017:

Our Notice, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

We are making the Proxy Statement and the form of proxy first available on or about March 20, 2017.

PROXY STATEMENT SUMMARY

Proxy Statement Summary

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and 2016 Annual Report before you vote.

2016 Highlights

We Continued to Make Strategic and Financial Progress

In 2016, we continued to make strategic and financial progress. As shown below, while reported results were mixed, we achieved currency neutral growth in all of our key metrics.

2016 Financial Metric (GAAP)	(Dollars in Millions Except Earnings Per Share Amounts)	Change vs. Prior Year
Net Sales	$3,116	3%
Operating Profit	$567	(4)%
Diluted Net Earnings Per Share	$5.05	(2)%

We Returned an Increasing Payout to Our Shareholders

During 2016, we accelerated the total payout ratio as a percentage of adjusted net income.

➢    Dividends – Increased dividend by 15% to provide a more competitive yield while balancing growth objectives.

➢    Share Repurchases – Executed against existing repurchase program to supplement dividend payout.

➢    Total Payout Ratio – The combination of dividend and share repurchases totaled 71% in 2016, above our targeted range of 50% to 60% of adjusted net income.*

* See reconciliation of GAAP to Non-GAAP financial measures in Exhibit A to this proxy statement.

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PROXY STATEMENT SUMMARY

Vision 2020 Strategy

In 2015, we announced our Vision 2020 strategy, which focuses on building differentiation and accelerating profitable growth. During 2016, we continued to execute on the four pillars of this strategy with the following achievements:

Pillar	2016 Achievements
Innovating Firsts	• Achieved growth in encapsulation-related and modulation portfolio sales • Launched and commercialized four flavor modulators • Commercialized four captive fragrance ingredients
Win Where We Compete	• Achieved growth in North America Consumer Fragrance • Strengthened our position in Flavors North America with the acquisition of David Michael
Become Our Customers’ Partner of Choice

•      Expanded business access through core list status with two multinational customers

•      Deployed an industry-first, wind turbine at our Tilburg, Netherlands facility

•      Achieved CDP “A” List rating for second consecutive year

Strengthen and Expand our Portfolio

•      Announced the purchase of Fragrance Resources – closed in January 2017 – to further improve our market position in specialty fine fragrances

•      Acquired David Michael to reinforce our differentiated service model for US middle-market customers

Corporate Governance Highlights

Our Corporate Governance Policies Reflect Best Practices
➢ 10 of our 11 Directors are Independent ➢ Annual Election of Directors	➢ Annual Board and Committee Assessments ➢ Proxy Access By-Law Provisions
➢ Majority Voting and Director Resignation Policy in Uncontested Elections	➢ No Limitation on Shareholder Litigation Rights
➢ Diverse Board Brings Balance of Skills, Professional Experience and Perspectives	➢ Prohibit Short Sales or Hedging of Our Stock By Our Employees, Officers and Directors
➢ 100% Attendance at Board Meetings by Incumbent Directors	➢ Executive Officers and Directors are Subject to Rigorous Stock Retention Guidelines
➢ 93% Overall Attendance at Committee Meetings by Incumbent Directors	➢ Independent Lead Director Facilitates and Strengthens the Board’s Independent Oversight
➢ No Exclusive Forum or Fee-Shifting Provisions	➢ Comprehensive Executive Clawback Policy ➢ Long-Standing Commitment to Sustainability
➢ No Shareholder Rights Plan (“Poison Pill”)	➢ Formal Succession Planning

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PROXY STATEMENT SUMMARY

Proposal 1 Election of 11 Director Nominees

The Board recommends a vote FOR the election of all Director Nominees

Our Nominating and Governance Committee and our Board have determined that each of the nominees possesses the skills and qualifications to collectively comprise a highly effective Board

See “Proposal 1–Election of Directors” beginning on page 1 of this Proxy Statement

Director Nominees

				Committee Membership
Name and Primary Occupation	Joined	Age	Indep.	Audit	Comp.	Nom.& Gov.
Marcello V. Bottoli Partner, Es Vedra Capital Advisors LLP	2007	55	•
Dr. Linda Buck Full Member, Fred Hutchinson Cancer Research Center	2007	70	•			•
Michael L. Ducker President and CEO, FedEx Freight	2014	63	•		•
David R. Epstein Executive Partner, Flagship Pioneering and Chairman of Rubius Therapeutics	2016	55	•
Roger W. Ferguson, Jr. President and CEO, TIAA	2010	65	•
John F. Ferraro Former Global COO, Ernst & Young	2015	61	•
Andreas Fibig Chairman and CEO, IFF	2011	55
Christina Gold Former CEO, The Western Union Company	2013	69	•		•
Henry W. Howell, Jr. Retired J.P. Morgan Executive	2004	75	•			•
Katherine M. Hudson Former CEO, Brady Corporation	2008	70	•		•
Dale F. Morrison (Lead Director) Founding Partner of TriPointe Capital Partners	2011	68	•		•	•

  Committee Chair     Financial Expert

Skills and Qualifications

Our Board continuously evaluates desired attributes in light of the Company’s strategy and needs. Skills, qualifications and experience currently maintained on the Board include:

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PROXY STATEMENT SUMMARY

Proposal 2 Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year

The Board recommends a vote FOR this proposal

Our Board recommends that shareholders vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year

See “Proposal 2 — Ratification of Independent Registered Public Accounting Firm” beginning on page 34 of this Proxy Statement

Proposal 3 Approve, on an advisory basis, the compensation of our named executive officers in 2016	The Board recommends a vote FOR this proposal Our Board recommends a vote “FOR” the advisory vote to approve executive compensation for the 2016 performance year
See “Proposal 3 — Advisory Vote on Executive Compensation” on page 64 of this Proxy Statement and “Compensation Discussion and Analysis” beginning on page 38 of this Proxy Statement

Proposal 4 Vote, on an advisory basis, on the frequency of votes on executive compensation

The Board recommends a vote for the option of every one year for this proposal

Our Board recommends a vote for the option of every one year for the advisory vote on the frequency of votes on executive compensation

See “Proposal 4 — Advisory Vote on the Frequency of Votes on Executive Compensation” on page 65 of this Proxy Statement

Proposal 5 Approve a French Sub-Plan under the 2015 Stock Award and Incentive Plan	The Board recommends a vote FOR this proposal Our Board recommends a vote “FOR” the approval of a French Sub-Plan under the 2015 Stock Award and Incentive Plan
See “Proposal 5 — Approval of a French Sub-Plan under the 2015 Stock Award and Incentive Plan” on page 90 of this Proxy Statement

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PROXY STATEMENT SUMMARY

Compensation Governance

Our pay-for-performance compensation program is reflected in the strong compensation governance that we have adopted.

What We Do	A significant portion of the compensation for our NEOs in the form of at-risk variable compensation
Variable compensation based on multiple performance metrics to encourage balanced incentives
Appropriate mix of fixed and variable compensation to reward company, business unit and individual performance
Majority of variable compensation awarded as equity-based awards
Executive clawback policies to recoup cash and equity compensation upon certain triggering events
Executives required to meet share retention guidelines
Independent compensation consultant
Annual risk assessment of compensation programs
What We Don’t Do	No tax gross-ups for NEOs for severance payments
No single-trigger vesting of cash or equity-based awards upon change in control
No short-sales, hedging or pledging of our stock by our employees, officers or directors
No fixed-duration employment agreements with executive officers
No stock option/SAR repricing or exchange of underwater options or SARs for cash without shareholder approval

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PROXY STATEMENT SUMMARY

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Our Current Board

Our Board of Directors (“Board”) currently has eleven members. Upon the recommendation of the Nominating and Governance Committee, our Board has nominated the following current directors for election at the 2017 Annual Meeting, each for a one-year term that expires at the 2018 Annual Meeting:

Andreas Fibig (Chairman)		Dale F. Morrison (Lead Director)
Marcello V. Bottoli	David R. Epstein	Christina Gold
Dr. Linda Buck	Roger W. Ferguson, Jr.	Henry W. Howell, Jr.
Michael L. Ducker	John F. Ferraro	Katherine M. Hudson

Pursuant to our Corporate Governance Guidelines, a person that has previously served for twelve consecutive full annual terms on the Board cannot continue to serve as a director following the subsequent annual meeting of shareholders, unless such person is one of our employees or the Board has made a determination that the nomination of such person would be in the best interests of our Company and our shareholders. Mr. Howell’s twelfth consecutive annual term of service as a director will expire at the 2017 Annual Meeting. Pursuant to the recommendation of the Nominating and Governance Committee, the Board has determined that it is in the best interests of the Company and our shareholders to re-nominate Mr. Howell for an additional term in light of his extensive business development, finance and international management experience which serves us well in conjunction with his service on our Nominating and Governance and Audit Committees.

Director and Nominee Experience and Qualifications

Board Membership Criteria and Selection

Our Certificate of Incorporation provides that we have at least six but not more than fifteen directors. To ensure independence and to provide the breadth of needed expertise and diversity of our Board, the Board periodically reviews its size and makes appropriate adjustments pursuant to our By-Laws. Our Nominating and Governance Committee, together with other Board members, from time to time, as appropriate, identifies the need for new Board members.

Board candidates are considered based on various criteria which may change over time and as the composition of the Board changes. At a minimum, our Nominating and Governance Committee considers the following factors as part of its review of all director candidates and in recommending potential director candidates:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	business or other relevant experience; and

•	the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to our needs and to the requirements and standards of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).

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Proposal 1 — Election of Directors

 PROPOSAL 1 — ELECTION OF DIRECTORS

Proposed director candidates who satisfy the criteria and who otherwise qualify for membership on the Board are identified by the Nominating and Governance Committee. In identifying candidates, the Nominating and Governance Committee seeks input and participation from other Board members and other appropriate sources so that all points of view are considered and the best possible candidates identified. The Nominating and Governance Committee also has engaged a search firm to assist it in identifying potential candidates. Members of the Nominating and Governance Committee and other Board members, as appropriate, interview selected director candidates, evaluate the director candidates and determine which candidates are to be recommended by the Nominating and Governance Committee to the Board. Our Nominating and Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Nominating and Governance Committee.

We believe that each of our nominees has the experience, skills and qualities to fully perform his or her duties as a director and to contribute to our success. Each of our nominees is being nominated because he or she adheres to the highest standards of personal integrity and possesses excellent interpersonal and communication skills, is highly accomplished in his or her field, has an understanding of the interests and issues that are important to our shareholders and is able to dedicate sufficient time to fulfilling his or her obligations as a director. Our nominees as a group complement each other and each other’s respective experiences, skills and qualities.

Diversity and Tenure

Diversity is one of the factors that the Nominating and Governance Committee considers in identifying and selecting director nominees. As part of this process, the Nominating and Governance Committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board’s overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to our business.

We Strive for a Balanced and Diverse Board

Women and Minorities	Tenure		Executive Leadership Experience

	< 4 Yrs	> 8 Yrs

4 to 8 Yrs
4 of our 11 Current Directors are Women or a Minority	64% of our Current Directors’ tenure is 8 years or less on our Board		91% of our Current Directors have Senior Executive Leadership Experience

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholder Nominations and Proxy Access

Under our By-Laws, if a shareholder wishes to submit a director candidate for consideration by the Nominating and Governance Committee, or wishes a director nomination to be included in the Company’s proxy statement for an annual meeting pursuant to our proxy access by-law, the shareholder must deliver or mail notice of the request to the Company’s Corporate Secretary, in writing, so that it is received not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of shareholders. However, if the annual meeting is not within 30 days of the anniversary date of the prior year’s annual meeting, such notice must be received by the Corporate Secretary no later than 10 days following the mailing of notice of the annual meeting or public disclosure of the annual meeting date, whichever occurs first. The notice must be accompanied by the information concerning the director candidate and nominating shareholder described in Article I, Section 3 and Section 4 of our By-Laws. The Nominating and Governance Committee may also request any additional background or other information from any director candidate or recommending shareholder as it may deem appropriate. Our proxy access by-law permits an eligible shareholder (or group of up to 20 eligible shareholders) who owns shares representing at least 3% of our outstanding shares, and has held the shares for at least 3 years, to nominate and include in our proxy materials for an annual meeting director candidates constituting up to 20% of our Board.

Continued Service

The Nominating and Governance Committee also annually reviews each current Board member’s suitability for continued service as a member of our Board and recommends to the Board whether such member should be re-nominated. In addition, each director is required to promptly tender his or her resignation to the Chair of the Nominating and Governance Committee if, during his or her tenure as a director, such director:

•	has a material change in employment,

•	has a significant change in personal circumstances which may adversely affect his or her reputation, or the reputation of the Company, or

•	intends to join the board of another for-profit company,

so that the Nominating and Governance Committee can review the change and make a recommendation to the full Board regarding the director’s continued service. Such resignation becomes effective only upon acceptance by the Board.

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Director

Marcello V. Bottoli

Director Since: 2007 Committees: • Audit Age: 55

Business Experience

An Italian national with extensive international experience, Mr. Bottoli is a Partner at Es Vedra Capital Advisors LLP, an advisory and investment firm dedicated to Venture Capital and Growth Equity. Previously, Mr. Bottoli was an Operating Partner at Boston-based Advent International, a global private equity firm, between 2010 and 2015. Mr. Bottoli also served as Interim Chief Executive Officer of Pandora A/S, a designer, manufacturer and marketer of hand-finished and modern jewelry, from August 2011 until March 2012. Mr. Bottoli served as President and Chief Executive Officer of Samsonite Inc., a luggage manufacturer and distributor, from March 2004 through January 2009, and President and Chief Executive Officer of Louis Vuitton Malletier, a manufacturer and retailer of luxury handbags and accessories, from 2001 through 2002. Previously, Mr. Bottoli held a number of roles with Benckiser N.V., and then Reckitt Benckiser plc, a home, health and personal care products company, following the merger of Benckiser with Reckitt & Colman Ltd.

Public Board Memberships

•   True Religion Apparel, Inc., a California-based fashion jeans, sportswear and accessory manufacturer and retailer, from 2009 to 2013

Additional Accomplishments and Memberships

•   Chairman of the Board of Pharmafortune S.A., a pharmaceuticals and biotechnology manufacturer

•   Advisory Board of Aldo Group, a Canadian footwear retailer

•   Board of Desigual, an international fashion retailer based in Spain

•   Board of Pelostop S.A., a beauty services retailer based in Spain

•   Board of Il Bisonte S.p.A., a leather goods retailer based in Italy

•  Board of FaceGym Ltd., a beauty services retailer based in London

•   Board of Pandora A/S from 2010 to 2014

•   Board of Ratti Spa, an Italian manufacturer of high-end fabrics and textiles for the fashion industry from 2003 to 2010

•   Board of Blushington LLC, a California-based makeup and beauty services retailer from 2011 to 2014

Qualifications

Mr. Bottoli brings to our Board his experience as a chief executive and as an investor, with an emphasis on consumer products, strategic insights and marketing. In addition, his experience with strategic transactions and M&A has enabled Mr. Bottoli to provide many insights and contributions to our Board.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Dr. Linda Buck

Director Since: 2007 Committees: • Nominating and Governance Age: 70

Business Experience

Dr. Linda Buck has been a Full Member of the Fred Hutchinson Cancer Research Center since 2002. In addition, Dr. Buck has been an Affiliate Professor of Physiology and Biophysics at the University of Washington since 2003. She was previously Full Professor of Neurobiology at Harvard Medical School. Dr. Buck’s research has provided key insights into the mechanisms that underlie the sense of smell and she has been the recipient of numerous awards, including The Nobel Prize in Physiology or Medicine in 2004.

Public Board Memberships

•   DeCode Genetics Inc., a biotechnology company, from 2005 to 2009

Additional Accomplishments and Memberships

•   Scientific Advisory Board of The Picower Institute for Learning and Memory at Massachusetts Institute of Technology

•   Member of the International Advisory Panel of the Knut and Alice Wallenberg Foundation, the largest private foundation promoting scientific research in Sweden

•   President’s Council of the New York Academy of Sciences

•   Elected Member of the National Academy of Sciences, the National Academy of Medicine, the American Academy of Arts & Sciences, the European Academy of Sciences, and the Royal Society, the United Kingdom’s national academy of science

•   Previous Member of the Medical Advisory Board of The Gairdner Foundation, a Canadian non-profit organization devoted to the recognition of outstanding achievement in biomedical research worldwide

Qualifications

Dr. Buck’s scientific knowledge is important to our research and development efforts in both flavors and fragrances, as is her technical and advisory board experience in evaluating a host of issues that are relevant to our innovation and research and development activities.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Michael L. Ducker

Director Since: 2014 Committees: • Compensation Age: 63

Business Experience

Mr. Ducker has been President and Chief Executive Officer of FedEx Freight since January 2015. In that role, he provides strategic direction for FedEx’s less-than-truckload (LTL) companies throughout North America and for FedEx Custom Critical, a leading carrier of time sensitive, critical shipments. Mr. Ducker was formerly the Chief Operating Officer and President of International for FedEx Express, where he led all customer-facing aspects of the company’s U.S. operations and its international business, spanning more than 220 countries and territories across the globe. Mr. Ducker also oversaw FedEx Trade Networks and FedEx Supply Chain. During his FedEx career, which began in 1975, Mr. Ducker has also served as president of FedEx Express Asia Pacific in Hong Kong and led the Southeast Asia and Middle East regions from Singapore, as well as Southern Europe from Milan, Italy.

Additional Accomplishments and Memberships

•   Chairman of the Executive Committee of the U.S. Chamber of Commerce

•   Board of Amway Corporation

•   National Advisory Board of the Salvation Army

•   Executive Committee of the American Trucking Association

•   Board of the American Transportation Research Institute

Qualifications

Mr. Ducker’s significant senior executive and international experience coupled with his extensive expertise in complex operations and logistics complements the strength of our Board. Mr. Ducker’s current position as Chief Executive Officer of FedEx Freight provides him with knowledge of a number of important areas, including leadership, risk assessment and operational issues.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

David R. Epstein

Director Since: 2016 Committees: • Audit Age: 55

Business Experience

Mr. Epstein is an Executive Partner at Flagship Pioneering, a venture capital firm focused on life sciences companies. Previously, Mr. Epstein served as Division Head and CEO of Novartis Pharmaceuticals, a division of Novartis AG, a Swiss multinational pharmaceutical company, from January 2010 until July 2016. In addition, Mr. Epstein was a member of Novartis’s Executive Committee. From September 2000 to February 2010, Mr. Epstein served as President and Chief Executive Officer of Novartis Oncology division. He joined Sandoz, the predecessor of Novartis, in 1989 and held various leadership positions of increasing responsibility, including Chief Operating Officer of Novartis Pharmaceuticals Corporation in the United States and Global Head of Novartis Specialty Medicines until August 2000. Before joining Sandoz, Mr. Epstein was an associate in the strategy practice of Booz Allen Hamilton, a consulting firm.

Additional Accomplishments and Memberships

•  Non-Executive Chairman of the Board of Rubius Therapeutics, a Flagship company focused on the development of red blood cell therapeutics

•  Board of Evelo Biosciences, a leading immuno-microbiome company

•  Board of Novartis Oncology and Molecular Diagnostics from 1999 to 2010

•   Novartis Representative on the CEO Roundtable on Cancer, a non-profit organization working to make continual progress toward the elimination of cancer from 2001 to 2008

•   Named by FierceBiotech to be among “The 25 most influential in Biopharma”

Qualifications

Mr. Epstein’s extensive global business experience, deep understanding of life sciences and understanding of research and development initiatives provides valuable insights to our Board. We benefit from Mr. Epstein’s senior leadership experience and achievement in both business and the life sciences.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Roger W. Ferguson, Jr.

Director Since: 2010 Committees: • Compensation (Chair) Age: 65

Business Experience

Mr. Ferguson has been the President and Chief Executive Officer of TIAA (formerly TIAA-CREF), a major financial services company, since 2008. Prior to joining TIAA, Mr. Ferguson served as Chairman of Swiss Re America Holding Corporation, a global insurance company, from 2006 to 2008. Mr. Ferguson served as Vice Chairman of the Board of Governors of the U.S. Federal Reserve System from 1999 to 2006. He represented the Federal Reserve on several international policy groups, including Payment System Oversight, Reserve Bank Operations and Supervision and Regulation. In addition, Mr. Ferguson led the Fed’s initial response on 9/11. From 1984 to 1997, Mr. Ferguson was an associate and partner at McKinsey & Company. Mr. Ferguson holds a B.A. and a Ph.D. in Economics and a J.D., all from Harvard University.

Public Board Memberships

•  General Mills, Inc., a manufacturer and marketer of branded consumer foods

•  Alphabet Inc., the parent holding company of Google Inc.

Additional Accomplishments and Memberships

•  Boards of a number of charitable and non-governmental organizations, including the Institute for Advanced Study and Memorial Sloan Kettering Cancer Center

•  Chairman of The Conference Board

•  EconomicClub of New York

•  Councilon Foreign Relations

•  Groupof Thirty

•  Fellowof the American Academy of Arts and Sciences, and Co-Chair of the Academy’s Commission on the Future of Undergraduate Education

•  AmericanPhilosophical Society

•  PreviousChairman and Executive Committee Member of the Business-Higher Education Forum

Qualifications

Mr. Ferguson brings to our Board his sound business judgment, extensive knowledge of the financial services industry and regulatory experience. We benefit from Mr. Ferguson’s service as Chief Executive Officer of TIAA and his experience as a member of other public company boards, which provides him an enhanced perspective on issues applicable to public companies.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

John F. Ferraro

Director Since: 2015 Committees: • Audit (Chair) Age: 61

Business Experience

Mr. Ferraro was the global chief operating officer of Ernst & Young, a leading professional services firm, from 2007 to January 2015. In that role, he was responsible for the overall operations and services of Ernst & Young worldwide. Prior to the COO role, Mr. Ferraro served in several leadership positions, including as Global Vice Chair of Audit and as the senior advisory partner on some of the firm’s largest accounts. Mr. Ferraro began his career with Ernst & Young Milwaukee in 1976 and has served a variety of global companies. He has worked in Europe (London and Rome), throughout the Midwest (Chicago, Cleveland and Kansas City) and New York.

Public Board Memberships

•  Advance Auto Parts, Inc., an automotive aftermarket parts provider

•  ManpowerGroup Inc., a global workforce solution and service provider

Additional Accomplishments and Memberships

•  Founded the Audit Committee Leadership Network in 2003

•  Board of Trustees of Boston College High School

•  CPA and a member of the American Institute of Certified Public Accountants

•  Chair of the Board of Trustees of Marquette University

Qualifications

Mr. Ferraro brings to our Board his extensive executive, auditing and accounting experience working with large and global corporations. We benefit from his extensive understanding of global business operations and markets.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Andreas Fibig

Director Since: 2011 Chairman of the Board Age: 55

Business Experience

Mr. Fibig joined our Board in 2011 and has been our Chairman since December 2014 and Chief Executive Officer since September 2014. Previously, he served as President and Chairman of the Board of Management of Bayer HealthCare Pharmaceuticals, the pharmaceutical division of Bayer AG, from September 2008 to September 2014. Prior to that position, Mr. Fibig held a number of positions of increasing responsibility at Pfizer Inc., a research-based pharmaceutical company, including as Senior Vice President of the US Pharmaceutical Operations group from 2007 through 2008 and as President, Latin America, Africa and Middle East from 2006 through 2007.

Public Board Memberships

•  Bunge Limited, a leading agribusiness and food company with integrated operations

Additional Accomplishments and Memberships

•  Chairman of the Board of Trustees of the Max Planck Institute for Infection Biology

•  Executive Committee of the World Business Council for Sustainable Development, a CEO-led organization focused on creating a sustainable future for business, society and the environment

Qualifications

Mr. Fibig’s prior work experience with pharmaceutical companies has provided him with extensive experience in international business, product development and strategic planning, which are directly translatable to his work as our Chairman and CEO.

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Christina Gold

Director Since: 2013 Committees: • Compensation • Nominating and Governance (Chair) Age: 69

Business Experience

From September 2006 until September 2010, Ms. Gold was Chief Executive Officer, President and a director of The Western Union Company, a leader in global money movement and payment services. She was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company and provider of electronic commerce and payment solutions, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., a former telecommunications and e-commerce services provider, from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Prior to founding Beaconsfield Group, Ms. Gold spent 28 years (from 1970 to 1998) with Avon Products, Inc., a leading global beauty company, in a variety of positions, including as Executive Vice President, Global Direct Selling Development, Senior Vice President and later President of Avon North America, and Senior Vice President & CEO of Avon Canada.

Public Board Memberships

•  ITT Corporation, a manufacturer of highly engineered components and technology solutions for industrial markets

•  Korn/Ferry International, a leadership and talent management organization

•  Exelis, Inc., a diversified, global aerospace, defense and information solutions company, from October 2011 to May 2013

Additional Accomplishments and Memberships

•  Board of New York Life Insurance, a private mutual life insurance company

•  Board of Safe Water Network, a non-profit organization working to develop locally owned, sustainable solutions to provide safe drinking water

•  Board of Governors of Carleton University in Ottawa, Canada

Qualifications

Ms. Gold brings a number of valuable characteristics to our Board, including her extensive international and domestic business experience, her familiarity with the Company’s customer base, her financial expertise and her prior experience as a chief executive officer.

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Henry W. Howell, Jr.

Director Since: 2004 Committees: • Audit • Nominating and Governance Age: 75

Business Experience

Until 2000, Mr. Howell served in various positions during his 34 years with J.P. Morgan, a global financial services firm. While at J.P. Morgan, Mr. Howell held several overseas positions including head of banking operations in Germany and Chief Executive Officer of J.P. Morgan’s Australian merchant banking affiliate, which was publicly listed. Both of these assignments enhanced his ability to analyze complex international business and financial matters.

Additional Accomplishments and Memberships

•  Chairman of the board of trustees of the Norton Museum of Art

•  Life trustee of the Chicago History Museum

Qualifications

Mr. Howell’s extensive business development, finance and international management experience while at J.P. Morgan enables him to provide both a public and a private sector perspective on corporate finance, corporate governance and mergers and acquisitions. This experience also serves us well in conjunction with his service on our Nominating and Governance and Audit Committees.

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Katherine M. Hudson

Director Since: 2008 Committees: • Compensation Age: 70

Business Experience

As Chairperson, President and Chief Executive Officer of Brady Corporation, a global manufacturer of identification solutions and specialty industrial products, from 1994 until 2004, Ms. Hudson oversaw a doubling of annual revenues. Her prior experience during 24 years with Eastman Kodak, an imaging technology products provider, covered various areas of responsibility, including systems analysis, supply chain, finance and information technology. Her general management experience spans both commercial and consumer product lines.

Public Board Memberships

•  Charming Shoppes, Inc., a woman’s specialty retailer from 2000 to 2012

•  CNH Global NV, a manufacturer of agricultural and construction equipment, from 1999 to 2006.

•  Apple Computer Corporation, a designer and manufacturer of consumer electronics and software products, from 1994 to 1997

Qualifications

Ms. Hudson’s executive experience in supply chain, finance and information technology at Eastman Kodak and Brady Corporation and her governance leadership on other boards have translated to sound guidance to our Board on supply chain and information technology.

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 PROPOSAL 1 — ELECTION OF DIRECTORS

Dale F. Morrison

Director Since: 2011 Committees: • Audit • Compensation • Nominating and Governance Lead Director Age: 68

Business Experience

Mr. Morrison has been a founding partner of TriPointe Capital Partners, a private equity firm, since 2011. Prior to TriPointe, he served from 2004 until 2011 as the President and Chief Executive Officer of McCain Foods Limited, an international leader in the frozen food industry. A food industry veteran, his experience includes service as Chief Executive Officer and President of Campbell Soup Company, various roles at General Foods and PepsiCo and as an operating partner of Fenway Partners, a private equity firm.

Public Board Memberships

•  InterContinental Hotels Group, an international hotel company

•  Trane Inc. from 2005 to 2008

Additional Accomplishments and Memberships

•  Non-Executive Chairman of the Center of Innovation at the University of North Dakota

•  Non-Executive Chairman of Young’s, a frozen foods company

•  Board of Harvest, a food distribution company

Qualifications

Mr. Morrison is a seasoned executive with strong consumer marketing, sales and international credentials and his knowledge of our customer base is very valuable to our Board. His experience in private equity and mergers and acquisitions is also an important asset for our Board.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, including our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our Chief Accounting Officer (“CAO”). We also have adopted a Code of Conduct for Directors and a Code of Conduct for Executive Officers (together with the Code of Ethics, the “Codes”). The Codes are available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.

Only the Board or the Audit Committee may grant a waiver from any provision of our Codes in favor of a director or executive officer, and any such waiver and any amendments to the Codes will be publicly disclosed on our website, www.iff.com.

Shareholder Engagement

We regularly engage with our shareholders to better understand their perspectives on our Company, including our strategies, performance, matters of corporate governance and executive compensation. This dialogue has helped inform the Board’s decision-making and ensure our interests remain well-aligned with those of our shareholders. During 2016, we interacted with our largest active shareholders, representing approximately two-thirds of our outstanding shares. We believe that all of these engagements provide valuable feedback and this feedback is shared regularly with our Board and its relevant committees. As a result of the feedback we received from our shareholders in the past few years, we have, among other things, raised our annual dividend, executed our share purchase program, pursued value-creating acquisitions, completed a perception study on capital allocation preferences, and increased our investor relations exposure with enhanced marketing in key European countries.

Sustainability Initiatives

Our sustainability strategy involves both social and environmental improvements—from the raw materials we source responsibly to our eco-efficient manufacturing facilities and carefully designed products that consider critical sustainability attributes. Increasingly, customers and consumers are demanding responsible products from conscientious companies throughout the supply chain. We think this is a good thing and we are doing our part by focusing on important sustainability issues such as global climate change and health and wellness. This year we also announced a new sustainability vision: to lead positive transformational changes toward a regenerative, healthy and abundant world. Embedded in this new vision are three main strategies that form the basis for our future sustainability work—positive principles, regenerative products and sensational people.

Corporate Governance

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In 2016, we were recognized by the CDP as a leader in carbon management by achieving the Climate “A” list, which puts us in the top 9% of companies participating in CDP’s climate change program worldwide. In addition, we achieved three pioneering firsts:

•	the industry’s first on-site wind turbine, at our Tilburg, Netherlands manufacturing facility;

•	the launch of PuraVita™, the world’s first-ever Cradle to Cradle Certified™ fragrance; and

•	Vetiver Together, a unique partnership to enhance the livelihoods of farmers in Haiti, while securing our supply chain.

Through implementation of our sustainability vision and strategy, we will continue our efforts to further embed sustainability throughout our company.

Corporate Governance Guidelines

Our Board is responsible for overseeing the management of our Company. The Board has adopted Corporate Governance Guidelines which set forth our governance principles relating to, among other things:

•	director independence;

•	director qualifications and responsibilities;

•	board structure and meetings;

•	management succession; and

•	the CEO evaluation and succession process.

Pursuant to our Corporate Governance Guidelines, a person that has served for twelve consecutive, full annual terms on our Board cannot continue to serve as a director following the twelfth year of service, unless:

•	such person is one of our employees; or

•	our Board has made a determination that the nomination of such person would be in the best interests of our Company and our shareholders.

A director’s first full annual term begins on the date he or she is first elected at an annual meeting of shareholders and continues until the next annual meeting of shareholders. Unless a director is an employee of our Company, prior to the conclusion of the twelfth full annual term, the director shall submit his or her resignation as a director effective immediately prior to that year’s annual meeting of shareholders.

The Nominating and Governance Committee reviews our Corporate Governance Guidelines annually, and recommends changes to the Board as appropriate. A copy of our Corporate Governance Guidelines is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.

Independence of Directors

Pursuant to our Corporate Governance Guidelines, the Board undertakes an annual review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and the Company or members of our senior management.

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The Board has affirmatively determined that each of our current directors (other than Mr. Fibig, our CEO) meets our independence requirements and those of the NYSE’s corporate governance listing standards:

Independent Directors
Marcello V. Bottoli	Roger W. Ferguson, Jr

Dr. Linda Buck	Christina Gold

Michael L. Ducker	Henry W. Howell, Jr.

David R. Epstein	Katherine M. Hudson

John F. Ferraro	Dale F. Morrison

In the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are or have been affiliated. During 2016, in connection with its evaluation of director independence, our Board reviewed transactions between the Company and any company that has any of our directors or family members of our directors serving as executive officers. Specifically, Mr. Ducker serves as President and Chief Executive Officer of FedEx Freight, a shipping company that provides services to the Company. We reviewed this commercial relationship and found that all transactions between the Company and FedEx were made in the ordinary course of business and were negotiated at arm’s length. As a result, our Board determined that this commercial relationship did not impair Mr. Ducker’s independence.

Board Leadership Structure

As stated in our Corporate Governance Guidelines, the Board does not have a policy that requires a separation of the Chairman of the Board (“Chairman”) and CEO positions. The Board believes that it is important to have the flexibility to make this determination from time to time based on the particular facts and circumstances then affecting our business.

Currently, we combine the positions of Chairman and CEO. We believe that the CEO, as the Company’s chief executive, is in the best position to fulfill the Chairman’s responsibilities, including those related to identifying emerging issues facing our Company, and communicating essential information to the Board about our performance and strategies. We also believe that the combined role of Chairman and CEO provides us with a distinct leader and allows us to present a single, uniform voice to our customers, business partners, shareholders and employees. If at any point in time the Board feels that its current leadership structure may be better served by separating the roles of Chairman and CEO, it may then determine to separate these positions.

In order to mitigate potential disadvantages of a combined Chairman and CEO, the Board has created the position of Lead Director to facilitate and strengthen the Board’s independent oversight of our performance, strategy and succession planning and to promote effective governance standards. The independent directors of the Board elect a Lead Director from among the independent directors. Our current Lead Director is Mr. Morrison.

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Duties of our Lead Director

➢    Presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors, and provides prompt feedback regarding those meetings to the Chairman and CEO;

➢ Approves and provides suggestions for Board meeting agendas, with the involvement of the Chairman and CEO and input from other directors;

➢ Serves as liaison between the Chairman and CEO and the independent directors;

➢ Monitors significant issues occurring between Board meetings and assures Board involvement when appropriate; and

➢ Ensures, in consultation with the Chairman and CEO, the adequate and timely exchange of information between the management team and the Board.

Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which operates under a written charter adopted by the Board. Each Committee reviews its charter at least annually and recommends charter changes to the Board as appropriate. In December 2016, each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee reviewed its charter, and amended it where appropriate. Each Committee charter provides that the Committee will annually review its performance. A current copy of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee charters is available through the Investor—Leadership & Governance—Governance link on our website, www.iff.com.

The table below provides the current and expected membership and chairperson for each of our Committees and identifies our current Lead Director.

Name	Audit	Compensation	Nominating and Governance	Lead Director
Marcello V. Bottoli	●

Dr. Linda Buck			●

Michael L. Ducker		●

David R. Epstein	●

Roger W. Ferguson, Jr.

John F. Ferraro

Christina Gold		●

Henry W. Howell, Jr.	●		●

Katherine M. Hudson		●

Dale F. Morrison	●	●	●	●

= Committee Chair

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Board and Committee Meetings

Our Board held six meetings during 2016. The Audit Committee held eight meetings, the Compensation Committee held five meetings and the Nominating and Governance Committee held five meetings during 2016. During 2016, overall attendance was 100% of Board meetings and 93% of total Committee meetings. All incumbent directors attended at least 75% of the total Board and Committee meetings on which he or she served during 2016. All of our directors who were serving on the day of last year’s annual meeting of shareholders attended that meeting. Under our Corporate Governance Guidelines, unless there are mitigating circumstances, such as medical, family or business emergencies, Board members should endeavor to participate in all Board meetings and all Committee meetings of which the director is a member and to attend our annual meeting of shareholders. Our non-employee directors, all of whom are currently independent, meet in executive session, without the presence of any corporate officer or member of management, in conjunction with regular meetings of the Board and Committees. During 2016, our non-employee directors met in executive session as part of every regularly scheduled Board and Committee meeting.

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Audit Committee

Current Members:	Responsibilities

Marcello V. Bottoli David R. Epstein John F. Ferraro (Chair) Henry W. Howell, Jr. Dale F. Morrison Meetings in 2016: 8

The Audit Committee’s responsibilities include overseeing and reviewing:

•     the financial reporting process and the integrity of our financial statements, capital structure and related financial information;

•     our internal control environment, systems and performance;

•     the audit process followed by our independent accountant and our internal auditors;

•     the appointment, compensation, retention and oversight of our independent accountant and our internal auditors;

•     our independent accountant’s and internal auditors’ qualifications, performance and independence, and whether our independent accountant and internal auditors should be rotated, considering the advisability and potential impact of selecting a different independent accountant or internal auditor; and

•     the procedures for monitoring compliance with laws and regulations and with our Code of Business Conduct and Ethics.

Additional responsibilities.  Additional responsibilities include assisting the Board in overseeing and reviewing enterprise-wide risks and the policies and practices established to manage such risks, in particular as they relate to financial risk.

Under procedures adopted by the Audit Committee, the Audit Committee reviews and pre-approves all audit and non-audit services performed by our independent accountant. The Audit Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Audit Committee members or subcommittees.

Independence and Financial Expertise

The Board reviewed the background, experience and independence of the current Audit Committee members and based on this review, the Board determined that each member of the Audit Committee:

•     meets the independence requirements of the NYSE’s corporate governance listing standards;

•     meets the enhanced independence standards for audit committee members required by the SEC;

•     is financially literate, knowledgeable and qualified to review financial statements; and

•     qualifies as an “audit committee financial expert” under the SEC rules.

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Compensation Committee

Current Members:	Responsibilities

Michael Ducker Roger W. Ferguson, Jr. (Chair) Christina Gold Katherine M. Hudson Dale F. Morrison Meetings in 2016: 5

The Compensation Committee’s responsibilities include:

•     determining, subject to approval by the independent directors of the Board, the CEO’s compensation;

•     reviewing and making determinations regarding compensation of executive officers (other than the CEO) and other members of senior management;

•     reviewing, adopting and recommending to the Board, or shareholders as required, general compensation and benefits policies, plans and programs, and overseeing the administration of such policies, plans and programs;

•     reviewing and discussing with management each year the Compensation Discussion and Analysis included in our annual proxy statement or annual report on Form 10-K;

•     recommending to the Board any changes to the compensation and benefits of non-employee directors; and

•     conducting a risk assessment of our overall compensation policies and practices.

Authority and Delegation.  Under its charter, the Compensation Committee is responsible for assisting the Board in ensuring that long-term and short-term compensation provide performance incentives to management, and that compensation plans are appropriate and competitive and reflect the goals and performance of management and our Company. As discussed in more detail in this proxy statement under the heading “Compensation Discussion and Analysis,” the Compensation Committee considers Company-wide performance against applicable annual and long-term performance goals pre-established by the Compensation Committee, taking into account economic and business conditions, and comparative compensation and benefit performance levels. If the Compensation Committee deems it appropriate, it may delegate certain of its responsibilities to one or more Compensation Committee members or subcommittees.

Independence

The Board reviewed the background, experience and independence of the Compensation Committee members and, based on this review, the Board determined that each member of the Compensation Committee:

•     meets the independence requirements of the NYSE’s corporate governance listing standards;

•     is an “outside director” pursuant to the criteria established by the Internal Revenue Service; and

•     is a “non-employee” director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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Role of Compensation Consultant.  The Compensation Committee has the sole authority to retain compensation consultants or advisors to assist it in evaluating CEO, senior executive and non-employee director compensation. From time to time, management also retains its own outside compensation consultants. In 2016, the Committee directly engaged FW Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook’s work with the Committee included analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. In addition, FW Cook provided the Committee with advice and recommendations regarding compensation provided to Ms. Suarez-Gonzalez in connection with her hiring as well as compensation provided to Mr. Richard O’Leary in connection with his promotion to CFO. In November 2016, FW Cook provided the Committee with advice and a review of director compensation. FW Cook will continue to work with the Committee to provide it with analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. FW Cook was engaged exclusively by the Committee on executive and director compensation matters and does not have any other consulting arrangements with the Company. The Compensation Committee considered the independence of FW Cook and determined that no conflicts of interest exist.

Role of Management.  Our Compensation Committee relies on management for legal, tax, compliance, finance and human resource recommendations, and data and analysis for the design and administration of the compensation, benefits and perquisite programs for our senior executives. The Compensation Committee combines this information with the recommendations and information from its independent compensation consultant.

Our CEO, our Executive Vice President, Chief Human Resources Officer (“CHRO”) and our Executive Vice President, General Counsel and Corporate Secretary (“General Counsel”) generally attend Compensation Committee meetings. CEO performance and compensation are discussed by the Compensation Committee in executive session, with advice and participation from the Compensation Committee’s independent compensation consultant as requested by the Compensation Committee. Our CEO and CHRO, without the presence of any other members of senior management, actively participate in the compensation discussions of our senior executives, including making recommendations to the Compensation Committee as to the amount and form of compensation (other than their own).

Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee was at any time during 2016 or at any other time an officer or employee of our Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Nominating and Governance Committee

Current Members:	Responsibilities

Linda Buck Christina Gold (Chair) Henry W. Howell, Jr. Dale F. Morrison Meetings in 2016: 5

The Nominating and Governance Committee’s responsibilities include:

•     developing and reviewing criteria for the selection of directors, and making recommendations to the Board with respect thereto;

•     identifying qualified individuals to serve on the Board, reviewing the qualifications of director candidates and recommending to the Board the nominees to be proposed by the Board for election as directors at the annual meeting of shareholders;

•     reviewing the suitability of directors for continued service, including in case of a resignation tendered by a director following a change in employment or anticipated board memberships, and making recommendations to the Board with respect to their continued service;

•     reviewing director candidates recommended by shareholders for election;

•     establishing and reviewing policies pertaining to roles, responsibilities, tenure and removal of directors;

•     overseeing CEO succession plans;

•     developing and reviewing the Board and Board committee evaluation process;

•     overseeing the annual CEO evaluation process;

•     reviewing and recommending changes to our Corporate Governance Guidelines and monitoring corporate governance issues; and

•     reviewing and, if appropriate, approving transactions with related parties.

Delegation.  The Nominating and Governance Committee may, when it deems appropriate, delegate certain of its responsibilities to one or more Nominating and Governance Committee members or subcommittees.

Independence

The Board reviewed the background, experience and independence of the Nominating and Governance Committee members, and based on this review, the Board determined that each member of the Nominating and Governance Committee meets the independence requirements of the NYSE’s corporate governance listing standards.

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Board and Committee Assessment Process

Each year, the Nominating & Governance Committee leads an evaluation of the effectiveness of the Board and each of its Committees. Each member of the Board and each member of the Board committees responds to an anonymous survey regarding the effectiveness of the Board, its committees and their leadership, and the dynamics between the Board and management. In 2016, the Board supplemented this process through the use of in-person director interviews. The Lead Director and the Chair of the Nominating & Governance Committee interviewed each director to obtain his or her assessment of director performance, Board dynamics and the effectiveness of the Board and its committees. After consulting with each other, the Lead Director and Chair of the Nominating & Governance Committee summarized and reviewed the results with the Board and each Board committee.

Succession Planning

Our Board recognizes that one of its most important duties is to ensure excellence and continuity in our senior leadership by overseeing the development of executive talent and planning for the effective succession of our Chairman and CEO and other senior members of executive management. As part of this process, our CEO and members of our Executive Committee are required to prepare a detailed development and succession plan for themselves and for their direct reports on an annual basis. The Board engages in detailed discussions with the CEO and CHRO regarding these plans, with a focus on key positions at the senior officer level, as well as the talent pipeline for specific critical roles. The Company’s executives regularly attend Board meetings and maintain an ongoing dialogue with Board members, which is critical to the Company’s succession planning. In addition, the Nominating and Governance Committee also agrees upon and recommends to the Board a succession plan for our CEO, including in emergency situations. Our Board is committed to being prepared for a planned or unplanned change in our leadership in order to ensure our stability.

Risk Management Oversight

Board Role in Overseeing Risk

Our Board is actively involved in the oversight of risks that could affect our Company and is responsible for overseeing and reviewing with management the Company’s enterprise-wide risks and the policies and practices established to manage such risks. It is the responsibility of the CEO and other senior management to manage the Company’s day-to-day business risks and its risk management process. We believe this division of responsibility is the most effective approach for addressing risk management.

Management maintains an enterprise risk management (“ERM”) program which is designed to identify and assess our global risks and to develop steps to mitigate and manage risks. The Board receives regular reports on the ERM process. The full Board and the Audit Committee focus on operational risk, financial risk, regulatory risk, litigation risk, cybersecurity and information security risk, tax risk, credit risk, and liquidity risk, as well as our general risk management strategy, and how these risks are being managed. The Audit Committee is primarily responsible for assisting the Board in its responsibility to oversee and review with management our enterprise-wide risks and the policies and practices established to manage such risks, in particular as they relate to financial risk. The Compensation Committee is primarily responsible for overseeing the management of risks associated with compensation policies and practice, our compensation plans (including equity compensation plans and programs), severance, change in control and other employment-related matters.

Compensation Risks

In the fourth quarter of 2016, the Compensation Committee, working with its independent compensation consultant, conducted a risk assessment of our executive compensation programs. The goal of this assessment was to determine whether the general structure of our executive compensation policies and

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programs, annual and long-term performance goals or the administration of the programs posed any material risks to our Company. In addition, with the input of our CHRO, the Compensation Committee reviewed compensation programs and policies below the executive level in a Company-wide risk assessment. The Compensation Committee shared the results of this review with our full Board.

The Compensation Committee determined, based on the reviews of its independent compensation consultant and management’s input and other factors, that the compensation policies and practices for the Company’s employees in 2016, including the established performance goals and incentive plan structures, did not result in excessive risk taking or the implementation of inappropriate business decisions or strategies by the Company’s senior executives or employees generally, and that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

Related Person Transactions and Other Information

Transactions with Related Persons

In 2016, there were no transactions and there are no currently proposed transactions in excess of $120,000 in which the Company was or will be a participant and in which any director or executive officer of the Company, any known 5% or greater shareholder of the Company or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest as defined in Item 404(a) of Regulation S-K.

Related Person Transactions Policy

In accordance with SEC rules, our Board has adopted a written policy for the review and the approval of related person transactions. This policy is available through the Investor-Corporate Governance link on our website, www.iff.com. Under the policy, a “related person” is specifically defined as an executive officer, a director, a director nominee, a beneficial owner of more than 5% of any class of voting securities, an immediate family member of any of the foregoing, or a controlled entity, which is defined as an entity owned or controlled by any of the foregoing or in which any such person serves as an officer or partner, or together with all of the foregoing persons, owns 5% or more equity interests. The policy defines a “related person transaction” as a transaction or series of transactions involving a related person and the Company, excluding employment arrangements involving an executive officer or other senior officer or employee of the Company and director compensation arrangements. The policy requires that any such transaction be approved or ratified by the Nominating and Governance Committee. If accounting issues are involved in the transaction, the Nominating and Governance Committee will consult with the Audit Committee if deemed appropriate.

Pursuant to the policy, a related person transaction will be approved or ratified only if the Nominating and Governance Committee determines that it is being entered into in good faith and on fair and reasonable terms which are in the best interest of our Company and our shareholders. In determining whether to approve or ratify a transaction, the Nominating and Governance Committee considers the following factors, to the extent relevant:

•	the related person’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction;

•	the benefits to the Company;

•	the availability of alternate sources of comparable products or services and the terms of such alternative; and

•	an assessment as to whether the transaction is on terms comparable to the terms available to an unrelated third party or to employees generally.

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No related person may participate in the review of a transaction in which he or she may have an interest. In addition, except for non-discretionary contributions made pursuant to our matching contributions program, a charitable contribution by our Company to an organization in which a related person is known to be an officer, director or trustee, is subject to approval by the Nominating and Governance Committee.

Other Information

On August 5, 2008, the SEC approved a settlement with Ernst & Young LLP and two of its partners, including Mr. Ferraro, relating to auditor independence issues arising out of business relationships between Ernst & Young LLP and an individual who was also a member of the board of directors of three of its audit clients. The matter arose out of actions taken by Mr. Ferraro in 2002 in his role as Vice Chairman of Ernst & Young LLP. Ernst & Young LLP and Mr. Ferraro resolved that matter by way of a negotiated settlement in which the respondents neither admitted nor denied the underlying allegations and accepted an administrative cease and desist order. The negotiated resolution did not involve any suspension, fines or other sanctions against Mr. Ferraro. Mr. Ferraro thereafter remained a partner in good standing at Ernst & Young LLP through January 2015. Our Board took into consideration all factors regarding Mr. Ferraro’s character and experience and believes that he is a significant asset to the Board.

Share Retention Policy

We encourage our executives and directors to own our common stock so that they share the same long-term investment risk as our shareholders. Our Share Retention Policy provides executives and directors flexibility in personal financial planning, yet requires them to maintain ongoing and substantial investment in our common stock.

Under our Share Retention Policy, each executive and director must retain shares of Company common stock at a targeted ownership level. There is no deadline by which an executive or director must meet his or her targeted ownership level. The targeted ownership level for directors is five times the cash portion of the annual retainer (not including any retainer for service as a committee chairperson or lead director). The targeted ownership levels for executives are:

•	the lesser of shares equal in value to five times base salary or 120,000 shares for our CEO,

•	the lesser of shares equal in value to three times base salary or 35,000 shares for our CFO and Group Presidents, and

•	the lesser of shares equal in value to two times base salary or 20,000 shares for our General Counsel.

If an executive or director does not meet the targeted ownership level, the executive or director may not sell or transfer any shares held in an equity, deferred compensation or retirement plan account managed by us, and the executive or director must retain such shares in such accounts until the targeted ownership level is met. For executives, until the retention requirement is met, the executive must also retain a portion (50%, in the case of our named executive officers) of any shares of common stock acquired from the exercise of a stock settled appreciation right (“SSAR”) or the vesting of restricted stock or a restricted stock unit (“RSU”) (after payment of any exercise price and taxes).

As of March 8, 2017, all of our named executive officers and directors were in compliance with their individual retention requirements. Additional detail regarding ownership of our common stock by our executives and directors is included in this proxy statement under the heading “Securities Ownership of Management, Directors and Certain Other Persons.”

26  IFF  |  2017 PROXY STATEMENT

 CORPORATE GOVERNANCE

Equity Grant Policy

The Compensation Committee has adopted an equity grant policy with respect to the issuance of equity awards under our equity plans. Under the equity grant policy, the Compensation Committee approves all equity awards to our executives except awards to our CEO and to our non-employee directors, which are approved by our Board. The grant date for annual awards to all employees and for annual awards to our non-employee directors is the date of the Company’s annual meeting of shareholders. The grant date for awards under our Long-Term Incentive Plan (“LTIP”) is the date that the Compensation Committee (or Board in the case of our CEO) approves the applicable LTIP metrics. In addition to the annual grants, equity awards may be granted “off-cycle” at other times during the year to new hires, employees receiving promotions, director appointments and in other special circumstances. The grant price of equity awards (other than LTIP awards) is the closing price of our common stock on the NYSE on the date of the grant or, if the grant date is not a business day, the closing price on the NYSE on the following business day. The grant price for LTIP awards is the 20-day trailing average price of our common stock on the NYSE as of the first trading day of the applicable LTIP performance cycle.

Policy Regarding Derivatives, Short Sales, Hedging and Pledges

Under our insider trading policy, directors and all employees, including our executive officers and named executive officers, are prohibited from entering into transactions designed to hedge against economic risks associated with an investment in our common stock. These individuals may not trade in derivatives in our securities (such as put and call options), effect “short sales” of our common stock, or enter into monetization transactions or similar arrangements (such as prepaid variable forwards, equity swaps, collars or exchange funds) relating to our securities. These individuals are also prohibited from holding shares of our common stock in margin accounts or pledging shares of our common stock as collateral for a loan.

IFF  |  2017 PROXY STATEMENT  27

Director Compensation Program

Annual Director Cash and Equity Compensation

Under our non-employee director compensation program, for the service year from the 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) to the 2017 Annual Meeting, each non-employee director received an annual retainer of $225,000, of which $112,500 was paid in cash in November 2016 and $112,500 was paid in RSUs issued under our 2015 Stock Award and Incentive Plan (“2015 SAIP”) on the date of the 2016 Annual Meeting. These RSUs vest one year from the grant date and are subject to accelerated vesting upon a change in control. The 938 RSUs granted to each director on the date of the 2016 Annual Meeting was calculated using the closing market price of our common stock on the grant date. Any director who is an employee of our Company does not receive any additional compensation for his or her service as a director.

Compensation for our Lead Director and Committee Chairs

For the service year from the 2016 Annual Meeting to the 2017 Annual Meeting, the Lead Director received an additional annual cash retainer of $20,000, the Chair of each of the Audit Committee and Compensation Committee received an additional annual cash retainer of $15,000 and the Chair of the Nominating and Governance Committee received an additional annual cash retainer of $10,000.

Participation in our Deferred Compensation Plan

Non-employee directors are eligible to participate in our Deferred Compensation Plan (“DCP”). A non- employee director may defer all or a portion of his or her cash compensation as well as any RSUs granted to him or her, subject to tax law requirements. Additional details regarding our DCP may be found in this proxy statement under the heading “Executive Compensation—Non-Qualified Deferred Compensation.” Non-employee directors are not entitled to matching contributions or the 25% premium on deferrals into our common stock fund that are applicable to employees under the DCP.

Additional Benefits

We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and Committee meetings, our shareholder meetings and other Company-related activities. In addition, our current directors are eligible to participate in our Matching Gift Program. Under this program, we match, on a dollar for dollar basis, contributions made by directors to qualifying charitable organizations up to a maximum of $10,000 per person per year.

Changes for 2017

In November 2016, our Board approved changes to our non-employee director compensation program for the service year beginning with the 2017 Annual Meeting. Beginning in 2017, the annual retainer paid to our non-employee directors will be increased to $235,000, of which $112,500 will be paid in cash and $122,500 will be paid in RSUs. In addition, the annual retainer for each of the Chair of the Audit Committee and Chair of the Nominating and Governance Committee will be increased to $17,500 and $12,500, respectively.

Directors’ Compensation

28  IFF  |  2017 PROXY STATEMENT

 DIRECTORS’ COMPENSATION

The following table details the compensation paid to or earned by our non-employee directors for the year ended December  31, 2016.

2016 Directors’ Compensation

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total ($)
Marcello V. Bottoli	112,618	110,290	5,000	227,908
Dr. Linda Buck	112,500	110,290	—	222,790
Michael L. Ducker	112,500	110,290	—	222,790
David R. Epstein	112,500	147,367	5,000	264,867
Roger W. Ferguson, Jr.	127,500	110,290	—	237,790
John F. Ferraro	127,500	110,290	10,000	247,790
Christina Gold	112,618	110,290	10,000	232,908
Henry W. Howell, Jr.	122,500	110,290	10,000	242,790
Katherine M. Hudson	112,500	110,290	8,000	230,790
Dale F. Morrison	132,500	110,290	10,000	252,790

(1)	The amounts in this column include (i) the annual cash retainer for service as a non-employee director, (ii) for certain directors, the annual cash retainer for service as Lead Director or as chairperson of a Board committee during 2016, and (iii) nominal amounts of cash paid in lieu of fractional shares of common stock. Of the amounts in this column, the following amounts were deferred in 2016 under our DCP: Dr. Buck - $112,500; Mr. Ducker - $112,500; Mr. Epstein - $112,500; Mr. Ferguson - $127,500; Mr. Ferraro - $127,500; Mr. Howell - $122,500; Ms. Hudson - $112,500; and Mr. Morrison - $132,500. Earnings in our DCP were not above-market or preferential and thus are not reported in this table.

(2)	The amounts in this column represent the aggregate grant date fair value of equity awards granted during the fiscal year ended December 31, 2016, computed in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs may be found in Note 12 to our audited financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 28, 2017.

(3)	Each director received a grant on May 2, 2016 of 938 RSUs under our 2015 SAIP. Mr. Epstein, who joined our Board during 2016, received an additional grant of 319 RSUs on February 1, 2016, which represents his prorated annual share retainer. None of our directors forfeited any RSUs or shares of deferred stock during 2016.

(4)	As of December 31, 2016, the following directors held the number of unvested RSUs and shares of deferred common stock indicated.

Director	RSUs	Deferred Stock
Marcello V. Bottoli	938	15,469
Dr. Linda Buck	938	16,647
Michael L. Ducker	938	3,215
David R. Epstein	1,257	583
Roger W. Ferguson, Jr.	938	8,922
John F. Ferraro	938	961
Christina Gold	938	1,307
Henry W. Howell, Jr.	938	43,813
Katherine M. Hudson	938	17,287
Dale F. Morrison	938	12,526

IFF  |  2017 PROXY STATEMENT  29

 DIRECTORS’ COMPENSATION

The deferred shares, which are held under the DCP, result from deferral of vested equity grants, voluntary deferral of retainer fees or the crediting of additional share units as a result of reinvestment of dividend equivalents. Deferred shares will be settled by delivery of common stock upon the director’s separation from service on the Board, or as otherwise elected by the director. All of the deferred shares are included for each director in the Beneficial Ownership Table.

(5)	The amounts in this column are contributions made by us under our Matching Gift Program to eligible charitable organizations matching contributions of the director to those charitable organizations during 2016.

30  IFF  |  2017 PROXY STATEMENT

Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 8, 2017, by each current director, each director nominee, the persons named in the Summary Compensation Table in this proxy statement and all current directors and executive officers as a group. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)(3)		Percent of Class**
Marcello V. Bottoli	18,652	(4)	*
Dr. Linda Buck	17,585	(5)	*
Anne Chwat	57,458	(6)	*
Alison A. Cornell	6,270	(7)	*
Michael L. Ducker	4,153	(8)	*
David R. Epstein	1,840	(9)	*
Roger W. Ferguson, Jr.	9,860	(10)	*
John F. Ferraro	1,899	(11)	*
Andreas Fibig	53,771	(12)	*
Christina Gold	4,342	(13)	*
Matthias Haeni	23,356	(14)	*
Henry W. Howell, Jr.	43,976	(15)	*
Katherine M. Hudson	20,725	(16)	*
Nicolas Mirzayantz	59,102	(17)	*
Dale F. Morrison	13,464	(18)	*
Richard O’ Leary	20,557	(19)	*
All Directors and Executive Officers as a Group (18 persons)	382,468	(20)	*

*	Less than 1%.

**	Based on 78,972,864 shares of common stock outstanding as of March 8, 2017.

(1)	Except as otherwise indicated, the address of each person named in the table is c/o International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019.

(2)	This column includes (i) shares held by our executive officers in our 401(k) Retirement Investment Fund Plan and (ii) shares of Purchased Restricted Stock (“PRS”) held by our executive officers. Shares of PRS are subject to vesting and may be forfeited if the executive’s employment is terminated.

(3)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person within 60 days after March 8, 2017 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. Certain stock equivalent units held in the IFF Stock Fund under our DCP are premium stock equivalent units paid to executives that are subject to vesting and may be forfeited if the executive’s employment is terminated. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(4)	Includes (i) 1,100 shares held indirectly by a trust for which Mr. Bottoli is the settlor/grantor and Mr. Bottoli and two immediate family members are the beneficiaries, (ii) 15,469 stock equivalent units held in the IFF Stock Fund under our DCP and (iii) 938 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017 which Mr. Bottoli has elected to defer to our DCP.

IFF  |  2017 PROXY STATEMENT  31

Securities Ownership

 SECURITIES OWNERSHIP

(5)	Represents (i) 16,647 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017 which Ms. Buck has elected to defer to our DCP.

(6)	Includes (i) 8,122 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 1,753 shares earned under the completed 2014-2016 LTIP cycle that will be issued within 60 days after March 8, 2017.

(7)	Includes 848 shares earned under the completed 2014-2016 LTIP cycle that will be issued within 60 days after March 8, 2017.

(8)	Represents (i) 3,215 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares pursuant to RSUs that will vest within 60 days after March 8, 2017 which Mr. Ducker has elected to defer to our DCP.

(9)	Represents (i) 902 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares pursuant to RSUs that will vest within 60 days after March 8, 2017 which Mr. Epstein has elected to defer to our DCP.

(10)	Represents (i) 8,922 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017 which Mr. Ferguson has elected to defer to our DCP.

(11)	Represents (i) 961 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares issuable pursuant to RSUs that will vest within 60 days after March 8, 2017 which Mr. Ferraro has elected to defer to our DCP.

(12)	Includes (i) 9,140 stock equivalent units held in the IFF Stock Fund under our DCP, (ii) 7,967 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017 and (iii) 7,868 shares earned under the completed 2014-2016 LTIP cycle that will be issued within 60 days after March 8, 2017.

(13)	Includes (i) 1,307 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares issuable pursuant to RSUs that will vest within 60 days after March 8, 2017.

(14)	Includes 3,145 shares earned under the completed 2014-2016 LTIP cycle that will be issued within 60 days after March 8, 2017.

(15)	Includes (i) 41,840 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017 which Mr. Howell has elected to defer to our DCP.

(16)	Includes (i) 17,287 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017 which Ms. Hudson has elected to defer to our DCP.

(17)	Includes (i) 1,831 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 3,145 shares earned under the completed 2014-2016 LTIP cycle that will be issued within 60 days after March 8, 2017.

(18)	Includes (i) 12,526 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 938 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017 which Mr. Morrison has elected to defer to our DCP.

(19)	Includes (i) 1,705 stock equivalent units held in the IFF Stock Fund under our DCP and (ii) 944 shares earned under the completed 2014-2016 LTIP cycle that will be issued within 60 days after March 8, 2017.

(20)	Includes an aggregate of (i) 139,874 stock equivalent units held in the IFF Stock Fund under our DCP, (ii) 17,347 shares issuable pursuant to RSUs that vest within 60 days after March 8, 2017, and (iii) 19,054 shares earned under the completed 2014-2016 LTIP cycle that will be issued within 60 days after March 8, 2017.

32  IFF  |  2017 PROXY STATEMENT

 SECURITIES OWNERSHIP

5% Shareholders

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, as of March 8, 2017 unless otherwise indicated, based on a review of filings with the SEC. Unless otherwise indicated, beneficial ownership is direct.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percent of Class*
Winder Investment Pte Ltd #03-00 8 Robinson Road, ASO Building Singapore 048544	8,345,653	(1)	10.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,943,024	(2)	10.1%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	5,988,445	(3)	7.6%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,850,104	(4)	6.1%

*	Based on 78,972,864 shares of common stock outstanding as of March 8, 2017.

(1)	This amount is based solely on Amendment No. 2 to Schedule 13G filed with the SEC on March 10, 2017 and a Form 4 filed with the SEC on March 14, 2017 by Winder Investment Pte Ltd. Winder Investment has the sole power to vote or direct the vote and the sole power to dispose of or direct the disposition of these shares.

(2)	This amount is based solely on Amendment No. 8 to Schedule 13G filed with the SEC on March 10, 2017 by The Vanguard Group. Of these shares, The Vanguard Group has the (i) sole power to vote or direct the vote with respect to 125,632 of these shares, (ii) shared power to vote or direct the vote with respect to 16,424 of these shares, (iii) sole power to dispose of or direct the disposition of 7,802,370 of these shares, and (iv) shared power to dispose of or direct the disposition of 140,654 of these shares.

(3)	This amount is based solely on Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2017 by Capital Research Global Investors, a division of Capital Research and Management Company. Capital Research has the sole power to vote or direct the vote and the sole power to dispose of or direct the disposition of these shares.

(4)	This amount is based solely on Amendment No. 7 to Schedule 13G filed with the SEC on January 25, 2017 by BlackRock, Inc. Of these shares, BlackRock has the sole power to vote or direct the vote with respect to 4,129,250 of these shares and sole power to dispose of or direct the disposition of 4,850,104 of these shares.

IFF  |  2017 PROXY STATEMENT  33

Selection of our Independent Registered Public Accounting Firm

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence to determine whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2017, and our Board has directed that our management submit that selection for ratification by our shareholders at the 2017 Annual Meeting. PwC has been retained as our external auditor continuously since 1957. In connection with the selection of PwC, the Audit Committee annually reviews and negotiates the terms of the engagement letter entered into with PwC. This letter sets forth important terms regarding the scope of the engagement, associated fees, payment terms, responsibilities of each party and the election of the parties to be subject to binding arbitration in the case of any dispute.

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit service to our Company. For lead and quality review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and management.

The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of PwC as our independent registered public accounting firm for 2017. Although ratification is not required by our By-Laws or otherwise, we are submitting the selection of PwC to our shareholders for ratification because we value our shareholders’ views on our Company’s independent registered public accounting firm and as a matter of good corporate governance. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the Audit Committee’s selection of our independent registered public accounting firm in the next fiscal year, but is not bound by the shareholders’ vote. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that a change would be in the best interests of our Company and our shareholders.

Representatives of PwC are expected to attend the 2017 Annual Meeting, where they will be available to respond to questions and, if they desire, to make a statement.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

34  IFF  |  2017 PROXY STATEMENT

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table provides detail about fees for professional services rendered by PwC for the years ended December 31, 2016 and December 31, 2015.

	2016	2015
Audit Fees (1)	$5,269,019	$4,674,019
Audit-Related Fees (2)	$133,035	$60,006
Tax Fees (3)
Tax Compliance	$12,000	$554,447
Other Tax Services	$500,000	$90,786
All Other Fees (4)	$11,781	$67,849
Total	$5,925,835	$5,447,107

(1)	Audit Fees were for professional services rendered for audits of our consolidated financial statements and statutory and subsidiary audits, consents and review of reports filed with the SEC and consultations concerning financial accounting and reporting standards. Audit Fees also included the fees associated with an annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes- Oxley Act of 2002, integrated with the audit of our annual financial statements.

(2)	Audit-Related Fees were for services related to review of certain governance, risk and compliance procedures and other local statutory requirements.

(3)	Tax Compliance services consisted of fees related to the preparation of tax returns, assistance with tax audits and appeals, indirect taxes, expatriate tax compliance services and transfer pricing services. Other Tax Services consisted of tax planning and tax advisory services.

(4)	All Other Fees were for software licenses and other professional services.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for:

•	appointing,

•	negotiating, and setting the compensation of, and

•	overseeing the performance of, the independent registered public accounting firm.

In recognition of this responsibility, the Audit Committee has established policies and procedures to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm to our Company by category, including audit-related services, tax services and other permitted non-audit services. Under the policy, the Audit Committee pre-approves all services obtained from our independent registered public accounting firm by category of service, including a review of specific services to be performed, fees expected to be incurred within each category of service and the potential impact of such services on auditor independence. The term of any pre-approval is for the financial year, unless the Audit Committee specifically provides for a different period in the pre-approval. If it becomes necessary to engage the independent registered public accounting firm for additional

IFF  |  2017 PROXY STATEMENT  35

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

services not contemplated in the original pre-approval, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To facilitate the process, the policy delegates pre-approval authority to the Audit Committee chairperson to pre-approve services up to $20,000, and the Audit Committee may also delegate authority to one or more of its members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All services rendered by PwC to our Company are permissible under applicable laws and regulations. During 2016, all services performed by PwC which were subject to the SEC’s pre-approval requirements were approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policy in effect during 2016.

Audit Committee Report

The Audit Committee (“we,” “us” or the “Committee”) operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available through the Investor—Leadership & Governance—Governance link on the Company’s website at www.iff.com. The Committee comprises five directors whom the Board has determined are “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC, and whom qualify as “audit committee financial experts” as defined by the rules of the SEC.

Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the Board. We met eight times during 2016, including meeting regularly with PwC and the Company’s internal auditor, both privately and with management present. For 2016, we have reviewed and discussed the Company’s audited financial statements with management. We have reviewed and discussed with management its process for preparing its report on its assessment of the Company’s internal control over financial reporting, and at regular intervals we received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. We discussed with PwC its audit of the financial statements and of the Company’s internal control over financial reporting. We discussed with PwC and the Company’s internal auditors the overall scope and plans for their respective audits.

We have discussed with PwC the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. We also received the written disclosures and the letter from PwC as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PwC its independence. We concluded that PwC’s independence was not adversely affected by the non-audit services provided by PwC, the majority of which consisted of audit-related and tax compliance services.

Based on the reviews and discussions referred to above, we recommended to the Board (and the Board subsequently approved our recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

36  IFF  |  2017 PROXY STATEMENT

 PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In determining whether to retain PwC as the Company’s independent registered public accounting firm for the 2017 fiscal year, we took into consideration a number of factors, including:

•	the quality and effectiveness of PwC’s historical and recent performance on the Company’s audit;

•	the length of PwC’s tenure as the Company’s independent registered public accounting firm, and its familiarity with our business, accounting policies and practices, and internal control over financial reporting;

•	PwC’s capability, understanding and expertise in handling the breadth and complexity of our global operations;

•	the appropriateness of PwC’s fees and payment terms; and

•	PwC’s independence.

Based on this evaluation, we believe that it is in the best interests of the Company and its shareholders to retain PwC as the Company’s independent registered public accounting firm for 2017, which the shareholders will be asked to ratify at the 2017 Annual Meeting of Shareholders.

Audit Committee

John F. Ferraro (Chair)

Marcello V. Bottoli

David R. Epstein

Henry W. Howell, Jr.

Dale F. Morrison

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

IFF  |  2017 PROXY STATEMENT  37

Reference Guide to our CD&A

This Compensation Discussion and Analysis, or CD&A, describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer, our chief financial officer, each of our three most highly compensated executive officers during 2016, and our former chief financial officer (collectively referred to as our NEOs).    This CD&A is organized as follows:

As discussed in Proposal 3, we are conducting our annual Say on Pay vote that requests your approval of the compensation of our NEOs as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation.” To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have contributed to and are aligned with our performance.

Executive Summary

Named Executive Officers

For 2016 our NEOs were:

Name	Title
Andreas Fibig	Chairman and CEO
Richard O’Leary	CFO
Nicolas Mirzayantz	Group President, Fragrances
Matthias Haeni	Group President, Flavors
Anne Chwat	General Counsel
Alison A. Cornell	Former CFO

Executive Officer Transition

In October 2016, Ms. Cornell, our former CFO, left us to pursue other opportunities and Mr. O’Leary was appointed EVP and CFO. Prior to his appointment, Mr. O’Leary served as our SVP, Controller and Chief Accounting Officer from July 2015 to October 2016. Ms. Cornell served as our CFO from July 2015 to October 2016. In connection with Mr. O’Leary’s appointment as EVP and CFO, the Compensation Committee (the “Committee”) approved a new compensation package for Mr. O’Leary, which is discussed below under “Employment Agreements or Arrangements”. In connection with her separation, Ms. Cornell entered into a separation agreement with us. For more information regarding Ms. Cornell’s separation agreement please see the section entitled Payments and Benefits Upon a Change in Control and Various Types of Terminations.

Compensation Discussion and Analysis

38  IFF  |  2017 PROXY STATEMENT

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. As such, we consistently focus on the following key drivers of shareholder value maximization:

We designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. Our compensation program:

IFF  |  2017 PROXY STATEMENT  39

 COMPENSATION DISCUSSION AND ANALYSIS

The design of our executive compensation program reflects our belief that our executive compensation should be (1) aligned with the achievement of financial and operational metrics for both our company and the respective business function in which the executive serves and (2) tied to the total shareholder return delivered to our shareholders. The following illustrates how our 2016 executive compensation program met these design objectives:

Our 2016 NEO Compensation Reflects Our Overall 2016 Performance

During 2016, our financial results were affected by mix and manufacturing performance as well as increases in research, selling and administrative costs, including planned strategic investments. For the year, on a currency neutral basis, we achieved 5% sales growth, 4% adjusted operating profit growth, and 6% adjusted earnings per share growth. In addition, we delivered a three-year Total Shareholder Return at the 66th percentile relative to the S&P 500. As a result of our financial and operational results, (1) our AIP achievement levels were approximately 73% for those executive officers evaluated at the corporate level, 62% for our Group President, Fragrances and 80% for our Group President, Flavors and (2) our 2014-2016 LTIP payout was approximately 107.6% of target.

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 COMPENSATION DISCUSSION AND ANALYSIS

Our Vision 2020 strategy, which was adopted in 2015, focuses on four pillars to build differentiation, accelerate profitable growth, and increase shareholder value.

Vision 2020 Strategy

Innovating Firsts	Win Where We Compete	Become Our Customers’ Partner of Choice	Strengthen and Expand the Portfolio
➢ Drive differentiation in key technologies ➢ Develop responsible products to meet the future needs of our customers and consumers	➢ Lead in key markets ➢ Close gaps across value enhancing categories ➢ Achieve #1 position with targeted customers	➢ Actively support our customers’ success ➢ Achieve commercial excellence and service leadership	➢ Strengthen the Flavors and Fragrances core ➢ Stretch into adjacencies ➢ Pursue partnerships and collaborations

During 2016, we made significant progress on our Vision 2020 strategic objectives including:

•	Achieved growth in encapsulation-related and modulation portfolio sales;

•	Launched and commercialized four flavor modulators;

•	Commercialized four captive fragrance ingredients;

•	Achieved growth in North America Consumer Fragrances;

•	Strengthened our position in Flavors North America with the acquisition of David Michael and reinforced our differentiated service model for US middle-market customers;

•	Expanded business access through core list status with two multinational customers;

•	Deployed an industry-first, wind turbine at our Tilburg, Netherlands facility;

•	Became the first flavor and fragrance company to join the World Economic Forum;

•	Achieved CDP “A” List rating for second consecutive year; and

•	Announced the purchase of Fragrance Resources – closed in January 2017 – to further improve our market position in specialty fine fragrances.

During 2016, we continued to make strategic and financial progress, despite a challenging global environment. Both the Flavors and Fragrances business units successfully delivered solid top and bottom-line growth. During 2016, we paid $184.9 million in dividends to our shareholders, increased our quarterly dividend by 15% to $0.64 per share in August 2016 and repurchased approximately 1.1 million shares of common stock for $127 million. The total payout ratio (total cash returned to shareholders in dividend payments and share repurchases compared to adjusted net income) was 71% of adjusted net income, exceeding our target range of 50% to 60%.

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 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

To ensure continued alignment of compensation with Company performance and the creation of shareholder value on a long term, sustainable basis, we maintain strong compensation-related corporate governance policies.

What We Do	What We Don’t Do
Pay for performance. A significant portion of the compensation for our NEOs is in the form of at-risk variable compensation	No tax gross-ups for NEOs for severance payments.
Base variable compensation on multiple performance metrics to encourage balanced incentives	No single-trigger vesting of cash or equity-based awards upon change in control
Provide appropriate mix of fixed and variable compensation to reward company, business unit and individual performance	No short-sales, hedging or pledging of our stock by our employees, officers or directors
Award a majority of variable compensation as equity-based awards	No fixed-duration employment agreements with executive officers
Have executive clawback policies to recoup cash and equity compensation upon certain triggering events	No stock option/SAR repricing or exchange of underwater options or SARs for cash
Require our executives to meet share retention guidelines
Engage an independent compensation consultant
Engage in an annual risk assessment of our compensation programs

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 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Elements and Targeted Mix

Our executive compensation program includes direct and indirect compensation elements.

We believe that direct compensation should be the principal form of compensation. The table below provides a brief description of the principal elements of direct compensation, whether such compensation is fixed or variable, and the compensation program objectives served by each element. From time to time, the Committee may also approve discretionary awards to executives in connection with their initial employment or for extraordinary individual performance, a significant contribution to the Company’s strategic objectives or retention purposes. In connection with his promotion to CFO, the Committee approved a one-time special retention RSU award to Mr. O’Leary equal in value to $1,000,000, which vests four years from the date of grant.

Element	Fixed or Variable	Primary Objective
Base Salary	Fixed Short-Term Cash	• To attract and retain executives by offering salary that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.
AIP award	Variable Short-Term Cash	• To motivate and reward the achievement of our annual performance objectives, including currency neutral sales growth, operating profit, gross margin, working capital, and individual objectives.
LTIP award	Variable Long-Term Equity and Cash

•    To motivate and reward efficient capital allocation and annual profitability performance, measured by annual economic profit, and long-term shareholder value creation, measured by the cumulative relative TSR performance over rolling three-year periods.

•    To align executives’ interests with those of shareholders by paying 50% of the earned award in shares of our common stock (with the remaining 50% settled in cash) and including relative TSR as a key measure of long-term performance.

ECP award	Variable Long-Term Equity

•    To align executives’ interests with the interests of shareholders through equity-based compensation.

•    To encourage direct investment in our Company.

•    To serve as an important retention tool.

•    To recognize individual contributions.

The Committee periodically reviews the mix between variable and fixed and short-term and long-term incentive compensation opportunities and between cash and equity opportunities based on (1) benchmarking and other external data provided by our independent compensation consultant, (2) recommendations from our independent compensation consultant and (3) recommendations from our CEO and CHRO.

Our indirect compensation elements consist of (1) our Deferred Compensation Program and 401(k) savings plan, (2) a perquisite program, (3) severance and other benefits under our Executive Severance Policy, (4) benefits under an Executive Death Benefit Plan and (5) long-term disability coverage. The Committee regularly reviews the costs and benefits of these programs.

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 COMPENSATION DISCUSSION AND ANALYSIS

2016 Compensation

Salaries

The Committee reviews the salaries of our NEOs annually, and adjusts salaries periodically. In February 2016, the Committee reviewed the base salaries of its NEOs after consultation with its independent compensation consultant. Mr. Fibig’s base salary was increased by 8.3% pursuant to the terms of his offer letter. Mr. Haeni’s and Ms. Chwat’s base salaries were increased by 5% and 2.2%, respectively, following a review of external market data and based upon the recommendations of the CEO. The base salaries of Mr. Mirzayantz and Ms. Cornell remained unchanged. Mr. O’Leary, who was appointed EVP and CFO in October 2016, received a salary increase from $400,000 to $500,000 in connection with his promotion.

Annual Incentive Plan

During 2016, our AIP continued to compensate our executive officers based on the achievement of certain levels of (1) Company financial performance and (2) individual performance, in each case against pre-defined, challenging performance targets. Financial performance metrics are measured (A) at the consolidated corporate level for our CEO, CFO, former CFO and General Counsel and (B) at both the consolidated corporate level and the business unit level for the Group Presidents of Fragrances and Flavors. Individual performance is measured in the key areas of leadership, succession planning and people development as we believe that the strength of our employees will be key to our ability to build differentiation and accelerate growth.

The 2016 weightings for our NEOs at both the consolidated corporate level and the business unit level remained unchanged and continued to assign greater weight to currency neutral sales growth and operating profit than gross margin and working capital because the Committee believes that these two performance metrics are the most relevant measures of overall annual Company performance and are key to driving sustained long-term growth.

The performance metrics for the 2016 AIP and their assigned weightings were as follows:

Annual Incentive Program

	Currency neutral sales growth	Operating profit	Gross Margin	Working Capital	Individual Performance Metric	Total Weighting
All NEOs Except Group Presidents Corporate Weighting	40%	25%	15%	10%	10%	100%

	Currency neutral sales growth	Operating profit	Gross Margin	Working Capital	Individual Performance Metric	Total Weighting
Group Presidents Corporate Weighting	20%	12.5%	0%	10%	0%	100%
Group Presidents Business Unit Weighting	20%	12.5%	15%	0%	10%

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 COMPENSATION DISCUSSION AND ANALYSIS

Each year the Committee sets an AIP target (stated as a percentage of base salary) for each NEO. For 2016, the Committee maintained the AIP percentage targets at the same level as 2015.

	2016 Salary	Target AIP as % Base Salary	AIP Target
Andreas Fibig	$1,300,000	120%	$1,560,000
Richard O’Leary (1)	$422,131	58%	$244,262
Nicolas Mirzayantz	$600,000	80%	$480,000
Matthias Haeni	$525,000	80%	$420,000
Anne Chwat	$475,000	60%	$285,000
Alison A. Cornell	$560,000	80%	$448,000

(1)	Reflects Mr. O’Leary’s salary, target AIP percentage and AIP target on a pro rata basis, based on his salary ($400,000) and target AIP percentage (50%) as SVP, Controller and Chief Accounting Officer from January 2016 through October 2016 and his salary ($500,000) and target AIP percentage (80%) as EVP and CFO from October 2016 through December 2016.

Performance Metrics and Capped AIP Payouts: Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Committee annually sets the financial performance metrics for our Company and the respective business units that it will use to measure performance as well as the relative weighting that will be assigned to each metric. The Committee then approves threshold, target and maximum performance levels for each performance metric. Upon achievement of the relative performance level, an executive has the opportunity to earn threshold (25%), target (100%) and maximum (200%) amounts. The Committee seeks to establish corporate performance goals that are challenging yet attainable.

As discussed above, for 2016 AIP awards, the Committee approved the following four financial performance metrics and the individual performance objectives for the reasons noted below:

2016 AIP Performance Metrics		Reasons for Selection
Financial	Currency neutral sales growth

•    Reflects both increases in market share and sales expansion, which drives increases in gross profit. By measuring achievement exclusive of currency fluctuations, this goal helps to ensure that we are rewarding actual incremental growth.

Operating profit

•    An increase in operating profit (in dollar terms) encourages the management of gross profit dollars against operating expenses. Achieving this goal helps provide us with the funding to reinvest in the business to drive future growth.

Gross margin percentage

•    Improvement in gross margin percentage is an important measure for analyzing our ability to effectively recover increases in the cost of raw materials, cost discipline and operating efficiencies.

•    Gross margin also promotes greater focus on R&D and innovation.

	Working capital percentage	• Reductions in working capital drive better operating cash flow generation. For this purpose, we define working capital as inventories and trade accounts receivable less trade accounts payable.
Individual	Individual performance objectives	• Reflects our focus on continuing to develop the people of our organization and ensuring strong leadership and robust succession planning.

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 COMPENSATION DISCUSSION AND ANALYSIS

Determination of 2016 Performance Levels:  In determining our 2016 AIP performance threshold, target and maximum levels, the Committee considered our annual targets for 2016, our 2015 actual results and payout trends over the prior three-year and five-year periods. The performance target levels for the financial metrics were set in line with our 2016 budget and above our 2015 actual results.

2016 Corporate and Business Unit AIP Performance:  Our actual performance against our 2016 AIP corporate financial metrics is set forth in the tables below. In establishing AIP financial performance metrics and in determining actual achievement against performance metrics, we eliminated the net impact of certain non-core expenses and non-core gains in order to reflect our fundamental operating results. 2016 LTIP and AIP target performance levels and actual achievement against the target performance levels excluded costs or income associated with (i) adjustments related to operational improvement initiative costs and restructuring charges, and reversal of certain severance accruals, (ii) tax adjustments related to imputed interest income received on amounts previously deposited for loss provision, (iii) acquisition related items, (iv) an increase in the loss provision related to the ZoomEssence litigation, and (v) with respect to the operating profit metric of the 2016 AIP only, unbudgeted mark-to-market adjustments related to our Deferred Compensation Plan (together, the “2016 non-core items”). Similarly, we excluded the effects of incentive compensation provisions in calculating gross margin performance in order to better focus on the underlying operating performance of our product portfolio. The Committee believes that the necessary self-funding of incentive compensation payments is covered in the operating profit component of the AIP program.

Corporate Performance

The table below reflects the 2016 AIP metrics, their respective targets and the payouts earned for each metric and overall by each of Messrs. Fibig and O’Leary and Mmes. Chwat and Cornell, who were all evaluated solely on corporate performance.

Corporate Level

As indicated above, during 2016, our corporate performance was between target and threshold for each financial performance metric. The actual dollar amount earned by each NEO is set forth below under “2016 Individual AIP Payouts.” With respect to the individual objectives component, the Committee reviewed each NEO’s performance in 2016 against his or her leadership and execution of strategic and organizational individual objectives established by the Committee. The Committee determined that each NEO had met his or her individual objectives for 2016.

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 COMPENSATION DISCUSSION AND ANALYSIS

Fragrances Business Unit Performance

The table below reflects the 2016 AIP metrics, their respective targets and the payouts earned for each metric and overall by Mr. Mirzayantz, our Group President, Fragrances.

Fragrances Business Unit

As indicated above, during 2016, our Fragrances business unit performance was between threshold and target for each financial performance metric. The actual dollar amount earned by our Group President, Fragrances is set forth below under “2016 Individual AIP Payouts.”

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 COMPENSATION DISCUSSION AND ANALYSIS

Flavors Business Unit Performance

The table below reflects the 2016 AIP metrics, their respective targets and the payouts earned for each metric and overall by Mr. Haeni, our Group President, Flavors.

Flavors Business Unit

During 2016, our Flavors business unit performance was between target and maximum for the business unit component of operating profit and working capital performance metrics, and between threshold and target for the currency neutral sales growth, the corporate component of operating profit and gross margin performance metrics. The actual dollar amount earned by our Group President, Flavors is set forth below under “2016 Individual AIP Payouts.”

2016 Individual AIP Payouts

The AIP payout for 2016 for the NEOs, based on the actual achievement of each of the performance metrics, is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table in this proxy statement. Based on the Corporate and Business Unit performance outlined in the tables above, 2016 AIP payouts were as follows:

	2016 AIP Target ($)	2016 Payout
Executive		As % of Target	Award ($)
Andreas Fibig	$1,560,000	73%	$1,134,120
Richard O’Leary (1)	$244,262	73%	$177,579
Nicolas Mirzayantz	$480,000	62%	$297,600
Matthias Haeni	$420,000	80%	$336,840
Anne Chwat	$285,000	73%	$207,195
Alison Cornell (2)	$448,000	73%	$253,616

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Threshold Target Maximum Award Payout as a % of Target
2.7% 5.4% 8.1% 16.1% Currency Neutral Sales Growth (Business Unit) Actual 4.7%
2.5% 5.2% 7.9% 14.4% Currency Neutral Sales Growth (Corporate) Actual 4.2%
$322M $337M $362M 13.8% Operating Profit (Business Unit) Actual $339.5M
$599M $631M $663M 9.4% Operating Profit (Corporate) Actual $620M
43.9% 45.4% 46.9% 10.5% Gross Margin (Business Unit) Actual 44.8%
26.6% 25.3% 24.0% 6.0% Working Capital (Corporate) Actual 24.7%
100% 10.0% Individual Actual 100%
Overall Payout for Group President, Flavors 80.2%

 COMPENSATION DISCUSSION AND ANALYSIS

(1)	Reflects Mr. O’Leary’s AIP target on a pro rata basis, based on his AIP target of 50% of salary as SVP, Controller and Chief Accounting Officer from January 2016 through October 2016 and his AIP target of 80% of salary as EVP and CFO from October 2016 through December 2016.

(2)	Ms. Cornell’s actual 2016 AIP payout was calculated on a pro rata basis to reflect her departure effective as of October 11, 2016.

Long-Term Incentive Plan

We believe that LTIP awards reward our executive officers, including our NEOs, for financial results and align their interests with the interests of our shareholders. Annually, the Committee reviews the LTIP to determine (1) the metrics that should be used to encourage long-term success, (2) the weightings that should be applied to such metrics and (3) the annual and cumulative targets for such metrics. The Committee believes that commencing a new three-year LTIP cycle each year:

•	provides a regular opportunity to re-evaluate long-term metrics,

•	aligns goals with the ongoing strategic planning process, and

•	reflects our evolving business priorities and market factors.

The Committee also annually sets a total LTIP target award for each NEO, which reflects the total LTIP award a NEO has the opportunity to receive at the end of the three-year cycle if we meet all of our targets. Depending upon our actual performance relative to financial and relative total shareholder return goals, the actual payout to the NEO could be greater or less than the total LTIP target award.

Performance Segments.  Given the difficulty in setting long-term goals in current volatile global economic environments, the Committee believes that the LTIP should continue to comprise four performance segments: Year 1, Year 2, Year 3 (each an “annual performance segment”) and cumulative performance over the three-year period (the “cumulative performance segment”).

Performance Metrics.  For the 2014-2016 LTIP and the 2015-2017 LTIP, each annual performance segment is measured equally against Economic Profit (“EP”) (12.5%) and Relative Total Shareholder Return (“Relative TSR”) (12.5%). The Committee replaced the annual Relative TSR performance segments with a cumulative, 3-year Relative TSR performance metric as the sole financial metric for the cumulative performance segment beginning with the 2016-2018 LTIP. The Committee believes that the cumulative, 3-year performance period for Relative TSR better aligns its compensation objectives with the interests of our shareholders and our focus on long-term growth initiatives. The table below reflects the performance metrics for the outstanding LTIP cycles and their assigned weightings:

Long-Term Incentive Program

	Segment	EP	Relative TSR
2014-2016 and 2015-2017 LTIP performance cycles	Year 1	12.5%	12.5%
	Year 2	12.5%	12.5%
	Year 3	12.5%	12.5%
	Cumulative Segment	0%	25%
	Total	37.5%	62.5%	100%

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 COMPENSATION DISCUSSION AND ANALYSIS

	Segment	EP	Relative TSR
2016-2018 LTIP performance cycle	Year 1	12.5%	0%
	Year 2	12.5%	0%
	Year 3	12.5%	0%
	Cumulative Segment	0%	62.5%
	Total	37.5%	62.5%	100%

We believe EP is a key factor in identifying the sources and drivers of value across our businesses and that EP growth is closely linked to the creation of long-term shareholder value. EP measures operating profitability after considering (1) all our revenues and operating costs, (2) income taxes and (3) a charge for the capital employed in the business. Capital employed primarily consists of working capital, property, plant and equipment, and intangible assets. The capital charge is determined by applying the estimated weighted average cost of capital (“WACC”) to the adjusted average invested capital employed (including changes and/or loss provisions associated with non-operating events such as restructurings and tax or litigation settlements) during the relevant period. The estimated WACC rate is the weighted average cost of our debt and equity capital. In determining the EP target for the 2016-2018 LTIP, the Committee considered our annual targets for 2016, our 2015 actual results and payout trends over the prior three-year and five-year periods and the pro-forma impact of recent acquisitions.

The Committee believes that three-year Relative TSR, as compared to other public companies in which shareholders may choose to invest, is a good indicator of our overall long-term performance, and directly ties our executives’ compensation opportunity to our share price appreciation and dividend payments relative to a major large-cap index. Relative TSR is calculated by measuring the change in the market price of stock plus dividends paid (assuming the dividends are reinvested) for our Company and the S&P 500 companies over the performance period. The market price for purposes of calculating the Relative TSR of our Company and the S&P 500 on each cycle-end date is determined based on the average closing price per share of each company’s common stock over the period of 20 consecutive trading days preceding that date, as reported by S&P Capital IQ.

Our EP goal for the annual performance segments of each of our current LTIP cycles is set at the beginning of each annual performance segment. The Relative TSR goal for the annual performance segments of the 2014-2016 and 2015-2017 LTIP cycles is set at the beginning of each annual performance segment. The Relative TSR goal for the cumulative performance segment of each of our current LTIP cycles is set at the beginning of the three-year cycle.

At the end of each year, the Committee reviews our annual performance and cumulative performance for the newly completed three-year cycle. To the extent that our annual performance has met or exceeded the threshold annual EP goal, and for LTIP performance cycles prior to the 2016-2018 LTIP cycle, the threshold annual Relative TSR goal, the Committee approves “banking” the credit that will be applied to the payout at the end of the three-year cycle. For the completed three-year cycle, the Committee approves the total payout, taking into consideration the performance for each of the prior annual performance segments.

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 COMPENSATION DISCUSSION AND ANALYSIS

2016-2018 LTIP Target Awards

In early 2016, the Committee approved the following total LTIP target awards to each of our NEOs for the 2016-2018 LTIP:

NEO	Total LTIP Target Award
Andreas Fibig	$2,000,000
Richard O’Leary (1)	$200,000
Nicolas Mirzayantz	$500,000
Matthias Haeni	$500,000
Anne Chwat	$285,000
Alison Cornell (2)	$500,000

(1)	Mr. O’Leary’s LTIP target award for 2016 was set based on his position as SVP, Controller and Chief Accounting Officer; for 2017, Mr. O’Leary’s LTIP target award was changed to $500,000.

(2)	Reflects Ms. Cornell’s LTIP target on an annualized basis. Ms. Cornell’s actual LTIP award will be prorated to reflect her partial year of employment pursuant to her separation agreement.

The Committee set the cumulative three-year Relative TSR goal for the 2016-2018 LTIP cycle at the same level that had been set for the prior year’s LTIP cycle. For the 2016-2018 LTIP cycle, the Committee determined that 50% of the value of any payouts would be denominated and paid in cash and 50% would be denominated and paid in shares, consistent with the 2014-2016 and 2015-2017 LTIP cycles. The Committee believes that paying 50% of the LTIP value in shares creates a stronger alignment between executives and shareholders, and provides additional incentive for executives to achieve superior Company performance and to produce share price appreciation over the three-year performance cycle. The number of shares of our common stock for the 50% portion that would be paid in stock is determined based on the market price of the common stock at the beginning of the cycle. For the 2016 cycle, it was based on $119.27 per share, the average closing market price for the twenty trading days prior to January 1, 2016, the first stock trading day of the cycle. At the conclusion of each of the first two annual performance segments, the dollar value and number of shares will be “banked” based on the performance of each such segment. When the final performance segment and the cumulative Relative TSR three-year cycle are concluded and the LTIP payouts are approved by the Committee, the cumulative dollar value and cumulative number of shares will be paid to the executive.

2016 LTIP Performance

For the 2016 segment of each of the existing LTIP cycles, our EP of $247 million, as adjusted for 2016 non-core items, was between threshold and target performance level. As a result, our NEOs earned approximately 77% of the EP goal for the year. Our Relative TSR for 2016 was below threshold at the 26th percentile versus the S&P 500, and as a result, our NEOs did not earn any awards based on the Relative TSR goal for the 2016 segments of the 2014-2016 and 2015-2017 LTIP cycles. The LTIP award earned and “banked” for the 2016 segment of the 2015-2017 and 2016-2018 LTIP cycles was therefore equal to approximately 38.4% of target. As previously discussed, for the 2016-2018 LTIP grant cycle, the three annual Relative TSR performance segments were replaced with the cumulative, 3-year Relative TSR segment.

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 COMPENSATION DISCUSSION AND ANALYSIS

2016 LTIP Results

2014-2016 LTIP Payout

As noted above, our NEOs earned approximately 77% of the EP goal for 2016, and our Relative TSR for 2016 was below threshold at the 26th percentile. As a result, our NEOs did not earn any award based on the Relative TSR goal for the 2016 segment. Our cumulative Relative TSR was positioned at approximately the 66th percentile versus the S&P 500, which equates to a payout of 152.5% of target.

The overall payout for the 2014-2016 LTIP cycle was approximately 108% of target, based on the following EP and Relative TSR results against objectives, as determined by the Committee.

Segment	Segment Weighted EP Result	Segment Weighted TSR Result	Combined Segment Weighted Result	Segment Weighting	Overall Result
2014	133%	112%	122.4%	25.00%	30.6%
2015	34%	200%	117.0%	25.00%	29.2%
2016	77%	0%	38.4%	25.00%	9.6%
Cumulative	—	152.5%	152.5%	25.00%	38.1%
Total				100.00%	107.60%

The LTIP payout for the 2014-2016 performance cycle for the NEOs, based on the actual achievement of quantitative objectives, is discussed in greater detail following the Grants of Plan-Based Awards Table.

For the LTIP performance cycles that concluded in the five-year period from 2012 to 2016, the actual overall corporate percentage payout under the LTIP against those long-term cycle performance goals ranged from approximately 107.6% to 149.9%, with an average payout of 130.3%.

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 COMPENSATION DISCUSSION AND ANALYSIS

Equity Choice Program

We believe that equity is a key component of our long-term incentive compensation as it (1) provides participants with a meaningful stake in our Company, thereby aligning their interests more closely with shareholders, (2) encourages participants to focus on long-term success, (3) helps to attract and retain top talent and (4) recognizes individual contributions. We believe that our ECP is an effective vehicle to encourage ownership as it provides participants the flexibility to allocate their award among three types of equity.

Under the ECP, participants, including all of our NEOs, may choose from three types of equity award grants. For ECP awards in 2016, these three types were (1) Purchased Restricted Stock Units (“PRSUs”), (2) stock settled appreciation rights (“SSARs”), and (3) Restricted Stock Units (“RSUs”). PRSUs are assigned an adjustment factor of 120% to provide incentive to participants to invest in and accumulate shares to promote retention and increase alignment of participants’ interests with those of our shareholders. Elections are made in 5% increments. Based on the participant’s election, a participant’s dollar award value is converted into PRSUs, SSARs or RSUs on the grant date based on the market price of our common stock on such date.

The table below sets forth each of the three types of equity awards offered and their adjustment factor. During 2016, ECP participants, including all of our NEOs, made choices based on the different equity award types described below.

Types of Equity	Description of Equity Type	Adjustment Factor
PRSUs

PRSUs are restricted stock units that are granted as a match against shares of Company stock purchased at full value by an ECP participant on the grant date. As an incentive to promote share accumulation and direct investment in our stock, there is a 20% adjustment upward of the award value if PRSUs are elected. If an ECP participant chooses PRSUs, then he or she must deliver funds (or shares with an equivalent value) equal to the dollar amount of the ECP award (including the 20% adjustment). Upon receipt of the funds by the Company, the ECP participant receives a matching number of PRSUs.

PRSU holders have no voting rights during the vesting period but accrue dividend equivalents on their PRSUs. PRSUs vest approximately three years from the date of grant. PRSUs are the most rapid way for participants to accumulate and build share ownership based on the participant’s direct investment in Company stock.

		120%
SSARs

SSARs are a contractual right to receive the value, in shares of Company stock, of the appreciation in stock price from the SSAR grant date to the date the SSAR is exercised by the participant. Participants receive a number of SSARs equivalent to 4.5 times (i.e. the approximate binomial value of the SSARs) the elected SSAR award value divided by the grant price. SSARs provide upside potential for share accumulation and greater alignment with shareholders because SSARS only have value if the stock price increases after the grant date. The adjustment factor for SSARs is 1.0.

SSARs become exercisable on a stated vesting date, which is approximately three years from the grant date, and expire on the seventh anniversary of the grant date. SSARs do not require a financial investment by the SSAR grantee.

		100%
RSUs	RSUs are our promise to issue unrestricted shares of our stock on the stated vesting date, which is approximately three years from the grant date. The adjustment factor for RSUs is 1.0. RSUs do not require a financial investment by the RSU grantee.	100%

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 COMPENSATION DISCUSSION AND ANALYSIS

Our Committee annually determines the dollar range of ECP awards for each level of participating executive based on peer group and long-term incentive practices survey data, a review of the competitiveness of the combined value of the ECP awards and LTIP awards with market practices and other factors that it deems appropriate. For 2016, these ranges were as follows:

	Lower Limit	Upper Limit
CEO	$1,000,000	$ 3,500,000
Group Presidents and CFO	$250,000	$ 750,000
General Counsel	$175,000	$ 525,000

The Committee then approves the actual dollar award to be granted to each NEO other than the CEO, and recommends to the independent members of the Board for approval the actual dollar award for the CEO. All ECP awards are generally subject to a vesting period of approximately three years. The Committee believes the ECP is an attractive tool for recruiting, motivating and retaining executive talent and encourages alignment with shareholders by reinforcing investment and ownership in our Company by our executives.

As an example of the value that may be delivered by the ECP to the participant based on the three election types, the following table shows the number of shares and value to the participant at vesting for an ECP award of $500,000. For all three choices, vesting occurs approximately three years from the grant date:

Assumes a Common Share Value of $100.00 at Award (1)
	PRSU (2)	RSUs	SSARs (3)
Award Value	$500,000	$500,000	$500,000
Adjustment Factor	1.2	1.0	1.0
Post-Factor Value	$600,000	$500,000	$500,000
Participant Required Investment	$600,000	—	—
Award Shares/SSARs At Grant Date	6,000 Shares	5,000 Shares	22,500 SSARs
Dollar Value of Award At Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Increase) (2)	$755,827	$629,856	$584,352
Dollar Value of Award At Vesting/Exercise (Assuming 8% Compounded Annual Stock Price Decrease)	$476,299	$396,916	—

(1) Dollar values of awards are used in this table for illustrative purposes only and are not intended as forecasts of future stock price performance. All values shown are before tax withholding.

(2) PRSU values exclude dividend equivalents.

(3) Participants may choose to hold their SSARs longer than the three-year vesting period (up to the full seven-year contractual term) and continue to participate in future stock price appreciation, if any.

2016 Equity Choice Program Awards

In February 2016, the Committee approved the 2016 ECP values awarded to each executive, including our NEOs, with an effective grant date of May 2, 2016. The period of time between approval of ECP values and the actual grant date gives ECP participants time to make their irrevocable ECP elections and to arrange for the purchase of shares from the Company if PRSUs are elected. The Committee determined that the 2016 ECP grants would vest on April 2, 2019, which is slightly less than three years from the grant date, to enable participants to use shares vesting in 2019 to acquire new shares in 2019 if they elect PRSUs for their 2019 ECP award.

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 COMPENSATION DISCUSSION AND ANALYSIS

Similar to prior years, the actual amount of each ECP awarded to each NEO in 2016 was based on an evaluation of the NEO’s individual performance, long-term potential, market factors and retention considerations. The actual value of these awards will depend on future stock price performance.

The following table shows the ECP dollar award value approved by the Committee for each NEO during 2016 and the percentage and adjusted dollar value after application of the adjustment factor of each type of award elected by each NEO. None of the NEOs elected SSARs in 2016.

		PRSU Election		RSU Election
	2016 Unadjusted ECP Award	Percent Election	Adjusted Value	Percent Election	Adjusted Value
Adjustment Factor			120%		100%
Andreas Fibig	$2,000,000	30%	$720,000	70%	$1,400,000
Richard O’Leary (1)	$275,000	100%	$330,000	—	—
Nicolas Mirzayantz	$650,000	100%	$780,000	—	—
Matthias Haeni	$500,000	100%	$600,000	—	—
Anne Chwat	$525,000	100%	$630,000	—	—
Alison Cornell	$500,000	50%	$300,000	50%	$250,000

(1)	For 2016, Mr. O’Leary’s ECP award was based on his position as SVP, Controller and Chief Accounting Officer. Effective for 2017, in connection with his appointment as EVP and CFO, his ECP award will be based on his position as EVP and CFO.

The actual equity award grants to each NEO, based on the above elections, are identified in the Grants of Plan-Based Awards Table. Information on prior ECP awards that were exercised or vested in 2016 can be found in the Stock Vested Table.

Indirect Compensation

Deferred Compensation Plan

As part of our compensation program, we offer U.S.-based executives and other senior employees an opportunity to participate in our DCP. Pursuant to the terms of the DCP, we provide the same level of matching contributions to our executive officers that are available to other employees under our 401(k) savings plan. We also use the DCP to encourage executives to acquire shares of our common stock that are economically equivalent to ownership of our common stock but on a tax-deferred basis. We do this to encourage executives to be long-term owners of a significant equity stake in our Company and to enhance the alignment between the interests of executives and those of our shareholders.

Our costs in offering the DCP consist of the time-value of money costs, the cost of the matching contribution that supplements the 401(k) savings plan, administrative costs and a 25% premium for amounts deferred into the IFF Share Fund in an executive’s DCP account. The premium on amounts deferred into the IFF Share Fund typically do not vest until approximately two years after the deferral is made, as the premium is contingent on the executive remaining employed by us (other than for retirement) for the full calendar year following the year when such deferral is made. If notional investments within the DCP increase in value, the amount of our payment obligation will increase. The time-value of money cost results from the delay in the time at which we can take tax deductions for compensation payable to a participating executive.

Additional information about the DCP and supplemental matching contributions and premiums on cash deferrals under the DCP made for NEOs may be found below under “2016 Non-Qualified Deferred Compensation.”

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 COMPENSATION DISCUSSION AND ANALYSIS

Executive Severance Policy

The ESP provides severance and other benefits to executives, including NEOs, whose employment is terminated by the Company without cause or in the event of a termination by the executive for good reason in connection with a change in control of the Company. Additionally, the ESP provides severance and other benefits in the case of NEOs whose employment is terminated by the Company for good reason not in connection with a change in control. This policy helps us in competing with other companies in recruiting and retaining qualified executives. When recruiting an executive from another company, the executive in most cases will seek contract terms that provide compensation if his or her employment is terminated by us in cases in which the executive has not engaged in misconduct. The level of severance pay under the ESP is based on a tier system and each executive’s assigned tier is based on the executive’s grade level. All of our NEOs are in Tier I. The specific severance pay by tier was developed with the assistance of our independent compensation consultant and determined by the Committee. We believe that the ESP provides a level of severance pay and benefits that is within a range of competitive practice of our peer group companies.

A discussion of our ESP and the payments that each of our NEOs would have been eligible to receive had a covered termination occurred as of December 31, 2016 is set forth below under “Potential Payments upon Termination or Change in Control.”

Additional Benefits

Perquisite Program

Our NEO perquisite program offers non-monetary benefits that are within the range of market practice as determined through a market study conducted by our independent compensation consultant. Under the perquisite program, our NEOs are generally eligible to receive certain benefits including:

•	Company car;

•	Annual physical exam;

•	Financial planning and tax preparation (up to $10,000 per year);

•	Estate planning (up to $4,000 over a three-year period); and

•	Fitness dues or membership (up to $3,000 annually).

We may provide additional or modified perquisites to our NEOs in connection with their employment arrangements. As part of the terms of his employment, Mr. Haeni is also entitled to certain transitional assistance associated with his tax, housing and retirement savings for a limited period with such benefits declining annually. In addition, Mr. Fibig is provided a Company car and a Company driver, and an annual financial planning and tax preparation allowance of $25,000.

In August 2016, the Committee reviewed our perquisite program with its independent compensation consultant and determined that the total value of our perquisite program is within the range of market practice. Additional details concerning perquisites are included in the footnotes to the All Other Compensation Table.

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 COMPENSATION DISCUSSION AND ANALYSIS

Supplemental Long Term Disability

We offer our U.S.-based employees Long Term Disability (“LTD”) coverage at Company expense, which provides a benefit, calculated as a percentage of base salary, in the case of full disability. Under our group plan, the maximum base salary is $300,000, and the maximum monthly benefit is $15,000. We also offer Supplemental LTD insurance to provide a maximum monthly benefit of $25,000 for U.S.-based employees, including our NEOs, who earn a base salary plus bonus in excess of the maximum base salary of $300,000 under our group plan. The Supplemental LTD insurance premium, like our basic group LTD policy, is fully paid by us and is taxable income to employees upon receipt of the benefit.

Executive Death Benefit Plan

Our Executive Death Benefit Plan provides participants, including each of the NEOs, with a pre-retirement death benefit equal to twice the participant’s annual base salary less $50,000 (the death benefit provided by our basic group term life insurance plan for employees and retirees). The plan also provides a death benefit post-retirement, or pre-retirement after attaining age 70, equal to the participant’s base salary for the year in which the participant retires or reaches the age of 70, assuming the participant was an executive officer, less $12,500 of group coverage for retired participants and less $50,000 for senior participants (those who have attained the age of 70 and remain employed with us).

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 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Setting Process

Roles and Responsibilities

Compensation Committee	The Committee is responsible for overseeing the determination, implementation and administration of executive compensation (including equity awards, benefits and perquisites). The Committee recommends CEO compensation to the independent directors of the Board for their approval and approves the compensation of all the other NEOs.

Compensation Consultant	Frederic W. Cook & Co., Inc. (“FW Cook”) is engaged as the Committee’s independent compensation consultant. Since August 2015, FW Cook has worked with the Committee to provide it with analyses, advice, guidance and recommendations on executive compensation levels versus peers, market trends and incentive plan designs. FW Cook is engaged exclusively by the Committee on executive and non-employee director compensation matters and does not have other consulting arrangements with us. The Committee considers the independence of FW Cook on an annual basis, and in 2016 it determined FW Cook was independent and that no conflicts of interest existed.

Management	Our CEO and CHRO evaluate the individual performance and, with input from the Committee’s independent compensation consultant, the competitive pay positioning for senior management members that report directly to the CEO, including our NEOs, and make recommendations to the Committee concerning each such executive’s target compensation. Our CEO follows the same process with regard to the target compensation for our CHRO, without her input, and the Committee follows the same process with regard to the target compensation for our CEO, without his input.

Shareholder Advisory Vote

As part of its compensation setting process, the Committee also considers the results of the prior year’s shareholder advisory vote on our executive compensation. The Committee believes these voting results provide useful insight as to whether shareholders agree that the Committee is achieving its goal of designing and administering an executive compensation program that promotes the best interests of our Company and our shareholders by providing its executives with appropriate compensation and meaningful incentives to deliver strong financial performance and increase shareholder value. As part of its 2016 compensation setting process, the Committee reviewed the results of the 2015 shareholder advisory vote, in which 94.6% of the votes cast were voted in favor of our executive compensation program.

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 COMPENSATION DISCUSSION AND ANALYSIS

Peer Group and Benchmarking

On an annual basis, the Committee reviews and approves the compensation of our NEOs. We use a global grading structure for our NEOs, with compensation ranges for each grade. Our NEOs are placed in a particular grade based on internal factors (including scope of responsibilities and job complexity) and an external market evaluation. The external market evaluation is based on published third party general survey information and a review of similar positions within our selected peer groups described below. This process is referred to as “market benchmarking.”

Market Benchmarking

The Committee reviews its external market benchmarking and peer group data annually. The Committee’s goals are to position (1) target total cash compensation at median or slightly above and (2) target total direct compensation (salary, annual incentive compensation and long-term incentive compensation) between the median to 75th percentile of relevant market benchmarks. This philosophy reflects the Committee’s approach to setting stretch goals that require above median performance to generate target payouts. In August 2015, the Committee reviewed peer group data with our independent compensation consultant for purposes of determining the appropriate peer group for setting 2016 compensation levels and opportunities.

The Committee’s independent compensation consultant provides the 25th percentile, median and 75th percentile “market reference” data for each executive position based on the average of the two relevant compensation benchmarks, as further explained below under “Peer Groups—CEO, CFO and Group Presidents”. This data is used to analyze the external competitiveness of each NEO’s base salary, target total cash compensation and target total direct compensation. This analysis is reviewed with the Committee and, in the case of the compensation of NEOs other than the CEO, with the CEO as well. In determining target total direct compensation for each executive in 2016, the Committee considered the consultant’s market reference analysis. In addition, the Committee considered a number of other important factors, including each executive’s:

•	individual experience and performance;

•	scope of responsibilities;

•	relative responsibilities compared with other senior Company executives;

•	contribution relative to overall Company performance;

•	compensation relative to his or her peers within the organization; and

•	long-term potential.

The Committee uses the market reference range in order to establish a starting point for the compensation levels that the Committee believes would provide our NEOs with competitive compensation. However, the actual target total direct compensation approved by the Committee may be above or below the market reference range based on the Committee’s review of market compensation levels, its desire to create internal pay equity among our executives and the individual factors set forth above.

For 2016, the Committee awarded target total direct compensation to Messrs. Fibig, Haeni, Mirzayantz and Mmes. Chwat and Cornell, and to Mr. O’Leary following his promotion, that was generally within the competitive range of the targeted median to 75th percentile. The total actual compensation paid for the year, as compared to target compensation approved at the beginning of the year, may differ depending on Company and individual performance. Consequently, the actual compensation received by a NEO may be higher or lower than his or her market reference range.

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 COMPENSATION DISCUSSION AND ANALYSIS

Peer Groups—CEO, CFO and Group Presidents

For 2016 compensation decisions regarding (1) the CEO, (2) the current and former CFO (which was evaluated at the beginning of the year prior to her departure) and (3) each of the Group Presidents, the Committee benchmarked compensation against the average of the following two groups:

Peer Group	Selection Criteria

➢     U.S. publicly traded companies of comparable size with manufacturing operations (generally based on revenue of $1B - $7B and market capitalization of $1B - $14B)

➢     Strong in-house R&D activities

➢     Global scope with significant international presence (international operations generally accounting for at least 25% of total revenues)

➢     Growth orientation, with positive sales and earnings growth over the three years prior to the review and selection of the peer group

➢     Companies with which we compete for executive talent

➢     Progressive companies with positive reputations

	Component Companies	➢ Church & Dwight Co, Inc. ➢ The Clorox Company ➢ Coty, Inc. ➢ Edgewell Personal Care ➢ Elizabeth Arden, Inc. ➢ The Estee Lauder Companies Inc. ➢ Herbalife Ltd. ➢ The Hershey Company

➢     Hormel Foods Corporation

➢     Jarden Corporation

➢     McCormick & Company, Inc.

➢     Newell Rubbermaid Inc.

➢     Nu Skin Enterprises, Inc.

➢     Revlon, Inc.

➢     Sensient Technologies Corporation

➢     Tupperware Brands Corporation

	Position in Group	➢ Approximately the 38th percentile of revenue and 51st percentile of market capitalization
Size- Appropriate Cut of the Towers Watson General Industry Survey	Selection Criteria

➢     126 companies

➢     $1 billion to $7 billion in reported revenues

➢     Revenues interpolated to our 2015 trailing four-quarter revenue size:

•     $3.1 billion for corporate positions

•     $1.6 billion for Fragrances

•     $1.5 billion for Flavors

There were six companies in the Peer Group that did not meet all of the desired criteria-Clorox, Elizabeth Arden, Estee Lauder, Hershey, Hormel Foods and Jarden. Each of Clorox, Estee Lauder, Hershey, Hormel Foods and Jarden were slightly above either the revenue or market capitalization criteria, while Elizabeth Arden was slightly below the revenue and market capitalization criteria. The Committee decided to keep these companies in the Peer Group (1) based on the significant comparability of these businesses to one of our two business units and (2) to allow for year-over-year consistency in the peer group.

Changes to 2017 Peer Group

In August 2016, the Committee reviewed its Peer Group with FW Cook for purposes of its upcoming 2017 target compensation setting process and determined that, for 2017, Elizabeth Arden, Hormel Foods, Jarden Corporation and Newell Brands (formerly Newell Rubbermaid) would be removed from the Peer Group.

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 COMPENSATION DISCUSSION AND ANALYSIS

Elizabeth Arden was removed because it entered into an agreement to be acquired by Revlon in June 2016. Hormel was removed because of differences in revenue size as well as relatively low comparability in terms of R&D focus and multinational presence compared to us. Jarden and Newell were removed because of their 2016 merger which resulted in a post-merger revenue size that was above the desired range.

The Committee also added four companies to the Peer Group for 2017. The Committee added Dr. Pepper Snapple Group, Inc., Hain Celestial Group and Mead Johnson Nutrition because they primarily manufacture and distribute food/beverage products and fall within desired revenue and market capitalization size ranges. In addition, the Committee added Spectrum Brands Holdings because it manufactures and distributes a range of consumer products and falls within the desired size range.

Peer Group—Other Executive Officers

Based on recommendations by its independent compensation consultant, the Committee determined that the Peer Group did not publicly disclose comparative data for the other executive officer positions that were reviewed by the Committee. Consequently, for all other executive officer positions, including the General Counsel, instead of using the Peer Group, the Committee used the aggregate data available from a select cut of the Towers Watson General Industry Survey that (1) identified themselves as belonging to the consumer products or the food and beverage industry and (2) had revenues between $1 billion and $7 billion (the “Consumer Products Select Cut”). The Committee averaged (1) the Consumer Products Select Cut and (2) the Towers Watson General Industry Survey to obtain the 25th percentile, median and 75th percentile target compensation for market reference data.

The companies included in the Consumer Products Select Cut in 2016 were as follows:

Consumer Products Select Cut	Selection Criteria	➢ 22 companies (including three companies that are also part of the 2016 Peer Group) ➢ $1 billion to $7 billion in reported revenues, with median revenues of $3.8 billion
Component Companies

➢     Ansell Limited

➢     Bemis Company, Inc.

➢     Bob Evans Farms, Inc.

➢     Cott Corporation

➢     Dole Food Company

➢     Dr. Pepper Snapple Group, Inc.

➢     Flowers Foods, Inc.

➢     Hanesbrands Inc.

➢     Hasbro, Inc.

➢     The J.M. Smucker Company

➢     Jack In The Box Inc.

➢     Kerry Group plc

➢     Keurig Green Mountain, Inc.

➢     Molson Coors Brewing Company

➢     Nu Skin Enterprises

➢     Parmalat S.p.A

➢     Quad/Graphics, Inc.

➢     Revlon, Inc.

➢     The Scotts Miracle-Gro Company

➢     Tempur Sealy International, Inc.

➢     Tupperware Brands Corporation

➢     The WhiteWave Foods Company

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 COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy

The triggers for recovery of compensation under our compensation recoupment and clawback policies include:

•	accounting restatements;

•	financial misstatements (without regard to fault);

•	an employee’s willful misconduct;

•	violation of a Company policy that is materially detrimental to our Company; or

•	an employee’s violation of non-competition, non-solicitation, confidentiality and similar covenants.

All compensation under our 2010 Stock Award and Incentive Plan and our 2015 Stock Award and Incentive Plan, including AIP, LTIP, ECP and other cash and equity awards, as well as payments made under our ESP, are subject to clawback.

Tax Deductibility

We generally attempt to structure executive compensation to be tax deductible. However, the Committee also believes that under some circumstances, such as to attract or to retain key executives, to recognize outstanding performance or to take into account the external business environment, it may be important to compensate one or more key executives above tax deductible limits.

2017 Compensation Actions

In November 2016, the Compensation Committee approved changes to our AIP applicable to our NEOs effective for the 2017 fiscal year, including (i) that in order to fund any payouts under the AIP, the new corporate operating profit threshold must be met and (ii) eliminating the 10% individual performance component for NEOs, and correspondingly increasing by 5% the weighting of each of the currency sales growth component and operating profit component. In the event the Company does not achieve the corporate operating profit threshold, no AIP payouts will be awarded to the participants, including the NEOs.

Non-GAAP Reconciliation

This Compensation Discussion and Analysis includes the following non-GAAP financial measures: currency neutral sales, adjusted operating profit and adjusted earnings per share. Please see Exhibit A of this proxy statement for a reconciliation of such metrics.

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 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on those reviews and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee

Roger W. Ferguson, Jr. (Chair)

Michael Ducker

Christina Gold

Katherine M. Hudson

Dale F. Morrison

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The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (known as the “Dodd-Frank Act”) requires us to provide our shareholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, often referred to as “Say on Pay.”

The core of our executive compensation philosophy is that our executives’ compensation should be linked to achievement of financial and operating performance metrics that build shareholder value over both the short- and long-term. We have designed our compensation program to focus on elements that we believe will contribute to these shareholder value drivers. As such, our compensation program:

•	includes a significant equity component,

•	is variable and tied to value-creating performance metrics,

•	reflects each executive’s level of responsibility, and

•	rewards individual performance and contributions.

In 2016, approximately 93% of the votes cast on our say-on-pay proposal relating to 2015 executive compensation voted for the proposal. In deciding how to cast your vote on this proposal, the Board requests that you consider the structure of the Company’s executive compensation program, which is more fully discussed in this proxy statement under the heading “Compensation Discussion and Analysis.”

This vote is non-binding; however, we value the opinions of our shareholders and accordingly the Board and the Compensation Committee will consider the outcome of this advisory vote in connection with future executive compensation decisions.

For reasons set forth above, the Board recommends that you vote for the compensation paid to the NEOs in 2016.

Accordingly, we will ask our shareholders to vote on the following resolution at the 2017 Annual Meeting:

“RESOLVED, that, the compensation paid to the Company’s NEOs in 2016, as disclosed in this proxy statement for our 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION PAID TO OUR NEOS IN 2016

Proposal 3 — Advisory Vote On Executive Compensation

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The Dodd-Frank Act requires us to provide our shareholders with the opportunity to vote, on an advisory, non-binding basis, for their preference as to whether votes on the compensation of our NEOs should occur every one, two or three years.

At our 2011 annual meeting, our shareholders voted to hold an annual advisory vote on our executive compensation program. Accordingly, we have submitted Say on Pay proposals on the compensation of our NEOs at every subsequent annual meeting.

We are required to hold a vote on the frequency of Say on Pay proposals every six years. As a result, we are again asking you to vote on whether you would prefer an advisory vote every one, two or three years or you may abstain.

After careful consideration, our Board recommends that we continue to conduct an annual advisory vote on executive compensation.

When voting on this proposal, you may indicate whether you would prefer an advisory vote every one, two or three years, or you may abstain from voting.

If a majority of the votes cast do not favor one of the three frequencies, the frequency that receives the most votes will be considered to be the frequency favored by shareholders.

Ö YOUR BOARD RECOMMENDS A VOTE FOR AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 4 — Advisory Vote on Frequency of Votes on Executive Compensation

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Summary Compensation Table

The following table sets forth the compensation for:

•	our current CEO;

•	our current CFO and former CFO; and

•	our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2016.

We refer to the executive officers included in the Summary Compensation Table as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in this proxy statement under the heading “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Andreas Fibig	2016	1,275,000	—	2,963,837	1,670,801	—	300,595	6,210,233
Chairman and CEO	2015	1,200,000	—	3,173,165	1,702,478	—	133,099	6,208,742
	2014	400,000	1,000,000	2,244,414	760,534	—	134,027	4,538,975

Richard O’Leary	2016	422,131	—	1,346,578	227,620	—	112,537	2,108,866
CFO	2015	445,311	—	541,687	200,542	—	78,053	1,265,593
	2014	302,872	—	349,635	225,148	—	86,897	964,552

Nicolas Mirzayantz	2016	600,000	—	1,010,428	452,834	43,291	153,913	2,260,466
Group President, Fragrances	2015	585,000	—	1,088,973	506,351	—	169,083	2,349,407
	2014	532,500	—	2,998,513	762,039	303,665	163,172	4,759,889

Matthias Haeni	2016	518,750	—	830,353	492,074	—	1,537,189	3,378,366
Group President, Flavors	2015	490,000	—	729,004	375,043	—	782,736	2,376,783
	2014	445,653	—	624,912	407,888	—	485,920	1,964,373

Anne Chwat	2016	472,500	—	761,326	293,960	—	183,826	1,711,612
General Counsel	2015	465,000	—	738,915	308,330	—	155,487	1,667,732
	2014	465,000	—	708,594	419,022	—	562,425	2,155,041

Alison A. Cornell	2016	436,067	—	766,479	340,537	—	1,461,973	3,005,056
Former CFO	2015	271,562	250,000	506,228	217,787	—	32,996	1,278,573

(1)	The 2016 amounts in this column include (i) the following amounts deferred under the DCP: Mr. Fibig -- $318,750; Mr. O’Leary -- $33,767; Mr. Mirzayantz — $30,000; Ms. Chwat — $236,250; and Ms. Cornell — $152,277, and (ii) the following amounts deferred under the Retirement Investment Fund Plan (401(k)): Mr. Fibig — $24,000; Mr. O’Leary — $24,000; Mr. Mirzayantz — $24,000; Ms. Chwat — $18,900; and Ms. Cornell -- $24,000.

(2)

The amounts in the Stock Awards column represent the aggregate grant date fair value of equity awards granted during each respective fiscal year, calculated in accordance with FASB ASC Topic 718. Details on and assumptions used in calculating the grant date fair value of RSUs, PRSUs, SSARs and LTIP equity incentive compensation may be found in Note 12 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The grant date fair value attributable to the 2016-2018 LTIP cycle

Executive Compensation

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 EXECUTIVE COMPENSATION

awards pertains to the 50% portion of those awards that will be payable in our common stock if the performance conditions are satisfied and is based on the probable outcome of such conditions. The value of these awards at the grant date if the maximum level of performance conditions were to be achieved is as follows: Mr. Fibig — $1,843,716; Ms. Cornell -- $460,929; Mr. O’Leary — $184,372; Mr. Mirzayantz — $460,929; Mr. Haeni — $460,929; and Ms. Chwat — $262,730. The actual number of shares earned by the NEOs for the completed 2014-2016 LTIP cycle and for the 2016 segment of each of the 2015-2017 LTIP cycle and 2016-2018 LTIP cycle can be found in the narrative following the Grants of Plan-Based Awards Table under the heading “Long-Term Incentive Plan.”

(3)	The grant date fair value attributable to PRS awards included in the Stock Awards column pertains to the value of the matching portion of the award. Not reflected in this column is the value of shares delivered or cash paid by NEOs to purchase shares in fiscal year 2016 for the participant’s portion of the PRS award. As discussed in the Compensation Discussion and Analysis, participants in our ECP are permitted to satisfy the purchase price of PRS shares by tendering shares of our common stock or paying cash. The following NEOs purchased or tendered the number of shares indicated in fiscal year 2016, in each case at a price per share equal to the closing stock price on the date of grant: Mr. Fibig — $719,938 for 6,009 shares; Mr. O’Leary — $329,957 for 2,754 shares; Mr. Mirzayantz — $779,963 for 6,510 shares; Mr. Haeni — $599,889 for 5,007 shares; Ms. Chwat — $629,961 for 5,258 shares; and Ms. Cornell — $300,004 for 2,503 shares.

(4)	The 2016 amounts in this column include the following amounts earned under the 2016 AIP: Mr. Fibig - $1,134,120; Mr. O’Leary - $177,579; Mr. Mirzayantz — $297,600; Mr. Haeni - $336,840; Ms. Chwat — $207,195; and Ms. Cornell — $253,616.

(5)	LTIP cycles have four performance segments related to each year in the three-year LTIP cycle and the cumulative results for the full three-year cycle. Any amounts earned under a performance segment are credited on behalf of the executive at the end of the relevant segment, but such credited amounts are not paid until the completion of the three-year LTIP cycle. Upon completion, one-half of any award earned for a completed LTIP cycle is paid in cash and the remaining half is paid in shares of our common stock. The cash portion of the NEOs’ credited awards is reported in this column for the year in which such amount was earned, rather than in the year in which such award is actually paid. The amounts in this column related to 2016 include the amounts earned and credited for the 2016 segment of the 2015-2017 and 2016-2018 LTIP cycles and the following amounts earned for the 2016 and cumulative segments under the completed 2014-2016 LTIP cycle: Mr. Fibig - $392,869; Mr. O’Leary — $35,881; Mr. Mirzayantz - $119,281; Mr. Haeni — $119,281; Ms. Chwat — $66,559; and Ms. Cornell — $58,925.

(6)	The amounts in this column represent the aggregate change in the actuarial present value of the NEO’s accumulated benefit under our U.S. Pension Plan (our qualified defined benefit plan) and our Supplemental Retirement Plan (our non-qualified defined benefit plan). Earnings in the interest bearing account in the DCP were not above-market, and earnings in other investment choices under the DCP were not preferential, and therefore are not included.

(7)	Details of the 2016 amounts set forth in this column are included in the All Other Compensation Table.

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 EXECUTIVE COMPENSATION

2016 All Other Compensation

	Dividends on Stock Awards ($)(1)	Company Contributions to Savings and Defined Contribution Plans ($)(2)		Auto ($)(3)	Financial/ Estate Planning, Tax Preparation and Legal Services ($)	Executive Death Benefit Program ($)(4)	Matching Charitable Contributions ($)	Relocation Expenses ($)(5)		Tax Equalization/ Assistance ($)(6)		Severance ($)(7)	Other ($)(8)	Total ($)
Andreas Fibig	24,155	199,906		60,270	9,225	—	—	—		—		—	7,039	300,595
Richard O’Leary	25,857	48,525		13,350	7,500	11,714	—	—		—		—	5,591	112,537
Nicolas Mirzayantz	58,390	49,746		6,947	9,225	12,688	5,000	—		—		—	11,917	153,913
Matthias Haeni	24,947	82,249	(9)	16,954	—	4,353	—	107,899	(9)	1,296,480	(9)	—	4,307	1,537,189
Anne Chwat	39,459	83,734		14,158	14,000	10,436	10,000	—		—		—	12,039	183,826
Alison A. Cornell	6,192	49,859		25,025	9,879	2,738	—	—		—		1,364,160	4,120	1,461,973

(1)	The amounts in this column represent dividend equivalents paid during 2016 on shares of PRS and PRSUs.

(2)	The amounts in this column represent: (i) matching amounts paid under our Retirement Investment Fund Plan (401(k)); (ii) amounts matched or set aside by our Company under our DCP (which are matching contributions that would otherwise be made under our 401(k) plan but for limitations under U.S. tax law); (iii) the dollar value of premium shares credited to the accounts of participants in the DCP who elect to defer their cash compensation into the IFF Stock Fund; and (iv), for Mr. Haeni, $23,344 contributed to his European retirement plan in lieu of participation in the Company’s savings plans and an additional savings allowance of $58,905. The premium shares may be forfeited if the executive does not remain employed by our Company for the full calendar year following the year during which such shares are credited. Dividend equivalents are credited on shares (including premium shares) held in accounts of participants who defer into the IFF Stock Fund. Dividend equivalents are included in the Aggregate Earnings in Last Fiscal Year column of the Non-Qualified Deferred Compensation Table and are not included in the amounts represented in this column.

(3)	The amounts in this column represent the personal use of automobiles provided by our Company. The value of such use was determined by using standard IRS vehicle value tables and multiplying that value by the percent of personal use. The value of fuel was determined by multiplying the overall fuel cost by the percent of personal use. In both cases personal use percentages were determined on a mileage basis. The amounts in this column also include the cost paid by us for use of our Company driver.

(4)	The amounts in this column represent costs for the corporate-owned life insurance coverage we have purchased to offset liabilities that may be incurred under our Executive Death Benefit Program. No participant in this program has or will have any direct interest in the cash surrender value of the underlying insurance policy.

(5)	The amounts in this column represent a credit of $101 for relocation expenses and an additional $108,000 of living allowance.

(6)	The amounts in this column represent for Mr. Haeni, a tax gross up credit on his relocation expenses, a tax equalization payment of $96,623, and a tax gross up of $290,872 on the tax equalization payment. These tax gross up and tax equalization payments will continue through 2017 and then terminate.

(7)	Represents cash severance to be paid to Ms. Cornell under the ESP following her separation from the Company in October 2016.

(8)	The amounts in this column represent (i) health club membership, (ii) annual physical examination, (iii) amounts paid under our Supplemental Long-Term Disability Plan and (iv) visa/immigration related expenses.

(9)

In connection with his relocation to the United States, we agreed to provide Mr. Haeni an alternate savings program and certain transitional assistance for the four years following his relocation. In lieu of his

68  IFF  |  2017 PROXY STATEMENT

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participation in our 401(k) plan and DCP, the Company provided Mr. Haeni an annual savings allowance equal to 11% of his annual base salary as an employer contribution to the Swiss pension plan of his choosing. In addition, the Company provided (i) a monthly living allowance during 2016 of $9,000, which will decrease to $6,000 in 2017, (ii) tax equalization payments (subject to gross-up) during 2016 equal to 50% of the difference in income taxation between Singapore and New York City, which will decrease by 25% in 2017, and (iii) an additional savings allowance during 2016 equal to 50% of the difference between the annual savings allowance and his previous pension payments, which will decrease by 25% in 2017. These payouts will terminate after 2017.

Employment Agreements or Arrangements

Mr. Fibig

Pursuant to the terms of a letter agreement dated May 26, 2014 between our Company and Mr. Fibig, he became our CEO effective September 1, 2014 and Chairman of the Board as of December 1, 2014.

Under this agreement, Mr. Fibig’s employment is on an at-will basis until terminated by either party. Mr. Fibig is entitled to the following compensation under the agreement:

•	Minimum annual base salary of $1,300,000 in 2016;

•	A target AIP bonus of 120% of his base salary and a potential maximum annual bonus of 240% of his base salary;

•	An LTIP target of $2,000,000 and a maximum of up to 200% of the LTIP target; and

•	Participation in the ECP program.

The letter agreement provides for non-competition, non-solicitation, non-disclosure, cooperation and non-disparagement covenants.

Mr. Fibig’s letter agreement grants him certain rights upon termination of his employment. These rights are described in this proxy statement under the heading “Termination of Employment and Change in Control Arrangements - Other Separation Arrangements.”

Other NEOs

The compensation of our other NEOs is approved by the Compensation Committee and is generally determined by the terms of the various compensation plans in which they are participants and which are described in this proxy statement more fully above in the Compensation Discussion and Analysis, in the narrative following the Grants of Plan-Based Awards Table and under the heading “Termination of Employment and Change in Control Arrangements.” In addition, their salary is reviewed, determined and approved on an annual basis by our Compensation Committee. Executives also may be entitled to certain compensation arrangements provided or negotiated in connection with their commencement of employment with our Company.

In connection with Mr. O’Leary’s appointment as EVP and CFO on October 11, 2016, the Compensation Committee approved changes in Mr. O’Leary’s compensation. As CFO, Mr. O’Leary receives a base salary of $500,000 and continues to be eligible to participate in our AIP, with a target AIP bonus of 80% of his base salary, and our LTIP, with a target annual LTIP value of $500,000 commencing in 2017. In addition, he continues to participate in our ECP program with a target award of $500,000 for 2017. The Compensation Committee also approved a special retention restricted stock unit grant to Mr. O’Leary with a value of $1 million that vests on the fourth anniversary of the date of grant.

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 EXECUTIVE COMPENSATION

2016 Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards to our NEOs during 2016. The amounts reported in the table under “Estimated Future Payouts under Non-Equity Incentive Plan Awards” and “Estimated Future Payouts under Equity Incentive Plan Awards” represent the threshold, target and maximum awards under our AIP and LTIP programs. The performance conditions applicable to the AIP and LTIP are described in the Compensation Discussion and Analysis.

With regard to the AIP, the percentage of each NEO’s target award that was actually achieved for 2016 based on satisfaction of the AIP performance conditions is discussed in the Compensation Discussion and Analysis. The amount actually paid to each NEO in 2017 based on 2016 performance under the AIP is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

With regard to the LTIP, the amounts of each NEO’s award that were actually achieved for 2014-2016 based on satisfaction of the performance conditions for the 2014-2016 LTIP and the 2016 segment of each of the 2015-2017 LTIP and 2016-2018 LTIP cycles are set forth following the Grants of Plan-Based Awards Table. In addition, cash amounts earned by each NEO for the cumulative and 2016 segment of the 2014-2016 LTIP cycle and the 2016 segments of the 2015-2017 LTIP and 2016-2018 LTIP cycles are also included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. However, any cash or shares credited to a NEO based on achievement of performance conditions during a segment will not be paid until completion of the full LTIP cycle and could be forfeited if a NEO leaves the Company prior to the payment date.

Name	Type of Award (1)	Grant Date (2)	Date of Compensation Committee Approval		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	Grant Date Fair Value of Stock Awards ($) (6)
					Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Andreas Fibig	AIP	2/7/2016	2/7/2016		390,000	1,560,000	3,120,000
	2016 LTIP	2/7/2016	2/7/2016		250,000	1,000,000	2,000,000	250,000	1,000,000	2,000,000		921,858
	PRSU	5/2/2016	2/7/2016								6,009	719,938
	RSU	5/2/2016	2/7/2016								11,685	1,322,041

Richard O’Leary	AIP	2/7/2016	2/7/2016		61,066	244,262	488,525
	2016 LTIP	2/7/2016	2/7/2016		25,000	100,000	200,000	25,000	100,000	200,000		92,186
	PRSU	5/2/2016	2/7/2016								2,754	329,957
	RSU	11/1/2016	11/1/2016	(7)							7,472	924,436

Nicolas Mirzayantz	AIP	2/7/2016	2/7/2016		120,000	480,000	960,000
	2016 LTIP	2/7/2016	2/7/2016		62,500	250,000	500,000	62,500	250,000	500,000		230,464
	PRSU	5/2/2016	2/7/2016								6,510	779,963

Matthias Haeni	AIP	2/7/2016	2/7/2016		105,000	420,000	840,000
	2016 LTIP	2/7/2016	2/7/2016		62,500	250,000	500,000	62,500	250,000	500,000		230,464
	PRSU	5/2/2016	2/7/2016								5,007	599,889

Anne Chwat	AIP	2/7/2016	2/7/2016		71,250	285,000	570,000
	2016 LTIP	2/7/2016	2/7/2016		35,625	142,500	285,000	35,625	142,500	285,000		131,365
	PRSU	5/2/2016	2/7/2016								5,258	629,961

Alison A. Cornell	AIP	2/7/2016	2/7/2016		112,000	448,000	896,000
	2016 LTIP	2/7/2016	2/7/2016		62,500	250,000	500,000	62,500	250,000	500,000		230,464
	PRSU	5/2/2016	2/7/2016								2,504	300,004
	RSU	5/2/2016	2/7/2016								2,086	236,010

(1)	AIP = 2016 AIP

2016 LTIP = 2016-2018 Long-Term Incentive Plan Cycle

RSU = Restricted Stock Unit

PRSU = Purchased Restricted Stock Unit

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(2)	All equity, AIP and LTIP grants were made under our 2015 SAIP. The material terms of these types of awards are described in this proxy statement under the heading “Compensation Discussion and Analysis.”

(3)	AIP amounts in this column are the threshold, target and maximum dollar values under our 2016 AIP. 2016 LTIP amounts in this column are the threshold, target and maximum dollar values of the 50% portion of our 2016-2018 LTIP cycle that would be payable in cash if the performance conditions are satisfied.

(4)	2016 LTIP amounts in this column are the threshold, target and maximum dollar values of the 50% portion of our 2016-2018 LTIP cycle that would be payable in stock if the performance conditions are satisfied. The number of shares of our common stock for the 50% portion payable in stock was determined at the beginning of the 2016 LTIP cycle, based on $119.27 per share, the average closing market price of a share of our common stock for the 20 trading days preceding January 1, 2016, the first trading day of the 2016-2018 LTIP cycle. However, the actual value to be realized may vary depending on the closing market price of a share of our common stock on the payout date of 2016 LTIP awards.

(5)	Except for the RSU award granted to Mr. O’Leary in November 2016 in connection with his promotion to CFO, the amounts in this column represent the number of PRSUs and RSUs granted under the ECP. Dividend equivalents are paid on PRSUs. Footnote 4 to the Summary Compensation Table states the dollar amount delivered by our NEOs (in tendered shares or cash) for these PRSU awards. The material terms of the ECP awards are described in this proxy statement under the heading “Compensation Discussion & Analysis.” See footnote 7 regarding Mr. O’Leary’s November 2016 grant.

(6)	The amounts in this column represent the aggregate grant date fair value of equity awards granted to our NEOs during the fiscal year ended December 31, 2016, calculated in accordance with FASB ASC Topic 718. The grant date fair value of LTIP awards pertains to the 50% portion of those awards that will be payable in shares of our common stock if the performance conditions are satisfied, and is based on the probable outcome of such conditions.

(7)	Mr. O’Leary was granted a special RSU award in connection with his promotion to CFO in November 2016.

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Long-Term Incentive Plan

2014-2016 LTIP Payout

The following table sets forth the total amount earned by each NEO based on achievement of the corporate performance goals for each segment under the 2014-2016 LTIP cycle and based on each executive’s target amount (or reduced target amount for each NEO who was not employed in his current role for the entire three-year cycle). The amount reported in the “Total” column is the amount being paid out to the NEOs in 2017 following completion of the 2014-2016 LTIP cycle.

	Segment 1 (2014)		Segment 2 (2015)		Segment 3 (2016)		Cumulative (2014 – 2016)		Total
	Cash ($)	Shares (#)	Cash ($)	Shares (#)	Cash ($)	Shares (#)	Cash ($)	Shares (#)	Cash ($)	Shares (#)
Andreas Fibig (1)	102,265	1,021	292,500	2,921	95,875	958	296,994	2,968	787,634	7,868
Richard O’Leary	23,010	269	21,995	257	7,209	84	28,672	334	80,886	944
Nicolas Mirzayantz	76,500	895	73,125	855	23,969	280	95,313	1,115	268,907	3,145
Matthias Haeni	76,500	895	73,125	855	23,969	280	95,313	1,115	268,907	3,145
Anne Chwat	42,687	499	40,804	477	13,375	156	53,184	621	150,050	1,753
Alison A. Cornell (2)	—	—	35,458	319	18,665	168	40,260	361	94,383	848

(1)	Amount related to 2014 is prorated based on Mr. Fibig’s appointment as CEO in September 2014.

(2)	Amount related to 2015 is prorated based on Ms. Cornell’s appointment as CFO in July 2015. The amount related to 2016 is prorated based on Ms. Cornell’s separation from the Company in October 2016.

2015-2017 LTIP Credit

Based on our achievement of the corporate performance goals for the 2016 segment (the second segment) of the 2015-2017 LTIP cycle and the executive’s target amount, the following cash amounts and number of shares of our stock have been credited on behalf of the executive:

	Segment 2 (2016)
	Cash ($)	Shares (#)
Andreas Fibig	$95,875	939
Richard O’Leary	$9,367	92
Nicolas Mirzayantz	$23,969	235
Matthias Haeni	$23,969	235
Anne Chwat	$13,375	131
Alison A. Cornell (1)	$18,665	168

(1)	The amount related to 2015 is prorated based on Ms. Cornell’s appointment as CFO in July 2015. The amount related to 2016 is prorated based on Ms. Cornell’s separation from the Company in October 2016.

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 EXECUTIVE COMPENSATION

2016-2018 LTIP Credit

Based on our achievement of the corporate performance goals for the 2016 segment (the first segment) of the 2016-2018 LTIP cycle and the executive’s target amount, the following cash amounts and number of shares of our stock have been credited on behalf of the executive:

	Segment 1 (2016)
	Cash ($)	Shares (#)
Andreas Fibig	47,938	402
Richard O’Leary	4,794	40
Nicolas Mirzayantz	11,984	100
Matthias Haeni	11,984	100
Anne Chwat	6,831	57
Alison A. Cornell (1)	9,332	78

(1)	The amount related to 2016 is prorated based on Ms. Cornell’s separation from the Company in October 2016.

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 EXECUTIVE COMPENSATION

Equity Compensation Plan Information

We currently grant equity awards under our 2015 SAIP only, which replaced our 2010 Stock Award and Incentive Plan (the “2010 SAIP”). The following table provides information regarding our common stock which may be issued under our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	615,897	(2)	$59.14	(3)	2,498,543
Equity compensation plans not approved by security holders (4)	237,850		$59.14	(3)	217,380	(5)

Total	853,746		$59.14	(3)	2,715,923

(1)	Represents the 2015 Stock Award and Incentive Plan (the “2015 SAIP”). The 2015 Plan replaced the Company’s 2010 Stock Award and Incentive Plan (the “2010 Plan”) and provides the source for future deferrals of cash into deferred stock under the Company’s Deferred Compensation Plan (with the Deferred Compensation Plan being deemed a sub-plan under the 2010 Plan for the sole purpose of funding deferrals under the IFF Share Fund).

(2)	Includes options, RSUs, SSARs, the number of shares to be issued under the 2014-2016 LTIP cycle based on actual performance, and the maximum number of shares that may be issued under the 2014-2016 and 2015-2017 LTIP cycles if the performance conditions for each of those cycles are satisfied at the maximum level. The number of SSARs that may be issued upon exercise was calculated by dividing (i) the product of (a) the excess of the closing market price of our common stock on the last trading day of 2016 over the exercise price, and (b) the number of SSARs outstanding by (ii) the closing market price on the last trading day of 2016. Excludes outstanding shares of PRS under the 2010 SAIP and 2000 SAIP.

(3)	Weighted average exercise price of outstanding options and SSARs. Excludes RSUs, shares credited to accounts of participants in the DCP and shares that may be issued under the 2015-2017 and 2016-2018 LTIP cycles.

(4)	We currently have two equity compensation plans that have not been approved by our shareholders: (i) the DCP, which is described on page 79 and (ii) a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director. Although we are no longer granting these annual 1,000 share stock awards to directors, the pool of shares remains authorized.

(5)	Includes 173,630 shares remaining available for issuance under the DCP and 43,750 shares remaining available for issuance from a pool of shares that may be used for annual awards of 1,000 shares to each non-employee director.

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2016 Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our NEOs at December 31, 2016.

Name	Grant Date	Grant Type (1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Andreas Fibig	10/15/2014	RSU	7,967	(3)	938,752
	2/11/2015	2015 LTIP	5,498	(4)	647,854	9,788 (5)	1,153,320
	5/6/2015	RSU	7,620	(6)	897,865
	5/6/2015	PRS	11,176	(6)	1,316,868
	2/8/2016	2016 LTIP	1,128	(7)	132,871	3,668 (8)	432,200
	5/2/2016	PRSU	6,009	(9)	708,040
	5/2/2016	RSU	11,685	(9)	1,376,844
Richard O’Leary	5/13/2014	PRS	2,749	(3)	323,915
	1/2/2015	RSU	1,487	(10)	175,213
	2/11/2015	2015 LTIP	537	(4)	63,250	958 (5)	112,881
	5/6/2015	PRS	2,540	(6)	299,288
	2/8/2016	2016 LTIP	113	(7)	13,312	1,466 (8)	172,739
	5/2/2016	PRSU	2,754	(9)	324,504
	11/1/2016	RSU	7,472	(11)	880,426
Nicolas Mirzayantz	5/13/2014	PRS	7,943	(3)	935,924
	2/11/2015	2015 LTIP	1,375	(4)	161,963	2,448 (5)	288,448
	5/6/2015	PRS	7,112	(6)	838,007
	2/8/2016	2016 LTIP	282	(7)	33,218	3,668 (8)	432,200
	5/2/2016	PRSU	6,510	(9)	767,073
Matthias Haeni	5/13/2014	PRS	3,666	(3)	431,965
	2/11/2015	2015 LTIP	1,375	(4)	161,963	2,448 (5)	288,448
	5/6/2015	PRS	4,064	(6)	478,861
	2/8/2016	2016 LTIP	282	(7)	33,218	3,668 (8)	432,200
	5/2/2016	PRSU	5,007	(9)	589,975
Anne Chwat	5/13/2014	PRS	5,499	(3)	647,947
	2/11/2015	2015 LTIP	766	(4)	90,244	1,368 (5)	161,191
	5/6/2015	PRS	5,080	(6)	598,576
	2/8/2016	2016 LTIP	160	(7)	18,891	2,092 (8)	246,500
	5/2/2016	PRSU	5,258	(9)	619,550
Alison A. Cornell	7/8/2015	2015 LTIP	791	(12)	93,168	474 (4)	55,851
	8/17/2015	PRSU	1,032	(12)	121,601
	2/8/2016	2016 LTIP	220	(12)	25,864	682 (6)	80,360
	5/2/2016	PRSU	383	(12)	45,129
	5/2/2016	RSU	319	(12)	37,588

(1)	2015 LTIP = 2015-2017 Long-Term Incentive Plan Cycle

2016 LTIP = 2016-2018 Long-Term Incentive Plan Cycle

PRS = Purchased Restricted Stock

RSU = Restricted Stock Unit

PRSU = Purchased Restricted Stock Unit

(2)	The market value was determined based on the closing price of our common stock on December 30, 2016. For PRS and PRSU awards, the amounts in this column do not reflect the purchase price paid by the NEO for PRS shares under the ECP as described in the Compensation Discussion and Analysis.

(3)	This award vests on April 13, 2017.

(4)	This amount represents the number of shares of stock that have been credited for the 2015 and 2016 segment of the 2015-2017 LTIP cycle. The shares will not be paid out until the completion of the full three-year cycle.

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 EXECUTIVE COMPENSATION

(5)	This amount represents the maximum number of shares of stock that remain subject to the achievement of specified performance objectives over the remaining two open segments of the 2015-2017 LTIP cycle. Shares earned during any segment of the 2015-2017 LTIP cycle will remain unvested until the completion of the full three-year cycle.

(6)	This award vests on April 6, 2018.

(7)	This amount represents the number of shares of stock that have been credited for the 2016 segment of the 2016-2018 LTIP cycle. These shares will remain unvested until the completion of the full three-year LTIP cycle.

(8)	This amount represents the maximum number of shares of stock that remain subject to the achievement of specified performance objectives over the remaining three open segments of the 2016-2018 LTIP cycle. Shares earned during any segment of the 2016-2018 LTIP cycle will remain unvested until the completion of the full three-year cycle.

(9)	This award vests on April 2, 2019.

(10)	This award vested on January 3, 2017.

(11)	This award vests on November 1, 2020.

(12)	Pursuant to the ESP, upon her separation from the Company in October 2016, Ms. Cornell became entitled to (i) a prorated portion of the earned and banked segments of the 2015-2017 LTIP cycle and 2016-2018 LTIP cycle, to be paid out on their respective payout dates, and (ii) a prorated portion of her ECP awards, to vest on their respective vesting dates.

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 EXECUTIVE COMPENSATION

2016 Stock Vested

The following table provides information regarding stock vested during 2016 for each of our NEOs. None of our NEOs hold options and no SSARs were exercised by our NEOs during 2016.

	Stock Awards
Name	Type of Award (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andreas Fibig	RSU (2)	1,295	154,714
	2014 LTIP (3)	7,868	927,086
Richard O’Leary	PRS (4)(5)	3,109	353,711
	2014 LTIP (3)	944	111,232
Nicolas Mirzayantz	PRS (4)(5)	9,327	1,061,133
	RSU (6)	20,000	2,546,800
	2014 LTIP (3)	3,145	370,575
Matthias Haeni	PRS (4)(5)	1,922	218,666
	2014 LTIP (3)	3,145	370,575
Anne Chwat	PRS (4)(5)	6,607	751,678
	2014 LTIP (3)	1,753	206,556
Alison A. Cornell	2014 LTIP (3)	848	99,920

(1)	RSU = Restricted Stock Unit
PRS = Purchased Restricted Stock
2014 LTIP = 2014-2016 Long-Term Incentive Plan Cycle

(2)	The award represented in this row was granted in 2013 to Mr. Fibig while he was a member of the Board of Directors and vested on April 30, 2016. The value realized is based on the closing price of our common stock on April 29, 2016 ($119.47).

(3)	The award represented in this row is the equity portion of the 2014-2016 LTIP award, for which performance was completed on December 31, 2016. The number of shares represents the actual number of shares that will be issued to the participant in March 2017, as determined by the Board of Directors in February 2017. The value realized is based on the number of shares and the closing market price of a share of our common stock on December 31, 2016 ($117.83); however, the actual value realized may vary depending on the closing market price of a share of our common stock on the payout date.

(4)	The award represented in this row was granted in 2013 under the ECP and vested on March 31, 2016. The value realized is based on the closing price of our common stock on the vesting date ($113.77).

(5)	The amounts set forth in this table as the value realized attributable to vested PRS is the product of (a) the number of vested shares of PRS and (b) the closing price of our common stock on the vesting date, less the aggregate amount paid by the executive to purchase the PRS. Without taking into account the amount paid by the respective executive for his or her PRS shares, the value realized on vesting in the Value Realized on Vesting column attributable to PRS for this executive would be: Mr. O’Leary — $353,711; Mr. Mirzayantz — $1,061,133; and Ms. Chwat — $751,6781.

(6)	This award represents a special retention award of RSUs to Mr. Mirzayantz. The value realized is based on the closing price of our common stock on the vesting date of June 13, 2016 ($127.34).

IFF  |  2017 PROXY STATEMENT  77

 EXECUTIVE COMPENSATION

Pension Benefits

We provide a defined benefit pension plan (the “U.S. Pension Plan”) to eligible United States-based employees hired before January 1, 2006. Of our NEOs, only Mr. Mirzayantz currently participates in the U.S. Pension Plan. U.S. employees hired on or after January 1, 2006, including all of our other NEOs, are not eligible to participate in the U.S. Pension Plan. We pay the full cost of providing benefits under the U.S. Pension Plan.

Compensation and service earned after December 31, 2007 are not taken into account in determining an employee’s benefit under the U.S. Pension Plan except for employees whose combined age and years of service equaled or exceeded 70 as of December 31, 2007. As Mr. Mirzayantz did not satisfy this requirement, Mr. Mirzayantz had his benefit frozen as of December 31, 2007.

The monthly pension benefit is equal to the number of years of credited service as of December 31, 2016 times the difference between (a) 1.7% times final average compensation, and (b) 1.25% times the social security amount. Final average compensation for purposes of the U.S. Pension Plan is the average of the five consecutive years of compensation during the last ten years before December 31, 2007 that produce the highest average. The term “compensation” means the basic rate of monthly salary (as of April 1 each year) plus 1/12 of any AIP cash award received for the preceding year, reduced by any compensation deferred under our DCP. The normal retirement age under the U.S. Pension Plan is age 65.

Various provisions of the Internal Revenue Code of 1986, as amended (“IRC”) limit the amount of compensation used in determining benefits payable under our U.S. Pension Plan. We established a non-qualified Supplemental Retirement Plan to pay that part of the pension benefit that, because of these IRC limitations, cannot be paid under the U.S. Pension Plan to our U.S. senior executives. For purposes of the Supplemental Retirement Plan, “compensation” includes any salary and AIP amounts, including amounts deferred under our DCP.

Employees with at least 10 years of service are eligible for early retirement under the U.S. Pension Plan and the Supplemental Retirement Plan beginning at age 55. The benefit at early retirement is an unreduced benefit payable at age 62 or a reduced benefit (4% per year) if paid prior to age 62.

The following table provides information for Mr. Mirzayantz regarding our U.S. Pension Plan and Supplemental Retirement Plan. The present value of accumulated benefits payable under each of our retirement plans was determined using the following assumptions: an interest rate of 4.1%; the RP-2000 Healthy Participant Male/Female Mortality with projections of mortality improvements; 80% of participants are married with a spouse four years younger and are receiving a 50% joint and survivor annuity and 20% of participants are unmarried and are receiving a straight life annuity with a five-year guarantee. Additional information regarding the valuation method and material assumptions used to determine the accumulated benefits reported in the table is presented in Note 14 to our consolidated financial statements included in our 2015 Annual Report. The information provided in the columns other than the Payments During Last Fiscal Year column is presented as of December 31, 2016, the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended December 31, 2016.

78  IFF  |  2017 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits Assuming Retirement Age of 62 ($)(1)	Present Value of Accumulated Benefits Assuming Retirement Age of 65 ($)(2)	Payments During Last Fiscal Year ($)
Nicolas Mirzayantz (3)	U.S. Pension Plan	16.23	558,771	463,537	—
	Supplemental Retirement Plan	16.23	890,349	738,602	—

			1,449,120	1,202,139	—

(1)	The amounts in this column assume benefit commencement at unreduced early retirement at age 62 (with at least 10 years of credited service) and otherwise were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(2)	The amounts in this column assume benefit commencement at normal retirement at age 65 and otherwise were determined using interest rate, mortality and payment distribution assumptions consistent with those used in our financial statements.

(3)	Benefits for Mr. Mirzayantz under the U.S. Pension Plan and Supplemental Retirement Plan were frozen as of December 31, 2007 because his age and service as of December 31, 2007 did not equal or exceed 70.

Non-Qualified Deferred Compensation

We offer our executive officers and other senior employees based in the United States an opportunity to defer compensation under our non-qualified deferred compensation plan, or DCP. The DCP allows these employees to defer salary, annual and long-term incentive awards and receipt of stock under some equity awards. There is no limit on the amount of compensation that a participant may elect to defer. Subject to certain limitations on the number of installments and periods over which installments will be paid, participants in the DCP elect the timing and number of installments as to which the participant’s DCP account will be settled. Deferred cash compensation may be treated at the election of the participant as invested in:

•	a variety of equity and debt mutual funds offered by The Vanguard Group, which administers the DCP, or

•	a fund valued by reference to the value of our common stock with dividends reinvested (the “IFF Stock Fund”), or

•	an interest-bearing account.

Except for deferrals into the IFF Stock Fund, the participant may generally change his or her choice of funds at any time. For the interest-bearing account, our Compensation Committee establishes an interest rate each year which we intend to be equal to 120% of the applicable federal long-term interest rate. For 2016 this interest rate was 3.10% and for 2017 this interest rate is 2.69%.

We make matching contributions under the DCP to make up for tax limitations on our matching contributions under our Retirement Investment Fund Plan, a 401(k) plan. The 401(k) plan provides for matching contributions at a rate of $1.00 for each dollar of contribution up to 4% of a participant’s salary plus $0.75 for each dollar of contribution above 4% up to 8% of a participant’s salary.

Tax rules limit the amount of the Company match under the 401(k) plan for our senior executives. The DCP matching contribution reflects the amount of the matching contribution which is limited by the tax laws. The same requirements under the 401(k) plan for matching, including vesting, apply to matching contributions under the DCP. These matching contributions automatically vest once a participant completes three years of service with our Company.

IFF  |  2017 PROXY STATEMENT  79

 EXECUTIVE COMPENSATION

The DCP gives participants an incentive to defer compensation into the IFF Stock Fund by granting a 25% premium, credited in additional deferred stock, on all cash compensation deferred into the stock fund contingent upon the participant remaining employed by the Company (other than for retirement) for the full calendar year following the year when such credit was made. If the participant withdraws any deferred stock within one year of a deferral, any premium shares credited will be forfeited. Vesting of the premium deferred stock accelerates upon a change in control. RSUs granted under our equity compensation plans may also be deferred upon vesting, but no premium is added.

The following table provides information for our NEOs regarding participation in our DCP.

2016 Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Andreas Fibig	473,464	(3)	181,356	8,927	—	1,417,918
Richard O’Leary	33,767	(4)	29,975	(1,914)	—	191,474
Nicolas Mirzayantz	76,080	(5)	31,196	98,078	—	1,883,558
Matthias Haeni	—		—	—	—	—
Anne Chwat	271,572	(6)	66,909	55,917	277,562	2,079,358
Alison A. Cornell	152,277	(7)	31,309	7,479	—	272,867

(1)	The amounts in this column are included in the All Other Compensation column for 2016 in the Summary Compensation Table, and represent employer contributions credited to the participant’s account during 2016, as well as certain contributions credited in the first quarter of 2016 related to compensation earned in 2016.

(2)	If a person was a NEO in previous years’ proxy statements, this amount includes amounts that were included as compensation previously reported for that person in the Summary Compensation Table for those previous years. Of the totals in this column, the following amounts were reported as compensation in the Summary Compensation Table for 2006: Mr. Mirzayantz — $87,985; for 2007: Mr. Mirzayantz — $160,010; for 2008: Mr. Mirzayantz — $63,269; for 2009: Mr. Mirzayantz — $31,228; for 2010: Mr. Mirzayantz — $243,228; for 2011: Mr. Mirzayantz — $45,600; Ms. Chwat — $316,928; for 2012: Mr. Mirzayantz — $516,144; Ms. Chwat — $398,970; for 2013: Mr. Mirzayantz — $751,443; Ms. Chwat — $509,236; for 2014: Mr. Fibig — $443,624; Mr. O’Leary — $161,002; Mr. Mirzayantz — $500,852; Ms. Chwat — $305,561; and for 2015: Mr. Fibig — $631,680; Mr. O’Leary — $115,933; Mr. Mirzayantz — $255,521; Ms. Chwat — $182,715; Ms. Cornell — $94,679.

(3)	Of this amount, $318,750 is included in the Salary column for 2016 in the Summary Compensation Table. Mr. Fibig also deferred $154,714 which is the value of RSUs that vested in 2016 as reflected in the Stock Vested table.

(4)	This amount is included in the Salary column for 2016 in the Summary Compensation Table.

(5)	Of this amount, $30,000 is included in the Salary column for 2016 in the Summary Compensation Table. Mr. Mirzayantz also deferred $46,080 which is a portion of his AIP and was included in the Non-Equity Incentive Plan Compensation column for 2015 in the Summary Compensation Table.

(6)	Of this amount, $236,250 is included in the Salary column for 2016 in the Summary Compensation Table. Ms. Chwat also deferred $35,321 which is a portion of her AIP and was included in the Non-Equity Incentive Plan Compensation column for 2015 in the Summary Compensation Table.

(7)	This amount is included in the Salary column for 2016 in the Summary Compensation Table.

80  IFF  |  2017 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Termination and Change in Control Arrangements

Executive Severance Policy

We currently provide severance payments and benefits to our NEOs and other senior executives under our ESP. The level of severance pay under the ESP is based on a tier system. Each executive’s assigned tier is based on the executive’s grade level. The Compensation Committee may also agree to provide enhanced severance payments and benefits to specific executives. All our NEOs are in Tier I. Mr. Fibig’s offer letter has modified some of the relevant definitions, amounts and other terms regarding the benefits that he is eligible to receive under the ESP. In October 2016, we entered into a separation agreement with Ms. Cornell pursuant to which she received severance benefits under the ESP. See “Other Separation Arrangements” below for a discussion of Mr. Fibig’s benefits and a description of Ms. Cornell’s separation agreement.

Our ESP provides for acceleration of equity, severance payments and continuation of benefits in connection with an executive’s termination (1) if his or her employment is terminated by us without Cause or (2) in the case that such termination occurs within two years of a Change in Control, if his or her employment is terminated without Cause or he or she terminates his or her employment for Good Reason. In addition, a Tier I executive is eligible to receive payments if he or she terminates his or her employment for Good Reason prior to or more than two years after a Change in Control.

Our ESP states that a “Change in Control” (or “CiC”) will be deemed to have occurred when any of the following has occurred:

•	a person or group becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities, other than beneficial ownership by us, any of our employee benefit plans or any person organized, appointed or established pursuant to the terms of any such benefit plan;

•	individuals who, at February 7, 2017, constituted a majority of the Board (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided, however, that (i) any individual becoming a director subsequent to February 7, 2017 whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board shall be an Incumbent Director and (ii) any individual initially elected or nominated as a director as a result of an actual or threatened election contest shall not be an Incumbent Director; or

•	the consummation of (A) a merger, consolidation, reorganization or similar transaction with us or in which our securities are issued, as a result of which the holders of our outstanding voting securities immediately before such event own, directly or indirectly, immediately after such event less than 60% of the combined voting power of the outstanding voting securities of the parent entity resulting from, or issuing its voting securities as part of, such event; (B) our complete liquidation or dissolution; or (C) a sale or other disposition of all or substantially all of our assets to any person.

Severance Benefits Other than in Connection with a Change in Control

Payment for Termination Without Cause.  Pursuant to our ESP, any covered executive that is terminated by us without Cause prior to or more than two years after a CiC is entitled to receive the following:

•	A severance payment equal to (a) one and a half times (1.5x) in case of our Tier I executives, and (b) one times (1x) in case of our Tier II executives, the sum of the executive’s annual base salary at the date of termination plus the prorated portion of the executive’s target AIP award for the year in which termination occurs (payable to the Tier I or Tier II executive in regular installments over 18 or 12 months, respectively, following termination);

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 EXECUTIVE COMPENSATION

•	A prorated portion of the executive’s target AIP award for the year in which termination occurs, payable when such AIP amounts otherwise become payable;

•	A prorated portion of the executive’s target LTIP award for the cycles then in progress, payable when such LTIP amounts otherwise become payable;

•	Vesting of a prorated portion of any unvested equity award(s), settled on the applicable vesting date as if termination had not occurred; and

•	Continuation of medical, dental, disability and life insurance coverage for 18 months in the case of our Tier I executives and 12 months for Tier II executives or until the executive obtains new employment providing similar benefits or attains age 65.

Payment for Termination With Good Reason.  Pursuant to the ESP, if a Tier I employee terminates his or her employment for Good Reason prior to or more than two years after a CiC, than he or she is entitled to receive the same benefits as set forth above for “Termination Without Cause.”

Severance Benefits in Connection with a Change in Control

Upon the occurrence of a termination by us without Cause or by an executive for Good Reason within two years following a CiC, the executive would be entitled to the following:

•	A severance payment equal to two times (2x) in case of our Tier I executives, and one and a half times (1.5x) in case of our Tier II executives, the sum of the executive’s annual base salary at the date of termination plus the higher of (x) his or her average AIP award for the three most recent years and (y) his or her target AIP award for the year in which termination occurs, payable in a lump sum;

•	A prorated portion of the executive’s target AIP award for the year in which termination occurs, payable in a lump sum;

•	For each performance segment that ended prior to the termination, a payment equal to the LTIP award payment the executive would have been entitled to receive for such performance segment had the termination not occurred, payable in a lump sum;

•	For each performance segment in which the executive’s date of termination occurs, a prorated portion of the executive’s target LTIP award for each performance segment in which the termination occurs, payable in a lump sum;

•	Vesting of any equity awards not already vested upon the CiC and, unless deferred by the executive, settlement of such equity awards;

•	Vesting of any benefits under our Supplemental Retirement Plan; and

•	Continuation of medical, dental, disability and life insurance coverage for 18 months for our Tier I executives, and 12 months for our Tier II executives or until the executive obtains new employment providing similar benefits or attains age 65.

Definitions. Our ESP defines Cause and Good Reason as follows:

•	“Cause” means:

○	failure of the executive to perform his or her material duties in any material respect, which if reasonably susceptible to cure, has continued after written notice of such failure has been provided and the executive has not cured such failure within 10 days of receipt of such written notice;

82  IFF  |  2017 PROXY STATEMENT

 EXECUTIVE COMPENSATION

○	willful misconduct or gross negligence by the executive that has caused or is reasonably expected to result in material injury to our business, reputation, or prospects;

○	the engagement by the executive in illegal conduct or any act of serious dishonesty which could reasonably be expected to result in material injury to our business or reputation or which adversely affects the executive’s ability to perform his or her duties;

○	the executive being indicted or convicted of (or having pled guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or

○	a material and willful violation by the executive of our rules, policies or procedures.

•	“Good Reason” means any of the following:

○	a material decrease in the executive’s base salary, target bonus under an AIP, LTIP or Equity Choice Award, other than as part of an across-the-board reduction applicable to all similarly situated employees;

○	a material diminution in the executive’s authority, duties or responsibilities;

○	relocation of executive’s primary work location more than 50 miles from executive’s primary work location at the time of such requested relocation; or

○	our failure to obtain the binding agreement of any successor expressly to assume and agree to fully perform our obligations under the ESP.

However, “good reason” will only exist if the executive gives us notice within 90 days after the initial occurrence of any of the foregoing events and we fail to correct the matter within 30 days following receipt of such notice.

Tax Gross-Up. Executives are not entitled to receive a tax “gross-up” payment. Instead, their severance payments would be subject to a “modified cut-back” provision, where severance or other payments to that executive would be reduced if this reduction would produce a better after-tax result for the executive. There would be no reduction, however, if the executive (who would be responsible for any excise tax) would have a better after-tax result without the reduction.

Participant Obligations for the Protection of Our Business and Clawback. As a condition of the executive’s right to receive severance payments and benefits, the ESP requires that he or she:

•	not compete with us,

•	not solicit, induce, divert, employ, retain or interfere with or attempt to influence our relationship with any employee or person providing services to the Company and

•	not interfere with or attempt to influence our relationship with any supplier, customer or other person with whom we do business.

These restrictions apply while an executive is employed and following a termination of employment during the period of 12 months in case of non-compete obligations and 24 months in case of non-solicitation obligations. In addition, executives are not entitled to severance if they engage in willful misconduct or a violation of a Company policy that is materially detrimental to us while employed by the

IFF  |  2017 PROXY STATEMENT  83

 EXECUTIVE COMPENSATION

Company. The ESP also conditions severance payments and benefits on the executive signing a release and termination agreement, and meeting continuing commitments relating to confidentiality, cooperation in litigation and return of our property.

As discussed above in “Compensation Discussion and Analysis—Clawback Policy,” compensation received under our ESP is subject to our clawback policy if the executive breaches the obligations noted above or if any of the other events triggering a clawback, such as a financial misstatement or restatement, occur.

Effect of IRC Section 409A. The timing of some payments and benefits may be restricted under IRC Section 409A, which regulates deferred compensation. Some amounts payable to our NEOs or other participants under the ESP upon termination may be delayed until six months after termination.

Payments in connection with death, disability or retirement.  Our executives may also receive payment if their employment terminates as a result of death, disability or retirement as set forth in the terms and conditions of their award agreements with the Company and, in the case of our CEO, his letter agreement as described below under “Other Separation Arrangements—Mr. Fibig.” Our NEOs are also entitled to payments under our Executive Death Benefit Plan as described in this proxy statement under the heading “Compensation Discussion and Analysis—Executive Death Benefit Plan.” In the event of disability, our NEOs would be entitled to payments under our Disability Insurance Program that applies to salaried employees generally (60% of monthly salary up to a maximum of $15,000 per month).

Other Separation Arrangements

Mr. Fibig

Details regarding Mr. Fibig’s letter agreement dated May 26, 2014 are included in this proxy statement under the heading “Employment Agreements or Arrangements” following the Summary Compensation Table. Under the terms of his letter agreement, Mr. Fibig is a participant in our ESP and is entitled to receive the benefits set forth for Tier I executives with the following modifications:

•	In connection with any termination without Cause or for Good Reason, not in connection with a CiC:

○	Mr. Fibig’s severance payment will be a multiple of two times (2x) the sum of his annual base salary plus the average AIP bonus paid to him in the three years prior to termination, payable over 24 months; and

○	Mr. Fibig will be entitled to receive a prorated portion of any LTIP award that is in progress on the date of termination, based on target, in a lump-sum cash payment.

•	Mr. Fibig’s severance payment in connection with any termination without Cause or for Good Reason that occurs within two years after a CiC will be a multiple of three times (3x) the sum of his annual base salary plus the greater of his (a) target AIP award for the year of termination and (b) the average AIP award paid to him for the three fiscal years prior to the termination, and such payments will be payable in a lump sum. In addition, all of Mr. Fibig’s outstanding equity awards will vest in full at target;

•	Mr. Fibig will be entitled to continuation of medical, dental, disability and life insurance coverage for 24 months in the case of termination without Cause or for Good Reason, whether or not in connection with a CiC;

Any termination by us without cause (as described below) or by Mr. Fibig for any reason requires prior written notice of (i) six months, if the termination occurs on or after the first anniversary but before the second anniversary of his date of employment, or (ii) 90 days, if the termination occurs on or after the second anniversary of his date of employment.

84  IFF  |  2017 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Under Mr. Fibig’s letter agreement, “Cause” means:

•	willful and continued failure to perform substantially his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to him by the Board which specifically identifies the manner in which he has not substantially performed his duties, and which provides a 20 day cure period;

•	willful engagement in conduct which is not authorized by the Board or within the normal course of his business decisions and is known by him to be materially detrimental to our best interests or the best interests of any of our subsidiaries, including any misconduct that results in material noncompliance with any financial reporting requirements under the Federal securities laws if such noncompliance results in an accounting restatement;

•	willful engagement in illegal conduct or any act of serious dishonesty which adversely affects, or in the reasonable estimation of the Board, could in the future adversely affect his value, reliability or performance to our Company in a material manner (other than any act or failure to act based upon authority given by the Board or advice of counsel for the Company, which shall be presumed to be done in good faith and in the best interests of the Company); or

•	his being indicted for or convicted of (or pleading guilty or nolo contendere to) a felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety.

Under Mr. Fibig’s letter agreement, “Good Reason” means any of the following:

•	any reduction in his base salary or target AIP bonus;

•	an adverse change in his status or position as CEO (including as a result of a material diminution in his duties or responsibilities);

•	required relocation to a principal place of employment outside of the New York City metropolitan area; or

•	our failure to obtain an agreement from any successor to all or substantially all of our assets or business to assume and agree to perform his Employment Agreement within fifteen (15) days after a merger, consolidation, sale or similar transaction.

However, “Good Reason” will only exist if the CEO resigns from employment within 180 days after the occurrence, without his express written consent, of one of the events enumerated above; provided he provide written notice within 90 days after the event allegedly constituting Good Reason, and the Company will have 30 days after such notice is given to cure.

If Mr. Fibig’s employment terminates on account of death, disability or retirement, he (or his beneficiary or estate) is entitled to any unpaid base salary through the date of termination, any unpaid bonus earned with respect to any fiscal year ending on or preceding the date of termination, payable when bonuses are paid to other senior executives, a pro-rata AIP bonus for the fiscal year in which the termination occurs, based on actual performance and payable when bonuses are paid to other senior executives, and all other payments, benefits or perquisites to which he may be entitled under the terms of the Company’s programs. Mr. Fibig will not be entitled to any payment (including any tax gross-up) respecting taxes he may owe under IRC Section 4999 (so-called “golden parachute taxes”). The separation benefits payments are subject to Mr. Fibig’s delivery to us of an executed general release, resignation from all offices, directorships and fiduciary positions with us and continued compliance with restrictive covenants regarding non-competition, non-solicitation, confidentiality, cooperation and non-disparagement. Upon a termination of Mr. Fibig’s employment for any reason, the non-competition and non-solicitation covenants continue to apply for two years. If Mr. Fibig’s employment terminates prior to a CiC and he fails to comply with the restrictive covenants, the clawback provisions in the ESP apply.

IFF  |  2017 PROXY STATEMENT  85

 EXECUTIVE COMPENSATION

Ms. Cornell

In connection with her separation from the Company, the Company and Ms. Cornell entered into a separation agreement and general release that specifies the terms of her departure from the Company and the benefits she is eligible to receive under the ESP. Subject to her compliance with the post-separation covenants set forth in the separation agreement, Ms. Cornell will receive a total of $2,554,825 in severance payments and benefits, consisting of (i) a severance payment of $1,364,160, less applicable withholdings, payable in regular installments over 18 months following her separation, (ii) a prorated portion of her AIP award for 2016 of $314,496, calculated and paid in accordance with the AIP and based on the achievement of the pre-established performance goals applicable to the 2016 AIP, (iii) a prorated portion of her LTIP awards for the LTIP award cycles in progress at a value of $628,009, payable 50% in cash and 50% in shares when such amounts otherwise become payable on the applicable LTIP payout date, (iv) a prorated portion of her 2015 and 2016 ECP awards at a value of $234,090, payable on the vesting date of such awards, and (v) continuation of medical, dental, disability and life insurance coverage for 18 months following her separation or until she obtains new employment providing similar benefits, with a value of $14,070. In addition, under the separation agreement, Ms. Cornell provided a general waiver and release of claims against the Company and is subject to certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-disparagement.

Potential Payments upon Termination or Change in Control

The following table shows the estimated payments and value of benefits that we would provide to each of our NEOs other than Ms. Cornell if the triggering events described in the heading of the table had occurred on December 31, 2016. Ms. Cornell is not included in the table as a result of her separation from our Company effective October 11, 2016. The severance payments and benefits received by Ms. Cornell are described above under “Other Separation Arrangements”.

We do not provide any additional benefits to our NEOs upon a voluntary resignation or termination for Cause. Certain assumptions made for purposes of presenting this information and certain amounts not reflected in the table are explained below or in the footnotes to the table.

For all cases, the per-share market price of our common stock is assumed to be $117.83, the actual closing price per share on the last trading day of 2016. In preparing the estimates in this table, we have assumed that any CiC would also constitute a “change in ownership and control” for purposes of the golden parachute excise tax rules. All amounts included in the table are stated in the aggregate, even if the payments will be made on a monthly basis. Except as noted in footnote (7) of the table, these amounts do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The salary, AIP award and LTIP award otherwise payable to each NEO through December 31, 2016 is included in the Summary Compensation Table. In addition to the amounts set forth in the table below, in the event of a CiC, the aggregate balance held in our DCP for each of our NEOs who participate in that plan will be automatically accelerated and settled within five business days of the CiC, as opposed to the participant’s original deferral election. The amounts that would have been accelerated in the event of a CiC as well as, in all other cases, the amounts each of our NEOs who participate in that plan would have received according to the participant’s original deferral election, are shown in the Aggregate Balance at Fiscal Year-End column of the Non-Qualified Deferred Compensation Table.

86  IFF  |  2017 PROXY STATEMENT

 EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

	Involuntary Termination Not for Cause or Good Reason Prior to or More Than 2 Years After a CiC		Termination due to Death (1)	Separation Due to Retirement or Disability Prior to or More Than 2 Years After a CiC (2)	Involuntary Termination Not for Cause or Good Reason Within 2 Years After a CiC		Separation Due to Retirement or Disability Within 2 Years After a CiC (2)
Andreas Fibig
Salary	$2,600,000		$—	$—	$3,900,000	(3)	$—
AIP	3,120,000	(4)	—	—	4,680,000	(5)	—
LTIP (6)	1,042,500		1,042,500	1,042,500	1,042,500		1,042,500
Equity (7)	3,712,624		7,428,828	—	7,428,828		7,428,828
Medical Benefits (8)	61,158		—	—	61,158		—
Executive Death Benefit (9)	—		2,600,000	—	—		—
Executive Death Benefit Cost (10)	453		—	—	679		—
Disability Insurance (11)	—		—	180,000	—		180,000

Total	$10,536,735		$11,071,328	$1,222,500	$17,113,165		$8,651,328
Richard O’Leary
Salary	$750,000		$—	$—	$1,000,000		$—
AIP	366,393	(4)	—	—	488,525	(5)	—
LTIP (6)	102,617		102,617	102,617	102,617		102,617
Equity (7)	1,704,598		2,116,266	—	2,116,266		2,116,266
Medical Benefits (8)	45,869		—	—	45,869		—
Executive Death Benefit (9)	—		1,000,000	—	—		—
Executive Death Benefit Cost (10)	11,999		—	—	15,999		—
Disability Insurance (11)	—		—	180,000	—		180,000

Total	$2,981,476		$3,218,883	$282,617	$3,769,275		$2,398,883
Nicolas Mirzayantz
Salary	$900,000		$—	$—	$1,200,000		$—
AIP	720,000	(4)	—	—	960,000	(5)	—
LTIP (6)	260,625		260,625	260,625	260,625		260,625
Equity (7)	1,782,995		2,827,881	—	2,827,881		2,827,881
Medical Benefits (8)	45,869		—	—	45,869		—
Executive Death Benefit (9)	—		1,200,000	—	—		—
Executive Death Benefit Cost (10)	8,604		—	—	11,473		—
Disability Insurance (11)	—		—	180,000	—		180,000

Total	$3,718,093		$4,288,506	$440,625	$5,305,847		$3,268,506
Matthias Haeni
Salary	$787,500		$—	$—	$1,050,000		$—
AIP	630,000	(4)	—	—	840,000	(5)	—
LTIP (6)	260,625		260,625	260,625	260,625		260,625
Equity (7)	1,083,492		1,787,677	—	1,787,677		1,787,677
Medical Benefits (8)	20,664		—	—	20,664		—
Executive Death Benefit (9)	—		1,050,000	—	—		—
Executive Death Benefit Cost (10)	6,869		—	—	9,159		—
Disability Insurance (11)	—		—	180,000	—		180,000

Total	$2,789,150		$3,098,302	$440,625	$3,968,125		$2,228,302
Anne Chwat
Salary	$712,500		$—	$—	$950,000		$—
AIP	427,500	(4)	—	—	570,000	(5)	—
LTIP (6)	146,429		146,429	146,429	146,429		146,429
Equity (7)	1,227,494		2,027,147	—	2,027,147		2,027,147
Medical Benefits (8)	45,869		—	—	45,869		—
Executive Death Benefit (9)	—		950,000	—	—		—
Executive Death Benefit Cost (10)	12,114		—	—	16,153		—
Disability Insurance (11)	—		—	180,000	—		180,000

Total	$2,571,905		$3,123,576	$326,429	$3,755,597		$2,353,576

IFF  |  2017 PROXY STATEMENT  87

 EXECUTIVE COMPENSATION

(1)	The amounts in this column represent payments made in the event of the death of the executive either prior to, within two years or more than two years after a CiC, assuming a termination date of December 31, 2016. With respect to amounts shown in the AIP row, if the death of an executive occurred within two years of a CiC, this amount may change as it is the prorated amount of the executive’s target bonus in the year of termination.

(2)	Pursuant to the terms of the ESP, an executive who elects to retire after attaining age 62 is entitled to the benefits in this column (less any disability insurance proceeds).

(3)	Pursuant to the terms of our ESP, if severance payments are deemed to trigger the excise tax imposed by IRC Section 4999, the executive would receive the greater net after tax benefit of either (1) payment of the excise tax or (2) a reduction to cash severance to the “safe harbor” level so as not to trigger the excise tax. In Mr. Fibig’s case, payment of the excise tax results in the greater net after tax benefit to him.

(4)	This amount represents (i) for Mr. Fibig, 2.0x the greater of the average AIP award paid for performance in the three years preceding the year of the presumed December 31, 2016 termination (i.e., the three years ending December 31, 2015) (or averaged over the lesser number of years during which the executive was eligible for AIP awards) or the executive’s target annual incentive under the AIP for 2016, prorated for the number of active days of employment with the Company during the performance period; (ii) for Messrs. Mirzayantz, Haeni and O’Leary and Ms. Chwat, 1.5x the executive’s target annual incentive under the AIP for 2016 prorated for the number of active days of employment with the Company during the performance period. This amount does not take into account any actual AIP amounts paid for 2016, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(5)	For Messrs. Mirzayantz, Haeni and O’Leary and Ms. Chwat 2.0x, and Mr. Fibig 3.0x the greater of: (i) the average AIP award paid for performance in the three years preceding the year of the presumed December 31, 2016 termination (i.e., the three years ending December 31, 2015) (or averaged over the lesser number of years during which the executive was eligible for AIP awards); or (ii) the executive’s target annual incentive under the AIP for 2016. This amount does not take into account any actual AIP amounts paid for 2016, which are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(6)	The amounts in this row are the LTIP amounts that would be payable as severance in cash with respect to the 2015-2017 and 2016-2018 LTIP cycles, based on prorated target LTIP for the relevant LTIP cycles in progress. Prorated amounts are based on the number of days worked in each performance period divided by the total number of days in each performance period for each relevant LTIP cycle. This amount does not take into account the actual amounts paid out under the completed 2014-2016 LTIP cycle, which are discussed in the narrative following the Grants of Plan-Based Award Table under the heading “Long-Term Incentive Plan.”

(7)	For termination due to involuntary termination not for cause or by the executive for good reason absent a CiC, this amount represents the value of equity that would continue to vest on a prorated basis. For termination due to death or disability more than two years prior to a CiC, the amounts in this row represent the aggregate value of RSU and PRS awards which would immediately vest upon occurrence of the termination event. For termination events within two years after a CiC, the amounts in this row represent the aggregate in-the-money value of the SSARs, RSUs, PRS and other equity awards which would become vested as a direct result of the CiC before the stated vesting date specified in the applicable equity award document. The calculation of these amounts does not discount the value of awards based on the portion of the vesting period elapsed at the date of the CiC.

(8)	Amounts in this row are the COBRA costs of medical and dental benefits for the covered period based on assumptions used for financial reporting purposes. Although our medical and dental insurance is generally available to our employees, only participants in our ESP, including our NEOs, would be entitled to have the benefits paid for by our Company.

88  IFF  |  2017 PROXY STATEMENT

 EXECUTIVE COMPENSATION

(9)	The amounts in this row are the amounts that would be payable under our Executive Death Benefit Plan upon the death of the NEO.

(10)	The amounts in this row are the costs that we would incur to continue the Executive Death Benefit Plan for the NEO.

(11)	The amounts in this row are the amounts that would be payable under our disability insurance program upon the NEO’s separation from employment due to long-term disability. This program is generally available to salaried employees.

IFF  |  2017 PROXY STATEMENT  89

In August 2015, the French government adopted a new law providing for the grant of RSUs with preferential tax treatment if certain requirements were satisfied (“French-Qualified RSUs”). In December 2016, the French government adopted further changes to this law under which French-Qualified RSUs may be granted (as modified in December 2016, the “Macron Law”). Pursuant to this law, employees receiving French-Qualified RSUs will not be subject to taxation at the time of vesting, but instead will be subject to taxation at the time the shares acquired pursuant to the French-Qualified RSUs are subsequently sold. Further, under the Macron Law, employer social contributions that were originally due at the time of grant of French-Qualified RSUs have been deferred to the date of vesting. Among the conditions for granting French-Qualified RSUs under the Macron Law is that the French-Qualified RSUs are granted pursuant to an equity incentive plan approved by shareholders after December 31, 2016.

Our 2015 SAIP provides that the Compensation Committee has the full discretionary authority to adopt rules and regulations for administration of the 2015 SAIP as may be deemed necessary or appropriate to satisfy the laws of other countries, and to allow for tax-preferred treatment of awards. In order to allow us to grant awards to employees in France in a tax preferential manner under the Macron Law, our Board has adopted the Rules of the International Flavors & Fragrances Inc. 2015 Stock Award and Incentive Plan for Grants of Restricted Stock Unit Awards in France, which operates under the 2015 SAIP (the “French Sub-Plan”).

We are now asking our shareholders to approve the French Sub-Plan for the purpose of qualifying under the Macron Law in France, so that RSUs that are granted under the French Sub-Plan to individuals who are subject to taxation under French law may qualify for the specific tax treatment described under the Macron Law. The French Sub-Plan, including the 2015 SAIP, is set forth in Annex I to this proxy statement.

This proposal will not make any changes to the 2015 SAIP itself and will not increase the number of shares currently authorized for issuance under the 2015 SAIP.

Summary of the French Sub-Plan under the 2015 SAIP

This summary of the French Sub-Plan is a summary of the principal features of the French Sub-Plan and does not purport to be a complete description of all of the provisions of the French Sub-Plan. This summary is qualified in its entirety by the full text of the French Sub-Plan.

Awards under the French Sub-Plan

The French Sub-Plan provides for the grant of RSUs only; it does not provide for the grant of stock options, restricted stock awards, stock bonus awards, stock appreciation rights or other equity awards. We are not required under the Macron Law to grant French-Qualified RSUs in France. We may choose, at our discretion, to grant non-qualified awards under the 2015 SAIP, but outside of the French Sub-Plan, to employees of our French subsidiaries depending on the circumstances.

Eligible Individuals

Any French employee of the Company or one of its qualifying French subsidiaries who, on the date of grant of the French-Qualified RSU, is either employed under the terms of an employment contract with a French qualifying entity or who is a corporate officer of a French qualifying entity is eligible to receive, at the discretion of the Compensation Committee, French-Qualified RSUs, provided that he or she also satisfies the eligibility conditions of the 2015 SAIP. French-Qualified RSUs may not be issued to corporate officers of the French subsidiaries of the Company, other than to managing directors, unless the

Proposal 5 — Proposal to Approve a French Sub-Plan under the 2015 Stock Award and Incentive Plan

90  IFF  |  2017 PROXY STATEMENT

 PROPOSAL 5 — PROPOSAL TO APPROVE A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

corporate officer is employed by a French entity. Also, French-Qualified RSUs may not be issued to employees or corporate officers owning more than 10% of the Company’s share capital.

As of March 8, 2017 approximately 70 employees would qualify for French-Qualified RSUs under the French Sub-Plan.

Conditions of French-Qualified RSUs

French-Qualified RSUs may not vest and settle prior to the expiration of the minimum mandatory vesting period under French law. However, in the event of the death of a French holder of French-Qualified RSUs, such RSU holder’s heirs may request that the shares subject to the RSUs be transferred to them during the six-month period following the RSU holder’s death and if such a request is made, the RSUs must vest in full and the shares be issued to the heirs. To the extent this request is not made within the six month period following the French-Qualified RSU holder’s death, the RSU is forfeited. In the event of disability, then outstanding RSUs will vest and become non-forfeitable immediately, and together with previously vested RSUs will be settled as promptly as practicable.

Shares issued pursuant to French-Qualified RSUs may be subject to a minimum mandatory holding period required under applicable law. This holding period continues to apply even if a holder of French-Qualified RSUs is no longer an employee of the Company (or a subsidiary of the Company) or a corporate officer of a French entity, except in the case of disability or death where this holding period no longer applies.

In the event of a change in capitalization or a corporate transaction, as set forth in our 2015 SAIP, adjustments to the terms and conditions of the French-Qualified RSUs (including the shares underlying them) may be made only in accordance with the terms of our 2015 SAIP and as may otherwise be required under applicable French legal, tax and social security rules.

In the event French-Qualified RSUs cease to be qualified due to changes to the terms and conditions of such RSUs, our Compensation Committee may lift, shorten or terminate certain restrictions applicable to the vesting or the sale of shares that had previously applied.

Notwithstanding any provision of our 2015 SAIP to the contrary (and except in the case of death and disability), French-Qualified RSUs are nontransferable.

Shares Available for Issuance under the 2015 SAIP and the French Sub-Plan

As of March 8, 2017, a total of 2,368,923 shares of our common stock were available for issuance under the 2015 SAIP and the French Sub-Plan. The approval of the French Sub-Plan will not increase the number of shares or awards available under the 2015 SAIP. The number of shares available for issuance under the 2015 SAIP and the French Sub-Plan is subject to adjustment to reflect stock splits, reorganizations and similar events; however, adjustment of French-Qualified RSUs under such circumstances may result in a loss of qualified status.

Material Tax Consequences

French-Qualified RSUs issued to French-resident employees subject to the French social security regime should be subject to 15.5% social security taxes on the value of such awards at the time of vesting, in contrast to currently being subject to a combined 18% social security tax rate. The vesting gain continues to be subject to progressive income tax rates (up to 45%) that employees pay upon ultimate sale of the shares received upon the settlement of French-Qualified RSUs. However, under the Macron Law, the taxable income subject to progressive income tax can be reduced by 50% or 65% if the shares are held for a specified number of years following vesting. The tax consequences of participating in the French Sub-Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

IFF  |  2017 PROXY STATEMENT  91

 PROPOSAL 5 — PROPOSAL TO APPROVE A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

Our Board believes that it is in the best interests of the Company and its shareholders to enable the Company to have the authority to grant French-Qualified RSUs under the French Sub-Plan that would qualify for the income tax and social security tax treatment authorized under the Macron Law. If shareholders do not approve the French Sub-Plan under our 2015 SAIP, pursuant to which the French Sub-Plan is established, we will not be able to grant French-Qualified RSUs, but, we can continue to grant nonqualified RSUs and other equity awards to our service providers in France under our 2015 SAIP. However, French-resident employees will not have the tax benefits they would be entitled to under the Macron Law.

Summary of the 2015 SAIP

As noted above, this proposal does not make any changes to the 2015 SAIP itself and is limited to the Macron Law qualification for French law purposes. However, to comply with applicable law, the material terms of the 2015 SAIP are described below. This summary of the 2015 SAIP is a summary and does not purport to be a complete description of all of the provisions of the 2015 SAIP. This summary is qualified in its entirety by the full text of the 2015 SAIP set forth in Annex I to this proxy statement.

General

The purpose of the 2015 SAIP is to aid us in attracting, retaining, motivating and rewarding employees, consultants, non-employee directors and other selected service providers of the Company who contribute to the success of our Company, and to strengthen the mutuality of interests between these persons and our Company. The 2015 SAIP is designed to enable us to grant cash and equity-based awards, including performance-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) (“Performance-Based Awards”).

Administration

The 2015 SAIP is administered by the Compensation Committee. The Compensation Committee has the authority to determine the individuals who may participate in the 2015 SAIP and the terms and conditions of their awards, interpret the 2015 SAIP, establish and revise rules and regulations relating to the 2015 SAIP and make any other determinations it believes necessary or advisable for the administration of the 2015 SAIP. The Compensation Committee may delegate the administration of the 2015 SAIP to employees or officers of the Company as it deems appropriate, except that no delegation may be made in the case of awards (i) intended to be qualified under Section 162(m) or (ii) made to individuals who are subject to Section 16 of the Exchange Act.

Size of Share Pool; Shares Available

As of December 31, 2016, there were 2,715,923 shares remaining available for issuance under the 2015 SAIP. The shares to be delivered under the 2015 SAIP may be authorized but unissued shares of our common stock, treasury shares and/or shares purchased in the open market. The maximum number of shares available for grants of incentive stock options is 1,500,000. The closing price of a share of our common stock on the NYSE on March 8, 2017 was $124.28.

Individual Limits under the 2015 SAIP

An executive officer who is subject to the deductibility limitations of Section 162(m) may not be (i) granted Performance-Based Awards covering more than 1,000,000 shares during any calendar year (the “Annual Limit”) plus the amount of such executive officer’s unused Annual Limit as of the last day of the prior calendar year, and (ii) paid more than $5,000,000 for any Performance-Based Awards with respect to any one-year performance period relating to such award. The Compensation Committee may not grant to any executive officer subject to the deductibility limitations of Section 162(m) more than three cash Performance-Based Awards with performance periods that are scheduled to either start or end in the same calendar year.

92  IFF  |  2017 PROXY STATEMENT

 PROPOSAL 5 — PROPOSAL TO APPROVE A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

The maximum number of shares that may be covered by equity-based awards granted to a non-employee director in any calendar year may not exceed 20,000 shares.

Shares Subject to Awards; Share Counting

Any shares underlying awards under the 2015 SAIP that are forfeited, canceled, returned to the Company or expire may not be used for the future grant of awards under the 2015 SAIP if such shares are (i) underlying an award that is ultimately settled in cash, (ii) withheld to settle a stock-settled SAR, (iii) tendered by the participant or withheld by the Company to pay the exercise price of an option, or (iv) tendered by the participant or withheld by the Company to pay the withholding taxes related to an award.

Eligibility

All employees of the Company and its affiliates, as well as the Company’s non-employee directors, consultants and selected service providers to the Company or its affiliates, as selected by the Compensation Committee, will be eligible to participate in the 2015 SAIP (“participants”). As of the date of this proxy statement, there are approximately 760 employees and service providers of the Company and its affiliates and 10 non-employee directors of the Company who are eligible to participate in the 2015 SAIP.

Prohibition on Repricing

The 2015 SAIP does not permit the repricing of options or SARs, the exchange of underwater options or SARs for cash, or the lowering of the exercise price of an option or SAR following the date of grant without shareholder approval, provided that adjustments to the exercise price of an option or SAR in connection with certain corporate events described below will not be considered a repricing for these purposes.

Transferability

Unless otherwise provided in an award agreement, awards granted under the 2015 SAIP may not be transferred except by will or the laws of descent and distribution. During the participant’s lifetime, any options or awards may be exercised only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Certain Adjustments

In the event of any change in the number or kind of outstanding shares of common stock of the Company by reason of a recapitalization, merger, consolidation, spin-off, combination, liquidation, extraordinary stock dividend or split, dissolution, repurchase or exchange of shares or similar corporate change, the Compensation Committee may, to the extent it deems appropriate, adjust the maximum aggregate number and type of shares with respect to which awards may be granted under the 2015 SAIP and the individual and aggregate limits under the 2015 SAIP. In the event of an increase or decrease in the number of issued shares of our common stock without payment or receipt of consideration by us, the Compensation Committee may, to the extent it deems appropriate, adjust outstanding awards as to the type of shares, number of shares and exercise price per share. In addition, in the event of certain corporate transactions, such as a dissolution, sale or merger of our Company, the Compensation Committee has the discretion to provide for the cancellation and cash-out of outstanding awards under the 2015 SAIP, or to provide for the exchange of such outstanding awards and to make certain equitable adjustments.

IFF  |  2017 PROXY STATEMENT  93

 PROPOSAL 5 — PROPOSAL TO APPROVE A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

Change in Control

In the event of a change in control (as defined in the 2015 SAIP), unless otherwise provided in the participant’s award agreement or the ESP, if applicable, the Compensation Committee will determine the deemed level of achievement of the applicable performance goals with respect to any performance award as of the date of the change in control.

Generally, unless otherwise provided in the participant’s award agreement, or the ESP, if applicable, (i) if the acquirer does not assume the outstanding awards under the 2015 SAIP or (ii) if the acquirer assumes the outstanding awards under the 2015 SAIP and a participant’s employment is involuntarily terminated without cause (or for participants who participate in the ESP, the participant terminates employment for good reason), in either case, within the 24-month period following a change in control:

•	any unvested options and SARs will immediately vest and remain exercisable for the period of time set forth in the applicable award agreement; and

•	the restrictions, limitations and conditions on other awards (including AIP, LTIP, RSUs, and ECP awards) will lapse and such awards will become fully vested (with respect to any performance awards, subject to the Compensation Committee’s determination with respect to performance as of the date of the change in control).

Additionally, the Compensation Committee or Board may provide for awards to be cancelled in exchange for a cash payment in connection with a change in control.

Term, Amendment and Termination

The 2015 SAIP has a ten-year term from the date of approval by the Board, subject to shareholder approval, unless terminated earlier by the Board. Awards granted under the 2015 SAIP prior to its termination may remain outstanding beyond the termination date of the 2015 SAIP.

•	The Board may amend, suspend, modify, discontinue or terminate the 2015 SAIP or revise, modify or amend any award at any time, but may not, without prior approval of our shareholders:

•	increase the maximum number of shares that may be issued under the 2015 SAIP or the number of shares that may be issued to any one participant;

•	extend the term of the 2015 SAIP or of options granted under the 2015 SAIP;

•	materially modify the eligibility criteria; or

•	take any other action that requires shareholder approval to comply with any applicable law, tax or regulatory requirement.

Types of Awards

The 2015 SAIP provides for the grant of cash and equity-based awards, including performance awards.

Cash and equity awards.    The Compensation Committee may grant cash and equity-based or equity-related awards upon such terms and conditions as the Compensation Committee may impose. These awards may (i) involve the transfer of actual shares, either at the time of grant or after, or payment in cash or otherwise of amounts based on the value of our shares, (ii) be subject to performance and/or service-based conditions, (iii) be in the form of SARs, phantom stock, restricted stock, restricted stock

94  IFF  |  2017 PROXY STATEMENT

 PROPOSAL 5 — PROPOSAL TO APPROVE A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

units, performance shares, deferred share units or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be designed to qualify as performance-based compensation under Section 162(m).

Stock options.    Options granted under the 2015 SAIP may be either non-qualified stock options or incentive stock options intended to qualify under Section 422 of the IRC. The exercise price of any option may not be less than the fair market value of our shares on the date the option is granted and may be paid in cash or in any other manner as may be determined by the Compensation Committee. The term of any options under the 2015 SAIP may not exceed 10 years from the date of grant. The Compensation Committee determines the terms and conditions of award of options.

Performance-based awards.    The Compensation Committee may grant cash or equity-based awards to its executive officers that are intended to qualify as Performance-Based Awards. Performance-Based Awards vest or become exercisable upon the attainment of specific performance goals that are pre-established by the Compensation Committee and are related to one or more of the performance measures (described below) set forth in the 2015 SAIP. Within 90 days after the beginning of the performance period with respect to any Performance-Based Award, and in any case before 25% of the performance period has elapsed, the Compensation Committee will establish the performance goals for such performance period. Participants are only entitled to receive payment for a Performance-Based Award for any given performance period to the extent that such pre-established performance goals for such award are satisfied. In determining the amount payable with respect to any individual Performance-Based Award, the Compensation Committee may reduce or eliminate (but not increase) the amount payable to a participant with respect to such award. The 2015 SAIP also provides the Compensation Committee with the discretion to grant, modify and administer Performance-Based Awards that do not qualify as performance-based compensation under Section 162(m).

The pre-established performance goals on which the payment or vesting of Performance-Based Awards depends must relate to one or more of any combination of the following performance measures: (i) earnings per share, net earnings per share or growth in such measures; (ii) net sales, sales, net revenues or revenues or growth in sales or revenues; (iii) earnings measures (including earnings before or after any or all of interest, taxes, depreciation, and amortization or extraordinary or special items); (iv) income, net income, net income per share of common stock (basic or diluted) or growth in income; (v) cash flow (including, net cash provided by operations, cash flow in excess of cost of capital (discounted or otherwise), free cash flow, and cash flow return on capital) or growth in such measures; (vi) return measures, including return on assets (gross or net), return on investment, return on capital, return on equity, return on revenue or return on sales; (vii) economic profit or economic value created; (viii) gross profit or operating profit; (ix) gross margin, operating margin or profit margin or growth in such measures; (x) shareholder value creation measures, including price per share of common stock or total shareholder return; (xi) dividend payout levels, including as a percentage of net income; (xii) asset measures, including asset growth; (xiii) asset turnover, (xiv) sales measures; (xv) book value; (xvi) brand contribution; (xvii) market share or growth in market share; (xviii) unit volume, (xix) working capital amounts, including working capital as a percentage of customer sales; (xx) operational costs or cost controls and other expense targets, or a component thereof, or planning or forecasting accuracy; (xxi) supply chain achievements; (xxii) innovation as measured by a percentage of sales of new products; (xxiii) strategic plan development and implementation; or (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction and retention, employee development, satisfaction and retention, market penetration, management of employment practices and employee benefits, diversity, supervision of litigation, information technology, corporate social responsibility, customer growth, customer service, improvements in capital structure, debt leverage, expense management, operating efficiency, strategic planning, process reliability, product quality, regulatory compliance, risk mitigation, sustainability and environmental impact, and goals relating to acquisitions, divestitures or strategic partnerships or transactions.

IFF  |  2017 PROXY STATEMENT  95

 PROPOSAL 5 — PROPOSAL TO APPROVE A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

The performance measures listed above may relate to the performance of the Company (or that of an affiliate, business group, business unit or division of the Company) and may be expressed as an amount, as an increase or decrease over a specified period, or as a relative comparison to the performance of other companies or a published or special index.

The measurement of the performance measures shall exclude the negative impact and include the positive impact of certain items that may occur during the performance period, including, without limitation, (i) unusual, non-recurring, or extraordinary items or expenses; (ii) charges for restructurings; (iii) discontinued operations; acquisitions or divestitures; (iv) the cumulative effect of changes in accounting treatment; (v) changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; (vi) any impact of impairment of tangible or intangible assets; (vii) any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; (viii) any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; (ix) stock-based compensation expense; (x) asset write-downs, in-process research and development expense; (xi) gain or loss from all or certain claims and/or litigation and insurance recoveries; (xii) foreign exchange gains and losses; (xiii) any impact of changes in foreign exchange rates and any changes in currency; (xiv) a change in the Company’s fiscal year; (xv) litigation legal fees; (xvi) pension expenses and (xvii) any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements.

For all awards granted under the 2015 SAIP that are subject to performance conditions but are not intended to qualify as performance-based compensation under Section 162(m), performance goals may be based on one or more of the above performance measures or any other criteria that the Compensation Committee deems appropriate.

Federal Income Tax Consequences

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2015 SAIP and the Company. This summary does not discuss the income tax laws of any other jurisdiction (including state or local jurisdictions) in which the participant may reside or be subject to tax.

Stock Appreciation Rights.  Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. The value received by an employee (in cash or stock) from the exercise or settlement of a SAR will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise or settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.

Stock Awards/Performance Awards.  No income will be recognized at the time of grant by the recipient of a stock award or performance award if such award is subject to contingencies or restrictions that qualify as substantial risks of forfeiture under the applicable provisions of the IRC. Generally, at the time the contingencies or restrictions are satisfied or terminate with respect to a stock award, the then fair market value of the stock or the amount of cash received will constitute ordinary income to the employee. Subject to the applicable provisions of the IRC, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

Incentive Stock Options.  An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the shares acquired over the option exercise price is an item of adjustment in computing the alternative minimum taxable income of the optionee, if applicable. If the optionee holds the stock received as a result of an exercise of an incentive stock option for the later of two years from the date of the grant or one year from the date of exercise, then the gain realized on disposition of the shares

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 PROPOSAL 5 — PROPOSAL TO APPROVE A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include into income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option exercise price (or, if less, the excess of the amount realized upon disposition of the shares over the option exercise price). Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee. In the event of a disqualifying disposition, the Company will be entitled to a deduction, in the year of such a disposition, in an amount equal to the amount includible in the optionee’s income as compensation. The optionee’s tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options.  A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified stock option will, at that time, realize taxable compensation in the amount equal to the excess of the then fair market value of the shares over the option exercise price. Subject to the applicable provisions of the IRC, the Company will be entitled to a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option exercise price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long or short-term capital gain to the optionee (or loss), depending upon the holding period of the shares. If a non-qualified option is exercised by tendering previously owned shares in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise or settlement of options and awards under the 2015 SAIP to non-employee directors and to employees outside the United States may be taxed (including income and/or employment taxes) on a different basis.

Ö YOUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF A FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

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What am I voting on?

At the 2017 Annual Meeting you will be asked to vote on the following proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation
1. To elect eleven members of the Board of Directors, each to hold office for a one-year term expiring at the 2018 Annual Meeting of Shareholders.	FOR each Director Nominee
2. To ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the 2017 fiscal year.	FOR
3. To approve, on an advisory basis, the compensation of our named executive officers in 2016, which we refer to as “Say on Pay.”	FOR
4. To vote, on an advisory basis, on the frequency of votes on executive compensation.	FOR the option of every one year
5. To approve a French Sub-Plan under the 2015 Stock Award and Incentive Plan	FOR

We also will consider other business that properly comes before the meeting in accordance with New York law and our By-Laws.

Who can vote?

Holders of our common stock at the close of business on March 8, 2017, are entitled to vote their shares at the 2017 Annual Meeting. As of March 8, 2017, there were 78,972,864 shares of common stock issued, outstanding and entitled to vote. Each share of common stock issued and outstanding is entitled to one vote.

What constitutes a quorum, and why is a quorum required?

We are required to have a quorum of shareholders present to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date (39,486,433 shares) will constitute a quorum, permitting us to conduct the business of the meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Shares of common stock for which we have received executed proxies will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal.

What is the difference between a “shareholder of record” and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “shareholder of record” or a “registered shareholder” of those shares. In this case, your Notice of Internet Availability of Proxy Materials (“Notice”) has been sent to you directly by us.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee or custodian (each, a “Broker”), including shares you may own as a participant in one of our 401(k) plans, you are considered the “beneficial owner” of those shares, which are held in “street name.” A Notice has been

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Information About the Meeting

 INFORMATION ABOUT THE MEETING

forwarded to you by or on behalf of your Broker, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your Broker how to vote your shares by following the instructions for voting set forth in the Notice.

How do I vote?

If you are a shareholder of record, you may vote:

•	via Internet;

•	by telephone;

•	by mail, if you received a paper copy of the proxy materials; or

•	in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth in the Notice, which contains instructions on how to access our proxy statement, annual report and shareholder notice online, and the printed proxy card.

If your shares are held in one of our 401(k) plans, your proxy will serve as a voting instruction for the trustee of the 401(k) plan, who will vote your shares as you instruct. To allow sufficient time for the trustee to vote, your voting instructions must be received by 11:59 pm Eastern Daylight Time on May 2, 2017. If the trustee does not receive your instructions by that date, the trustee will vote the shares you hold through the 401(k) plan in the same proportion as those shares in the 401(k) plan for which voting instructions were received.

If you are a beneficial owner, you must follow the voting procedures of your Broker.

What are the requirements to elect the director nominees and to approve each of the proposals in this proxy statement?

Proposal	Vote Required
1. Election of Directors	Majority of Votes Cast

2. Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast

3. Say on Pay	Majority of Votes Cast

4. Say on Frequency	The Option that Receives the Greatest Number of Votes Cast

5. Approval of French Sub-Plan	Majority of Votes Cast

Under our By-Laws, in an uncontested election of directors, as we have this year, a majority of votes cast is required in order for a director to be elected, which means that a nominee must receive a greater number of votes “FOR” his or her election than votes “AGAINST” in order to be elected. Abstentions are not counted as votes “FOR” or “AGAINST” a director nominee.

Under our By-Laws, the votes cast “FOR” must exceed the votes cast “AGAINST” the ratification of PwC as our independent registered public accounting firm for the 2017 fiscal year. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal.

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 INFORMATION ABOUT THE MEETING

Proposals 3 and 4 are advisory votes. This means that while we ask shareholders to approve a resolution regarding Say on Pay and to vote on the Say on Frequency Proposal, these are not actions that require shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal. For the Say on Frequency proposal, we will consider that the shareholders have recommended whichever option (one, two or three years) that receives the greatest number of votes cast. Abstentions will have no effect on the outcome of Proposals 3 and 4.

Under our By-laws, the votes cast “FOR” must exceed the votes cast “AGAINST” to approve the French Sub-Plan under the 2015 Stock Award and Incentive Plan. This proposal is also subject to NYSE shareholder approval rules. Under the NYSE rules, abstentions are counted as votes cast and therefore will have the effect of a vote “AGAINST” Proposal 5.

What if I am a beneficial owner and I do not give the nominee voting instructions?

If you are a beneficial owner and your shares are held in “street name,” the Broker is bound by the rules of the NYSE regarding whether or not it can exercise discretionary voting power for any particular proposal if the Broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. A broker non-vote occurs when a Broker returns a proxy but does not vote on a particular proposal because the Broker does not have discretionary authority to vote on the proposal and has not received specific voting instructions for the proposal from the beneficial owner of the shares. Broker non-votes are considered to be present at the meeting for purposes of determining the presence of a quorum but are not counted as votes cast.

The table below sets forth, for each proposal on the ballot, whether a Broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Can Brokers Vote Absent Instructions?	Impact of Broker Non-Vote
1. Election of Directors	No	None

2. Ratification of Independent Registered Public Accounting Firm	Yes	Not Applicable

3. Say on Pay	No	None

4. Say on Frequency	No	None

5. Approval of French Sub-Plan	No	None

What if I sign and return my proxy without making any selections?

If you sign and return your proxy without making any selections, your shares will be voted “FOR” each of the director nominees, “FOR” Proposals 2, 3 and 5 and for the “1 year” option in Proposal 4. If other matters properly come before the meeting, the proxy holders will have the authority to vote on those matters for you at their discretion. If your shares are held in “street name,” see the question above on how to vote your shares.

How do I change my vote?

A shareholder of record may revoke his or her proxy by giving written notice of revocation to our Corporate Secretary before the meeting, by delivering a later-dated proxy (either in writing, by telephone or over the Internet), or by voting in person at the 2017 Annual Meeting.

If your shares are held in “street name,” you may change your vote by following your Broker’s procedures for revoking or changing your proxy.

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 INFORMATION ABOUT THE MEETING

What shares are covered by my proxy card?

Your proxy reflects all shares owned by you at the close of business on March 8, 2017. For participants in our 401(k) plans, shares held in your account as of that date are included in your proxy.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares in more than one account. To ensure that all of your shares are voted, you should sign and return each proxy card. Alternatively, if you vote by telephone or via the Internet, you will need to vote once for each proxy card and voting instruction card you receive.

Who can attend the 2017 Annual Meeting?

Only shareholders and our invited guests are permitted to attend the 2017 Annual Meeting. To gain admittance, you must bring a form of personal identification to the meeting, where your name will be verified against our shareholder list. If a Broker holds your shares and you plan to attend the meeting, you should bring a brokerage statement showing your ownership of the shares as of the record date or a letter from the Broker confirming such ownership, and a form of personal identification. If you wish to vote your shares that are held by a Broker at the meeting, you must obtain a proxy from your Broker and bring such proxy to the meeting.

If I plan to attend the 2017 Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the 2017 Annual Meeting. If you send in your proxy card and also attend the meeting, you do not need to vote again at the meeting unless you want to change your vote. Written ballots will be available at the 2017 Annual Meeting for shareholders of record.

How can I listen to the live audio webcast of the 2017 Annual Meeting?

You may listen to a live audio webcast of the 2017 Annual Meeting at www.iff.com. The webcast will allow you to listen to the Annual Meeting, but shareholders accessing the 2017 Annual Meeting through the webcast will not be considered present at the 2017 Annual Meeting and will not be able to vote their shares through the webcast or ask questions. If you plan to listen to the live audio webcast, then please submit your vote prior to the 2017 Annual Meeting using one of the methods described under “How do I vote?” above. An archived copy of the webcast will be available at www.iff.com following the 2017 Annual Meeting. Registration to listen to the webcast will be required. We have included our website address for reference only. The information contained on our website is not incorporated by reference into this Proxy Statement.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their common stock ownership and changes in such ownership, and to furnish us with copies of all Section 16(a) forms they file. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except a Form 4 reporting stock equivalent units under the DCP resulting from deferral of retainer fees for David Epstein was not timely filed due to an administrative error.

Proxy Solicitation Costs

We will pay the entire cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees in person, by telephone, by facsimile or by electronic mail. We have retained Georgeson Inc. to assist in proxy solicitation for a fee of $8,500 plus expenses. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.

Shareholder Proposals

In order for a shareholder proposal or proposed director nomination to be considered for inclusion in our proxy materials for next year’s annual meeting of shareholders, the Secretary of our Company must receive the written proposal no later than November 20, 2017. Under Article I, Section 3 of our By-Laws, in order for a shareholder to submit a proposal or to nominate any director at next year’s annual meeting of shareholders, the shareholder must give written notice to the Secretary of our Company not less than 90 days nor more than 120 days prior to the anniversary date of this year’s annual meeting of shareholders provided next year’s annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year’s annual meeting is held on schedule, we must receive written notice of an intention to introduce a nomination or other item of business at that meeting between January 3, 2018 and February 2, 2018. The notice must also meet all other requirements contained in our By-Laws, including the requirement to contain specified information about the proposed business or the director nominee and the shareholder making the proposal.

As of the date of this proxy statement, we do not know of any matters to be presented at the 2017 Annual Meeting other than those described in this proxy statement. If any other matters should properly come before the meeting, proxies in the enclosed form will be voted on those matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified.

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  OTHER MATTERS

Shareholder Communications

Shareholders and other parties interested in communicating directly with the Lead Director, the non-management directors as a group or all directors as a group may do so by writing to the Lead Director or the non-management directors or the Board, in each case, c/o General Counsel and Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. All communications should include the name, address, telephone number and email address (if any) of the person submitting the communication and indicate whether the person is a shareholder of our Company.

The Board has approved a process for handling correspondence received by our Company on behalf of the Lead Director, the non-management directors as a group or all directors as a group. Under that process, the General Counsel reviews all such correspondence and maintains a log of, and forwards to the appropriate Board member, correspondence that is relevant to (i) the functions of the Board or committees thereof or (ii) other significant matters involving our Company. The General Counsel may screen frivolous or unlawful communications and commercial advertisements. Directors may review the log maintained by the General Counsel at any time.

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Electronic Delivery

This year we again have elected to take advantage of the SEC’s rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our 2017 Annual Meeting by reducing printing and mailing of full sets of materials. We mailed the Notice containing instructions on how to access our proxy statement and annual report online on or about March 20, 2017. If you would like to receive a paper copy of the proxy materials, the Notice contains instructions on how to receive a paper copy.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact Broadridge Financial Solutions, by calling 1-800-542-1061, or by forwarding a written request addressed to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of the Notice in the future, please contact Broadridge Financial Solutions as indicated above. Beneficial shareholders can request information about householding from their nominee.

Available Information

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2016 Annual Report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor—Financials & Filings—SEC Filings link on our website at, www.iff.com. A request for a copy of such report should be directed to International Flavors & Fragrances Inc., 521 West 57th Street, New York, NY 10019, Attention: Investor Relations. A copy of any exhibit to the Form 10-K for the year ended December 31, 2016 will be forwarded following receipt of a written request to Investor Relations.

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2016 Sales Growth

Total Company
Reported Sales Growth	3%
Currency Impact	2%
Currency Neutral Sales Growth	5%

2016 Adjusted Operating Profit
(IN THOUSANDS U.S. $)

Total Company
As Reported Operating Profit	$567,356
Restructuring and Other Charges	322
Operational Improvement Initiative Costs	2,402
Acquisition Related Costs	12,195
Legal Charges	48,518
Gain on Sale of Asset	(7,818)

Adjusted Operating Profit	$622,975

2016 Adjusted Earnings Per Share
(IN U.S. $)

Total Company
As Reported EPS	5.05
Operational Improvement Initiative Costs	0.02
Acquisition Related Costs	0.10
Legal Charges	0.39
Gain on Sale of Asset	(0.06)

Adjusted EPS	5.51	1

1   The sum does not foot due to rounding.

The Company uses non-GAAP financial measures such as currency neutral sales (which eliminates the effects that result from translating its international sales in U.S. dollars), Adjusted Operating Profit and Adjusted EPS (which excludes the impact from our restructuring and other charges, operational improvement initiative costs, acquisition related costs, legal charges offset by favorable tax settlements and gain on sale of asset) as the Company believes that these non-GAAP financial measures provide investors with an overall perspective of the period-to-period performance of our core business. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Exhibit A — GAAP to Non-GAAP Reconciliations

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 EXHIBIT A—GAAP TO NON-GAAP RECONCILIATIONS

Adjusted Net Income

(IN MILLIONS U.S. $)	2011	2012	2013	2014	2015	2016
As Reported Net Income	267	254	354	415	419	405
Restructuring and Other Charges	9	1	5	4	5	0
Operational Improvement Initiative Costs	-	-	3	2	1	2
Patent Litigation Settlement	30	-	-	-	-	-
Gain on Asset Sale	-	-	(9)	(0)	-	(5)
Accelerated Contingent Consideration	-	-	-	-	7	-
Acquisition Related Costs	-	-	-	-	12	8
Tax Settlements	-	-	-	-	(10)	-
Spanish Tax Settlement	-	72	-	-	-	-
Spanish Capital Tax Charge Reversal	-	-	-	-	(8)	-
Spanish Tax Charges	-	-	15	(4)	-	-
Legal Charges/Credits	-	-	-	-	-	31

Adjusted Net Income	306	328 *	368	416 *	426	441

*Item does not foot due to rounding.

Adjusted Total Payout Ratio as Percentage of Adjusted Net Income

(IN MILLIONS U.S. $)	2011	2012	2013	2014	2015	2016
Dividend Payment	90	131	87	133	159	185
Adjustment Due to Timing of Payment	-	(28)	28	-	-	-
Adjusted Dividend Payment	90	103	115	133	159	185
Share Repurchases	-	-	51	88	122	127
Adjusted Total Payout as Percentage of Net Income	90	103	166	221	281	312

Adjusted Net Income Payout	29%	31%	45%	53%	66%	71%

The Company uses non-GAAP financial measures such as Adjusted Net Income and Adjusted Net Income Payout (which excludes the impact of our restructuring and other charges, operational improvement initiative costs, patent litigation settlement, gain on asset sale, accelerated contingent consideration, acquisition related costs tax settlements, Spanish capital tax charge reversal, Spanish tax charges and legal charges/credits) as the Company believes that these non-GAAP financial measures provide investors with an overall perspective of the period-to-period performance of our core business. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

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RULES OF THE

INTERNATIONAL FLAVORS & FRAGRANCES INC.

2015 STOCK AWARD AND INCENTIVE PLAN

FOR GRANTS OF RESTRICTED STOCK UNIT AWARDS

IN FRANCE

1.	Introduction.

(a) The Board of Directors (the “Board”) of International Flavors & Fragrances Inc. (the “Company”) has established the 2015 Stock Award and Incentive Plan, as amended (the “Plan”) for the benefit of certain employees of the Company and its affiliates, including its French affiliates (each a “French Entity”), of which the Company holds directly or indirectly at least 10% of the outstanding share capital. A copy of the Plan is provided in Appendix 1.

(b) Sections 4 and 33 of the Plan authorize the Compensation Committee of the Board (the “Committee”) to adopt such rules and regulations (including a sub-plan to the Plan) as the Committee deems necessary or appropriate to implement the Plan in any jurisdiction outside the U.S.

(c) The Committee has determined that it is advisable to establish specific rules for the purpose of permitting restricted stock units granted to employees of a French Entity to qualify for the specific tax and social security treatment available for such grants in France. The Committee, therefore, intends to establish a sub-plan of the Plan (the “French Sub-Plan”) for the purpose of granting RSUs that qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (the “French-Qualified RSUs”), to qualifying employees of a French Entity who are residents in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).

Under the French Sub-Plan, French Participants will be granted RSUs only as defined in Section 2(d) hereunder. The provisions of the Plan permitting the grant of options, stock appreciation rights, restricted stock and other awards are not applicable to grants made under the French Sub-Plan.

2.	Definitions.

Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan. In addition, the terms set forth below shall have the following meanings for purposes of grants made under the French Sub-Plan:

(a) The term “Award Agreement” shall mean an agreement, in a form approved by the Committee from time to time, including, without limitation, written or electronic form, entered into by a French Participant and the Company, evidencing the grant of French-Qualified RSUs. The Award Agreement may, but need not, be executed or acknowledged by the Company and/or the French Participant.

Annex I — French Sub-Plan Under the 2015 Stock Award and Incentive Plan

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 ANNEX I – FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

(b) The term “Closed Period” shall be as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, and shall mean:

(i)        ten quotation days preceding and three quotation days following the disclosure to the public of the consolidated financial statements or the annual statements of the Company; or

(ii)        any period during which the corporate management of the Company possesses confidential information which could, if disclosed to the public, significantly impact the quotation of the shares of Common Stock, until ten quotation days after the day such information is disclosed to the public.

If the French Commercial Code is amended after adoption of this French Sub-Plan to modify the definition and/or the applicability of the Closed Periods to French-Qualified RSUs, such amendments shall become applicable to any French-Qualified RSUs granted under the French Sub-Plan, to the extent required or permitted by French law.

(c) The term “Disability” means disability as defined under categories 2 and 3 of Section L. 341-4 of the French Social Security Code, as amended.

(d) The term “Restricted Stock Unit” or “RSU” shall mean a promise by the Company to issue, in the future, one share of Common Stock for each RSU granted to a French Participant, subject to specific terms and conditions. RSUs granted under the French Sub-Plan do not provide voting or dividend rights and no dividends or dividend equivalents will be paid or credited on any unvested RSUs.

(e) The term “Vesting Date” shall mean the date on which a French Participant is entitled to receive shares of Common Stock underlying French-Qualified RSUs. The Committee may provide in the applicable Award Agreement that shares of Common Stock underlying French-Qualified RSUs will be issued only on a date occurring after the Vesting Date.

3.	Eligibility to Participate.

(a) Subject to Section 3(c) below, any French Participant who, on the date of grant and to the extent required under French law, is either employed under the terms and conditions of an employment contract (“contrat de travail”) with a French Entity or who is a corporate officer of a French Entity (subject to Section 3(b) below), shall be eligible to receive, at the discretion of the Committee, French-Qualified RSUs under the French Sub-Plan provided he or she also satisfies the eligibility conditions of Section 5 of the Plan.

(b) French-Qualified RSUs may not be issued to corporate officers of a French Entity, other than the managing directors (i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), unless the corporate officer is employed by a French Entity, as defined by French law and is otherwise eligible to receive RSUs under Section 5 of the Plan.

(c) French-Qualified RSUs may not be issued under the French Sub-Plan to employees or corporate officers owning more than ten percent (10%) of the Company’s share capital or to individuals other than employees and corporate officers of a French Entity. Grants of French-Qualified RSUs under the French Sub-Plan shall not result in any French Participant owning more than ten percent (10%) of the Company’s share capital.

(d) The aggregate number of shares of Common Stock underlying French-Qualified RSUs shall not exceed 10% of the Company’s share capital.

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 ANNEX I – FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

4.	Conditions of the French-Qualified RSUs.

(a) Vesting of French-Qualified RSUs. The first Vesting Date of RSUs shall not occur prior to the expiration of the minimum mandatory vesting period applicable to French-Qualified RSUs under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant sections of the French Tax Code or the French Social Security Code, as amended. However, notwithstanding the above, in the event of the death or disability of a French Participant, all of his or her outstanding French-Qualified RSUs shall vest and the shares of Common Stock underlying French-Qualified RSUs shall become issuable as set forth in Section 5 of the French Sub-Plan.

(b) Holding of Shares of Common Stock. The shares of Common Stock issued upon vesting of French-Qualified RSUs granted to French Participants may be subject to a minimum mandatory holding period pursuant to Section L. 225-197-1 of the French Commercial Code, as amended, or the relevant sections of the French Tax Code and French Social Security Code, as amended, to benefit from the specific French tax and social security regime, even if the French Participant is no longer an employee or corporate officer of a French Entity, the Company or any other affiliate.

In addition to this restriction on the sale or transfer of shares of Common Stock issued to French Participants, the shares of Common Stock may not be sold or transferred during a Closed Period, so long as Closed Periods are applicable to shares of Common Stock underlying French-Qualified RSUs.

(c) Managing Director. To the extent required for French-Qualified RSUs granted by the Company, specific holding periods for the shares of Common Stock issued pursuant to the French-Qualified RSUs shall be imposed in the relevant Award Agreement for French Participants who qualify as a managing director of the French Entity under French law (as defined in Section 3(b) above).

(d) French Participant’s Account. The shares of Common Stock issued to a French Participant pursuant to French-Qualified RSUs shall be recorded in the name of the French Participant in an account with the Company, a broker, or in such other manner as the Company may otherwise determine to ensure compliance with applicable law, including any required holding periods applicable to French-Qualified RSUs.

5.	Death and Disability.

In the event of termination of a French Participant’s status as a French Participant due to death, all French-Qualified RSUs held by the French Participant at the time of his or her death (whether vested or unvested at the time of death) shall immediately become transferable to the French Participant’s heirs. The Company shall issue the underlying shares of Common Stock to the French Participant’s heirs only if the heirs request such issuance within six months following the death of the French Participant. If shares are not requested by the heirs within such six-month period, any outstanding French-Qualified RSUs will be forfeited. The French Participant’s heirs shall not be subject to the minimum mandatory holding period set forth in Section 4(b) of this French Sub-Plan, if any.

If a French Participant ceases to be employed by the Company or a French entity by reason of his or her disability, French-Qualified RSUs then outstanding but not previously vested, will vest and become non-forfeitable immediately, and such French-Qualified RSUs, together with any then outstanding French-Qualified RSUs that previously vested, will be settled as promptly as practicable. The French Participant shall not be subject to the minimum mandatory holding period set forth in Section 4(b) above, if any.

6.	Adjustments upon certain Changes affecting the Company.

In the event of a corporate transaction as set forth in Section 10 or 11 of the Plan, adjustments to the terms and conditions of French-Qualified RSUs or underlying shares of Common Stock may be made only in

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accordance with the Plan and pursuant to applicable French legal and tax rules. Nevertheless, the Committee, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case, the RSUs may no longer qualify as French-Qualified RSUs.

Assumption or substitution of the RSUs in the case of a corporate transaction as well as an acceleration of vesting or the holding period, if any, or any other mechanism implemented upon a corporate transaction, or in any other event, may result in the RSUs no longer being eligible for the specific French tax and social security treatment.

7.	Disqualification of French-Qualified RSUs.

If the terms and conditions of outstanding French-Qualified RSUs are modified or adjusted due to any requirements under the applicable laws of incorporation of the Company, or by decision of the Company’s shareholders, the Board or the Committee, the RSUs may no longer qualify as French-Qualified RSUs. If the RSUs no longer qualify as French-Qualified RSUs, the Board or Committee may, in its sole discretion, determine to lift, shorten or terminate certain restrictions applicable to the vesting or to the transfer of the shares of Common Stock underlying the RSUs which had been imposed under the French Sub-Plan and/or in the Award Agreement delivered to the French Participant in order to achieve the specific tax treatment for French-Qualified RSUs.

In the event that any RSUs or underlying shares of Common Stock no longer qualify for the specific tax treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, the holder of such RSUs shall be ultimately responsible for all taxes and/or social security contributions that he or she is required to pay in connection with such RSUs or underlying shares of Common Stock.

8.	Employment Rights.

The adoption of this French Sub-Plan shall not confer upon the French Participants or any employee of a French Entity, any employment rights and shall not be construed as a part of any employment contracts that a French Entity has with its employees or create any employment relationship with the Company.

9.	Non-Transferability.

Except in the case of death and disability, French-Qualified RSUs shall not be assigned or transferred to any third party. In addition, French-Qualified RSUs may vest only for the benefit of the French Participant during his or her lifetime.

10.	Interpretations.

It is intended that RSUs granted under the French Sub-Plan shall qualify for the specific tax and social security treatment applicable to RSUs granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of the French Sub-Plan shall be interpreted accordingly and in accordance with the relevant guidelines published by French tax and social security administrations and subject to the fulfilment of legal, tax and reporting obligations, if applicable. However, certain corporate transactions, and certain modifications or changes may impact the qualification of the RSUs and underlying shares of Common Stock for the specific regime in France.

11.	Amendments.

Subject to the terms of the Plan, the Committee reserves the right to amend or terminate the French Sub-Plan at any time in accordance with applicable French law.

12.	Effective Date and Term of the French Sub-Plan.

The French Sub-Plan shall be effective as of the date of its approval by the Company’s Shareholders.

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Appendix 1

International Flavors & Fragrances Inc.

2015 Stock Award and Incentive Plan

As amended on February 7, 2017

1.	Purpose of the Plan

The purpose of the 2015 Stock Award and Incentive Plan is to aid the Company (as defined below) in attracting, retaining, motivating and rewarding employees, consultants, non-employee directors and other selected service-providers who contribute to the success of the Company, by authorizing Incentive Awards (as defined below) to incentivize such individuals to perform at the highest level, to strengthen the mutuality of interests between such individuals and the Company’s shareholders and, in general, to further the best interests of the Company and its shareholders.

2.	Definitions

As used in the Plan (as defined below) or in any instrument governing the terms of any Incentive Award granted under the Plan, the following definitions apply to the terms indicated below:

(a)        “Accounting Forfeiture Event” has the meaning set forth in Section 32.

(b)        “Affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person.

(c)        “Annual Limit” has the meaning set forth in Section 3.

(d)        “Award Agreement” means an agreement, in a form approved by the Committee from time to time, including, without limitation, written or electronic, entered into by a Participant (as defined below) and the Company, evidencing the grant of an Incentive Award under the Plan.

(e)        “Board” or “Board of Directors” means the Board of Directors of IFF (as defined below).

(f)        “Cash Incentive Award” means an award granted to a Participant pursuant to Section 8.

(g)        “Cause” has the meaning defined in the Award Agreement, the ESP if the Participant is a participant in the ESP, in any employment or severance agreement between the Company and the Participant then in effect or, if none, as defined under the severance policy applicable to the Participant at the time of the Participant’s termination of Employment, if any, or if no such definition exists, the meaning as determined by the Committee in its sole discretion.

(h)        A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) any Person (as defined below) becomes the “beneficial owner,” as such term is defined in Rule 13d-3 under the Exchange Act (as defined below), directly or indirectly, of securities of the Company representing 40% or more of the combined Voting Power (as defined below) of the Company’s then outstanding Voting Securities (as defined below), other than beneficial ownership by the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan; or

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(ii) individuals who at the Effective Date (as defined below) constitute a majority of the Board (the “Incumbent Directors”) cease to constitute a majority of the Board for any reason; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual shall be an Incumbent Director if such individual is initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board; or

(iii) the consummation of:

(A)            A merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of the outstanding Voting Securities of the Company immediately before such event own, directly or indirectly, immediately after such event less than 60% of the combined Voting Power of the outstanding Voting Securities of the parent entity resulting from, or issuing its Voting Securities as part of, such event;

(B)            A complete liquidation or dissolution of the Company; or

(C)            The sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than (x) the Company, (y) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or (z) a Person whose Voting Securities immediately following such sale or disposition will be owned by the holders of the outstanding Voting Securities of the Company immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, no payment or settlement of any Incentive Award that constitutes “non-qualified deferred compensation” within the meaning of section 409A of the Code (as defined below) shall be made solely upon the occurrence of a Change in Control to the extent such Change in Control does not also qualify as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5)(i) and such payment or settlement shall occur on its otherwise scheduled payment and/or settlement date(s).

(i)        “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(j)        “Committee” means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan or to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(k)        “Common Stock” means International Flavors & Fragrances Inc.’s common stock, par value 12.5 cents per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10.

(l)        “Company” means IFF and all of its Affiliates, collectively (and any successors or assigns thereto).

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(m)        “Confidential Information” has the meaning set forth in Section 32.

(n)        “Covenant Forfeiture Event” has the meaning set forth in Section 32.

(o)        “Covered Employee” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of IFF.

(p)        “Deferred Compensation Plan” means any plan, agreement, or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation, including, without limitation, the International Flavors and Fragrances Inc. Deferred Compensation Plan.

(q)        “Disabled” or “Disability” means, unless otherwise set forth in the Participant’s Award Agreement or any employment agreement between the Company and the Participant then in effect, a condition that entitles the Participant to long term disability benefits under any applicable Company disability plan, any successor plan, or as defined under any applicable local laws, rules, or regulations.

(r)        “Early Retirement” means, unless otherwise set forth in the Participant’s Award Agreement, the termination of the Participant’s Employment at the election of the Participant after attaining age 55 plus ten years of service to the Company.

(s)        “Effective Date” has the meaning set forth in Section 30.

(t)        “Employment” means the period during which an individual is providing services to the Company as an employee, non-employee director, consultant, or other service provider, as applicable. “Employed” shall have a correlative meaning.

(u)        “ESP” means the International Flavors and Fragrances Inc. Executive Severance Policy, as amended and restated from time to time.

(v)        “Excess Compensation” has the meaning set forth in Section 32.

(w)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)        “Fair Market Value” means, with respect to a share of Common Stock, unless otherwise set forth in the Award Agreement, as of the applicable date of determination, the closing price as reported on the date of determination on the principal national securities exchange in the United States on which shares of Common Stock are then traded. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion. With respect to the grant of an Incentive Award, the date of determination shall be the trading day on the date on which the Incentive Award is granted, or if such date is not a trading day, the immediately subsequent day on which the market is open for trading. With respect to the exercise of an Incentive Award, the date of determination shall be the date a notice of exercise is received by the Company or its designee, as applicable, or if such date is not a trading day, the immediately subsequent day on which the market is open for trading. With respect to Section 32, Fair Market Value shall be determined by the Committee in its sole discretion.

(y)        “Forfeiture Event” has the meaning set forth in Section 32.

(z)        “Good Reason” has the meaning defined in the Award Agreement, the ESP if the Participant is a participant in the ESP, or in any employment or severance agreement between the Company and the Participant then in effect.

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(aa)        “IFF” means International Flavors and Fragrances Inc., a New York corporation.

(bb)        “Incentive Award” means one or more Stock Incentive Awards and/or Cash Incentive Awards, collectively.

(cc)        “Normal Retirement” means, unless otherwise set forth in the Participant’s Award Agreement, the termination of the Participant’s Employment at the election of the Participant after attaining age 62 or such earlier “Normal Retirement” date under the terms of the applicable Company pension or retirement plan.

(dd)        “Option” means a stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

(ee)        “Other Stock-Based Award” means an award granted to a Participant pursuant to Section 7.

(ff)        “Participant” means an employee, consultant, non-employee director or other selected service provider of the Company who is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such Person, his or her successors, heirs, executors and administrators, as the case may be.

(gg)        “Performance-Based Award” means any Incentive Award pursuant to which any compensation paid is intended to be Performance-Based Compensation.

(hh)        “Performance-Based Compensation” means compensation that satisfies the requirements of section 162(m) of the Code for “qualified performance-based compensation.”

(ii)        “Performance Measures” has the meaning set forth in Section 9.

(jj)        “Performance Percentage” means, with respect to a Performance-Based Award, the factor determined pursuant to a Performance Schedule (as defined below) that is to be applied to the Target Award (as defined below) and that reflects actual performance in respect of the applicable Performance Measure(s) compared to the Performance Target (as defined below).

(kk)        “Performance Period” means, with respect to a Performance-Based Award, the period of time during which the applicable Performance Target(s) must be met in order to determine the degree of payout and/or vesting with respect to such Performance-Based Award. Different Performance-Based Awards may have overlapping Performance Periods.

(ll)        “Performance Schedule” means, with respect to a Performance-Based Award, a schedule or other objective method for determining the applicable Performance Percentage to be applied to the Target Award.

(mm)        “Performance Target” means, with respect to a Performance-Based Award, the performance goals and objectives relating to the applicable Performance Measures for such Performance-Based Award, as established by the Committee in accordance with Section 9.

(nn)        “Person” means a “person” as such term is used in sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of section 13(d)(3) under the Exchange Act.

(oo)        “Plan” means the International Flavors and Fragrances Inc. 2015 Stock Award and Incentive Plan, as it may be amended from time to time.

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(pp)        “Plan Period” has the meaning set forth in Section 3.

(qq)        “Prior Plans” means the Company’s (i) 2010 Stock Award and Incentive Plan, (ii) 2000 Stock Award and Incentive Plan, and (iii) 2000 Supplemental Stock Award Plan.

(rr)        “Securities Act” means the Securities Act of 1933, as amended.

(ss)        “Stock Incentive Award” means an Option or Other Stock-Based Award granted pursuant to the terms of the Plan.

(tt)        “Target Award” means, with respect to a Performance-Based Award, the target payout amount for such a Performance-Based Award.

(uu)        “Voting Power” means the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of Voting Securities, or by the holders of any Voting Securities for which other Voting Securities may be convertible, exercisable, or exchangeable, upon any matter submitted to shareholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities.

(vv)        “Voting Securities” means any securities or other ownership interests of an entity, which entitle, or which may entitle, Persons holding such securities or other ownership interests to vote on matters submitted to such holders generally (whether or not entitled to vote in the general election of directors), or securities or other ownership interests which are convertible into, or exercisable in exchange for, such Voting Securities, whether or not subject to the passage of time or any contingency.

3.	Stock Subject to the Plan and Limitations on Cash Incentive Awards

(a)        Stock Subject to the Plan

The maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan shall not exceed the sum of (i) 1,500,000 shares of Common Stock and (ii) any shares of Common Stock that become available in connection with the cancellation, forfeiture, or expiration of awards issued and outstanding as of the Effective Date under the Prior Plans and (iii) any shares of Common Stock that remain available for issuance, as of the Effective Date, under the Prior Plans. Out of such aggregate, the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code shall not exceed 1,500,000 shares of Common Stock. The maximum number of shares referred to in the preceding sentences of this Section 3(a) shall in each case be subject to adjustment as provided in Section 10 and the following provisions of this Section 3. Shares of Common Stock issued under the Plan may be authorized and unissued shares, treasury shares, shares purchased by the Company in the open market, or any combination of the preceding categories as the Committee determines in its sole discretion. The Committee may determine that Incentive Awards may be granted that relate to more shares of Common Stock than the aggregate remaining available under the Plan so long as the number of shares of Common Stock in respect of Incentive Awards that vest or are settled does not exceed the number of shares of Common Stock then available under the Plan.

For purposes of the preceding paragraph, shares of Common Stock covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. If shares of Common Stock are issued subject to conditions which may result in the forfeiture, cancellation, return to the Company or expiration of such shares, any portion of the shares forfeited, cancelled, returned or which expire shall be treated as not issued pursuant to the Plan and shall again be available for issuance hereunder.

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 ANNEX I – FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

In addition, if (x) an Incentive Award is settled for cash or if shares of Common Stock are withheld to pay the exercise price of an Option, settle a stock-settled stock appreciation right or to satisfy any tax withholding requirement in connection with an Incentive Award, the shares issued (if any) in connection with such settlement, the shares in respect of which the Incentive Award was cash-settled, and the shares withheld, will be deemed issued for purposes of determining the number of shares of Common Stock that are available for issuance under the Plan and (y) shares of Common Stock owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall not be added to the number of shares of Common Stock that are available for issuance under the Plan.

Shares of Common Stock covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion, or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of section 303A.08 of the NYSE Listed Company Manual), shall not count as issued under the Plan for purposes of this Section 3. In addition, shares of Common Stock available for issuance under certain plans acquired in corporate acquisitions and mergers that may be issued in connection with certain post-transaction grants of Incentive Awards under the Plan (subject to the requirements of section 303A.08 of the NYSE Listed Company Manual) shall not be counted as issued under the Plan for purposes of this Section 3.

(b)        Individual Award Limits

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be covered by Performance-Based Awards granted under the Plan to any Covered Employee in any calendar year shall not exceed 1,000,000 shares (the “Annual Limit”) plus the amount of such Covered Employee’s unused Annual Limit as of the last day of the prior calendar year.

The amount of each Cash Incentive Award payable to any Covered Employee for any Plan Period shall not exceed (i) $5,000,000 for any Cash Incentive Award where the Plan Period is a calendar year and (ii) $5,000,000 per calendar year where the Plan Period is greater than a calendar year. For purposes of the preceding sentence “Plan Period” shall mean one or more calendar years as the Committee may determine, with respect to which any Cash Incentive Award may be payable under the Plan. The Committee may not grant to any Covered Employee more than three Cash Incentive Awards with Plan Periods that are scheduled to either start or end in the same calendar year.

Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be covered by Incentive Awards granted under the Plan to any non-employee director in any calendar year shall not exceed 20,000 shares.

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3 promulgated under section 16 of the Exchange Act), an “outside director” (within the meaning of Treasury Regulation section 1.162-27(e)(3)) and as “independent” as required by the NYSE or any security exchange on which the Common Stock is listed, in each case if and to the extent required by applicable law or necessary to meet the requirements of such rule, section, or listing requirement at the time of determination. The Committee shall, consistent with the terms of the Plan, from time to time designate those individuals who shall be granted Incentive Awards under the Plan and the amount, type, and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may also from time to time authorize a subcommittee consisting of one or more members of the Board of Directors (including members who are employees of the Company) or employees of the

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Company to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitations as the Committee may specify and to the requirements of New York Business Corporation Law section 505.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and any Award Agreement thereunder, and to adopt, amend, and rescind from time to time such rules and regulations for the administration of the Plan, including rules and regulations established to satisfy applicable foreign laws and/or qualify for preferred tax treatment under applicable foreign tax laws, as the Committee may deem necessary or appropriate. Decisions of the Committee shall be final, binding, and conclusive on all parties. For the avoidance of doubt, the Committee may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants.

The Committee may delegate the administration of the Plan to one or more officers or employees of the Company, and such administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Incentive Awards, to process or oversee the issuance of Common Stock under Incentive Awards, to interpret and administer the terms of Incentive Awards, and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Incentive Awards under the Plan, provided that in no case shall any such administrator be authorized (i) to grant Incentive Awards under the Plan (except in connection with any delegation made by the Committee pursuant to the first paragraph of this Section 4), (ii) to take any action inconsistent with section 409A of the Code, or (iii) to take any action inconsistent with applicable provisions of the New York Business Corporation Law. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and, except as otherwise specifically provided, references in this Plan to the Committee shall include any such administrator. The Committee and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such administrator, and if the Committee shall decide to conduct such a review, any such actions and/or interpretations of any such administrator shall be subject to approval, disapproval, or modification by the Committee.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable, or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s Employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability, or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under section 409A of the Code. The Company shall pay any amount payable with respect to an Incentive Award in accordance with the terms of such Incentive Award, provided that the Committee may, in its discretion, defer the payment of amounts payable with respect to an Incentive Award subject to and in accordance with the terms of a Deferred Compensation Plan.

Notwithstanding anything herein to the contrary, without approval of the Company’s shareholders, the Company shall not amend or replace previously granted Options or stock appreciation rights in a transaction that constitutes a “repricing,” (within the meaning of section 303A.08 of the NYSE Listed Company Manual and any other formal or informal guidance issued by the NYSE) which for this purpose also means any of the following or any other action that has the same effect: (i) lowering the exercise price of an Option or stock appreciation right after it is granted, (ii) any other action that is treated as a repricing under United States generally accepted accounting principles, or (iii) canceling an Option or stock appreciation right at a time when its exercise price exceeds the Fair Market Value of the underlying shares of Common Stock, in exchange for another Option or stock appreciation right, shares of restricted Common Stock, other Incentive Awards, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment or other action authorized under Section 10.

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No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and IFF shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to the Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those employees, non-employee directors, consultants, and other selected service providers of the Company whom the Committee shall select from time to time, including officers of the Company, whether or not they are directors. Furthermore, any individual who has agreed to accept Employment by, or provide services to, the Company shall be deemed to be eligible to receive Incentive Awards hereunder as of the date of such acceptance of Employment or provision of services; provided that the grant of any Incentive Awards under the Plan shall be determined by the Committee in its sole discretion and further provided that vesting, exercise or settlement of Incentive Awards granted to such individuals are conditioned upon such individual actually becoming an employee of or service provider to, the Company.

6.	Options

The Committee may from time to time grant Options on such terms as it shall determine, subject to the terms and conditions set forth in this Plan. The Award Agreement shall clearly identify such Option as either an “incentive stock option” within the meaning of section 422 of the Code or as a non-qualified stock option.

(a)        Exercise Price

The exercise price per share of Common Stock covered by any Option shall be not less than one hundred percent of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, other than assumptions in accordance with a corporate acquisition or merger as described in Section 3.

(b)        Term and Exercise of Options

                               (1)        The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. Each Option shall become vested and exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on or after the date such Option is granted; provided, however, that each Option shall be subject to earlier termination, expiration, or cancellation as provided in the Plan or the Award Agreement.

                               (2)        Each Option shall be exercisable in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination, or cancellation of the remaining portion thereof.

                               (3)        An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

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(c)        Incentive Stock Options

The terms of any incentive stock option granted under the Plan shall comply in all respects with the provisions of section 422 of the Code.

7.	Other Stock-Based Awards

The Committee may from time to time grant equity-based or equity-related Incentive Awards not otherwise described herein in such amounts and on such terms and conditions as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual shares of Common Stock to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units, or share-denominated performance units, (iv) be designed to comply with applicable laws of jurisdictions other than the United States and (v) be designed to qualify as Performance-Based Compensation; provided, that each Other Stock-Based Award shall be denominated in, or shall have a value determined by reference to, a number of shares of Common Stock that is specified at the time of the grant of such Incentive Awards. Nothing in this Plan is intended to limit the Committee’s discretion to adopt performance conditions with respect to any Stock Incentive Award that is not intended to qualify as Performance-Based Compensation.

8.	Cash Incentive Awards

The Committee may from time to time grant Cash Incentive Awards on such terms and conditions as it shall determine, subject to the terms and conditions set forth in the Plan. Cash Incentive Awards may be settled in cash or in other property, including shares of Common Stock, provided that the term “Cash Incentive Award” shall exclude any Option or Other Stock-Based Award. Nothing in this Plan is intended to limit the Committee’s discretion to adopt performance conditions with respect to any Cash Incentive Award that is not intended to qualify as Performance-Based Compensation.

9.	Performance-Based Compensation

The Committee may grant Incentive Awards that are intended to qualify as Performance-Based Compensation. Nothing in this Plan is intended to limit the Committee’s discretion to adopt performance measures, goals, targets and other terms and conditions with respect to any Incentive Award that is not a Performance-Based Award. Furthermore, nothing in this Plan shall be construed to require the Committee to grant any Incentive Award intended to qualify as Performance-Based Compensation. The Committee may, subject to the terms of the Plan, amend any previously granted Performance-Based Award in a way that disqualifies it as Performance-Based Compensation. This Section 9 describes the terms of Performance-Based Awards.

(a)        Calculation

The amount payable with respect to a Performance-Based Award shall be determined in any manner permitted by section 162(m) of the Code.

(b)        Discretionary Reduction

Unless otherwise specified in the Award Agreement, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant with respect to a Performance-Based Award, based on such factors as the Committee may deem relevant, but the Committee may not increase any such amount above the amount established in accordance with the relevant Performance Schedule. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

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(c)        Performance Measures

The performance goals upon which the payment or vesting of any Performance-Based Award (other than Options and stock appreciation rights) depends shall (a) be objective business criteria and shall otherwise meet the requirements of section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time of grant and (b) relate to one or more of the following measures (collectively the “Performance Measures”): (i) earnings per share, net earnings per share or growth in such measures; (ii) net sales, sales, net revenues or revenues or growth in sales or revenues; (iii) earnings measures, (including earnings before or after any or all of interest, taxes, depreciation, and amortization or extraordinary or special items); (iv) income, net income, net income per share of Common Stock (basic or diluted) or growth in income; (v) cash flow (including net cash provided by operations, cash flow in excess of cost of capital (discounted or otherwise), free cash flow, and cash flow return on capital) or growth in such measures; (vi) return measures, including return on assets (gross or net), return on investment, return on capital, return on equity, return on revenue or return on sales; (vii) economic profit or economic value created; (viii) gross profit or operating profit; (ix) gross margin, operating margin or profit margin or growth in such measures; (x) shareholder value creation measures, including price per share of Common Stock or total shareholder return; (xi) dividend payout levels, including as a percentage of net income; (xii) asset measures, including asset growth; (xiii) asset turnover, (xiv) sales measures; (xv) book value, (xvi) brand contribution, (xvii) market share or growth in market share, (xviii) unit volume, (xix) working capital amounts, including working capital as a percentage of customer sales; (xx) operational costs or cost controls and other expense targets, or a component thereof, or planning or forecasting accuracy; (xxi) supply chain achievements; (xxii) innovation as measured by a percentage of sales of new products; (xxiii) strategic plan development and implementation; or (xxiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction and retention, employee development, satisfaction and retention, market penetration, management of employment practices and employee benefits, diversity, supervision of litigation and information technology, corporate social responsibility, customer growth, customer service, improvements in capital structure, debt leverage, expense management, operating efficiency, strategic planning process reliability, product quality, regulatory compliance, risk mitigation, sustainability and environmental impact and goals relating to acquisitions, divestitures or strategic partnerships or transactions.

A Performance Measure (i) may relate to the performance of the Participant, the Company, IFF, any Affiliate, any business group, business unit, or other subdivision of the Company, or any combination of the foregoing, as the Committee deems appropriate and (ii) may be expressed as an amount, as an increase or decrease over a specified period, as a relative comparison to the performance of a group of comparator companies or a published or special index, or any other measure of the selected performance criteria, as the Committee deems appropriate.

The measurement of any Performance Measure shall exclude the negative impact and include the positive impact of certain items that may occur during the Performance Period, including, without limitation, the following:

unusual, non-recurring, or extraordinary items or expenses; charges for restructurings; discontinued operations; acquisitions or divestitures; the cumulative effect of changes in accounting treatment; changes in tax laws, accounting standards or principles or other laws or regulatory rules affecting reporting results; any impact of impairment of tangible or intangible assets; any impact of the issuance or repurchase of equity securities and/or other changes in the number of outstanding shares of any class of the Company’s equity securities; any gain, loss, income, or expense attributable to acquisitions or dispositions of stock or assets; stock-based compensation expense; asset write-downs, in-process research and development expense; gain or loss from all or certain claims and/or litigation and insurance recoveries; foreign exchange gains

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and losses; any impact of changes in foreign exchange rates and any changes in currency; a change in the Company’s fiscal year; litigation legal fees; pension expenses and any other items, each determined in accordance with United States generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto.

(d) Performance	Schedules

With respect to each Performance-Based Award, within ninety days after the beginning of the Performance Period for such Performance-Based Award, and in any case before twenty-five percent of such Performance Period has elapsed, the Committee shall establish the (i) Performance Targets, (ii) Target Award, and (iii) Performance Schedule, in each case for such Performance-Based Award, and shall make any other determinations required to be made within such period under section 162(m) of the Code.

(e)        Committee Determinations

Determinations by the Committee as to the establishment of Performance Measures, Performance Targets, Target Awards, Performance Schedules, the level of actual achievement of Performance Targets and the amount payable with respect to a Performance-Based Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under section 162(m) of the Code, prior to settlement of each such Performance-Based Award granted to a Covered Employee, that the Performance Targets and other material terms upon which settlement of the Incentive Award was conditioned have been satisfied.

10.	Adjustment upon Certain Changes

Subject to any action by IFF’s shareholders required by law, applicable tax rules or the rules of any exchange on which shares of Common Stock are then listed for trading:

(a)        Shares Available for Grants

In the event of any change in the number of shares of Common Stock outstanding by reason of any extraordinary stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, liquidation, dissolution, repurchase or exchange of shares or similar corporate change, the Committee shall, to the extent deemed appropriate by the Committee, adjust any or all of (i) the maximum aggregate number or type of shares of Common Stock with respect to which the Committee may grant Incentive Awards, (ii) the maximum number of shares of Common Stock that may be covered by Options that are designated as “incentive stock options” within the meaning of section 422 of the Code (iii) the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards to any individual Participant in any year and to any non-employee director and (iv) any other limit set forth in Section 3, to the extent applicable. In the event of any change in the type or number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments to the type or number of shares of Common Stock with respect to which Incentive Awards may be granted.

(b)        Increase or Decrease in Issued Shares Without Consideration

In the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall, to the extent deemed appropriate by the Committee, adjust the type or number of shares of Common Stock subject to each outstanding Incentive Award and the exercise price per share of Common Stock of each such Incentive Award.

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(c)        Certain Mergers and Other Transactions

In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (iii) a merger, consolidation or similar transaction involving the Company in which the holders of shares of Common Stock receive securities and/or other property, including cash, the Committee shall, to the extent deemed appropriate by the Committee, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable or vested), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each share of Common Stock subject to such Incentive Award, equal to the value, as determined by the Committee, of such Incentive Award, provided that with respect to any outstanding Option such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option, provided, however that with respect to any outstanding Option with an exercise price that equals or exceeds the value, as determined by the Committee, of the consideration received by a holder of a share of Common Stock as a result of such event, the Committee may cancel the Option without the payment of consideration; or

(ii) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an Incentive Award with respect to (A) some or all of the property which a holder of the number of shares of Common Stock subject to such Incentive Award would have received in such transaction or (B) securities of the acquiror or surviving entity and, incident thereto, make an equitable adjustment as determined by the Committee in the exercise price of the Incentive Award, or the number of shares or amount of property subject to the Incentive Award or provide for a payment (in cash or other property) to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(d)        Other Changes

In the event of any change in the capitalization of the Company, corporate change, corporate transaction, extraordinary cash dividend, or other event other than those specifically referred to in Sections 10(a), (b) or (c), the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee deems appropriate.

(e)        Cash Incentive Awards

In the event of any transaction or event described in this Section 10, including without limitation any corporate change referred to in paragraph (d) hereof, the Committee shall, to the extent deemed appropriate by the Committee, make such adjustments in the terms and conditions of any Cash Incentive Award as the Committee deems appropriate.

(e)        No Other Rights

Except as expressly provided in the Plan or any Award Agreement, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares or amount of other property subject to, or the terms related to, any Incentive Award.

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(g)        Savings Clause

No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code.

With respect to any Performance-Based Awards granted to Covered Employees, no provision of this Section 10 shall be given effect to the extent that such provision would cause such Performance-Based Award to fail to qualify as Performance-Based Compensation under section 162(m) of the Code unless the Committee expressly acknowledges and affirms such consequences.

11.	Change in Control; Termination of Employment

(a)        Change in Control

                               (1)        Unless otherwise provided in an Award Agreement, the ESP if the Participant is a participant in the ESP, or a Participant’s then-effective employment, severance, or other similar agreement with the Company, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Incentive Award (or in which the Company is the ultimate parent corporation and continues the Incentive Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof is terminated within twenty-four months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) (x) by such successor company or a subsidiary thereof without Cause, or, (y) for those Participants who participate in the ESP, by the Participant for Good Reason: (i) Options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in connection with such termination under the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Incentive Award), and (ii) the restrictions, limitations, and other conditions applicable to any Other Stock-Based Awards or any other Incentive Award, including those Incentive Awards (or portions thereof) deemed earned pursuant to Section 11(b) below, shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant. For the avoidance of doubt, a termination of a Participant’s Employment as a result of the Participant’s death, disability, voluntary resignation, Normal Retirement or Early Retirement shall not be a termination “without Cause” for purposes of the Plan.

                               (2)        Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Incentive Award (or in which the Company is the ultimate parent corporation and does not continue the Incentive Award), then immediately prior to the Change in Control: (i) those Options and stock appreciation rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable for the period of time set forth in the Award Agreement, and (ii) the restrictions, other limitations and other conditions applicable to any Other Stock-Based Awards or any other Incentive Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Stock-Based Awards or such other Incentive Awards shall become free of all restrictions, limitations, and conditions and become fully vested and transferable to the full extent of the original grant or, with respect to any Incentive Award subject to performance conditions, to the extent deemed earned pursuant to Section 11(b) below. Any Cash Incentive Awards, or portions thereof, deemed earned pursuant to Section 11(b) below and that become vested pursuant to this Section 11(a)(2) shall be paid and/or settled as soon as administratively practicable, but in no event later than thirty (30) calendar days following the date of the Change in Control.

(b)        Effect of Change in Control on Performance Incentive Awards

With respect to any Incentive Award subject to performance conditions, unless otherwise provided in the applicable Award Agreement, the ESP if the Participant is a participant in the ESP, or a

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Participant’s then-effective employment, severance, or other similar agreement with the Company, in the event of a Change of Control of the Company (x) the Committee will determine as of the Change in Control, in its sole discretion, the deemed level of achievement of the applicable performance conditions underlying such Incentive Award and (y) the provisions of Section 11(a) shall apply to such Incentive Award or portion to the extent such performance conditions are deemed earned .

(c)        Termination of Employment

                               (1)        Except as to any Incentive Awards constituting stock rights subject to section 409A of the Code, termination of Employment shall mean a separation from service within the meaning of section 409A of the Code. Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment, provided that a Participant who is an employee will not be deemed to cease Employment in the case of any leave of absence approved by the Company. Furthermore, no payment shall be made with respect to any Incentive Awards under the Plan that are subject to section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of section 409A of the Code and the regulations promulgated thereunder.

(2)        The Award Agreement or the ESP, if applicable, shall specify the consequences with respect to such Incentive Awards of the termination of Employment of the Participant holding the Incentive Awards.

                               (3)        If a Participant is Employed by or provides services to a Person that is an Affiliate, a business unit, division or facility of IFF and such Person ceases to be an Affiliate, a business unit, division or facility of IFF, the Committee shall, in its sole discretion, determine whether the Employment of a Participant with the Company shall be deemed to have terminated for all purposes under the Plan. Subject to section 409A of the Code and unless otherwise determined by the Committee, a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as a director on the Board of Directors shall not be deemed to have had a termination of Employment for purposes of the Plan and a Participant who ceases to be an employee of the Company but continues, or simultaneously commences, services as an independent contractor or consultant to the Company shall be deemed to have had a termination of Employment for purposes of the Plan.

12.	Award Agreements, Evidence of Incentive Awards and Acceptance of Incentive Award Terms

The Committee shall determine the appropriate instrument to document the issuance of an Incentive Award, including but not limited to the issuance of an Award Agreement. Except as otherwise determined by the Committee, the Award Agreement or other instrument shall describe the specific terms and conditions of the Incentive Award, and may, subject to the terms of the Plan, describe the amount and form of the Incentive Award, vesting requirements, Performance Targets and Performance Periods, payment terms, rights upon termination of Employment (including Early Retirement and Normal Retirement), or provision of services by the Participant, and other terms specific to the Incentive Award; provided that the vesting period for any Stock Incentive Award shall be for a minimum of one (1) year from the date of grant unless, (a) the Stock Incentive Award was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, (b) the Stock Incentive Award was granted as an inducement to become an employee, non-employee director, consultant or other service provider to the Company, or (c) there exist other extraordinary or special circumstances, as determined in the sole discretion of the Committee or its designee. A Participant may be required to accept the terms of the Incentive Award and agree to be bound by the terms and conditions of the Plan and the applicable Award Agreement in order for an Incentive Award to become effective.

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13.	Rights Under the Plan

No Person shall have any rights as a shareholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of the issuance of such shares on the books and records of IFF. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance. Nothing in this Section 13 is intended, or should be construed, to limit authority of the Committee to cause the Company to make payments based on the dividends that would be payable with respect to any share of Common Stock if it were issued or outstanding, or from granting rights related to such dividends.

14.	Unfunded Status of Incentive Awards; Creation of Trusts

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation, as applicable. With respect to any payments not yet made to a Participant or obligation to deliver shares of Common Stock pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock, other Incentive Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

15.	No Special Employment Rights; No Right to Incentive Award

(a)        Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of his or her Employment by the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b)        No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

16.	Securities Matters

(a)        IFF shall be under no obligation to affect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, IFF shall not be obligated to cause to be issued shares of Common Stock pursuant to the Plan unless and until IFF is advised by its counsel that the issuance is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements, and representations, and that any related certificates representing such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)        The exercise or settlement of any Incentive Award (including, without limitation, any Option) granted hereunder shall only be effective at such time as counsel to IFF shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange

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on which shares of Common Stock are traded. IFF may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Incentive Award granted hereunder in order to allow the issuance of shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state or local securities laws. IFF shall inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Incentive Award granted hereunder. During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.	Certificates for Stock

Any Stock Incentive Award granted under the Plan may be evidenced in such manner as the Committee shall determine, including by issuing certificates or using book-entry. If the Committee evidences Stock Incentive Awards using Common Stock certificates, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions, if applicable, to such Stock Incentive Award, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock Incentive Award.

18.	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Incentive Award. The Committee shall determine whether cash, other Incentive Awards or other property shall be issued or paid in lieu of such fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

19.	No Personal Loans or Reloads

No Incentive Award shall provide for a personal loan to a Participant, including for payment of the exercise price of an Option or withholding taxes relating to any Incentive Award. No term of an Incentive Award shall provide for automatic “reload” grants of additional Incentive Awards upon exercise of an Option or stock appreciation right or otherwise as a term of an Incentive Award.

20.	Taxes

(a)        Withholding

The Company is authorized to withhold from any Incentive Award granted, any payment relating to an Incentive Award under the Plan, including from a distribution of Common Stock, or any payroll or other payment to a Participant, amounts sufficient to satisfy the minimum federal, state, non-U.S. and local withholding tax requirements, and to take such other action (including without limitation providing for elective payment of such amounts by the Participant) as the Committee may deem advisable to enable the Company and Participants to satisfy the minimum federal, state, non-U.S. and local withholding tax requirements relating to any Incentive Award.

(b)        Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b)

If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an incentive stock option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

21.	Section 83(b) Election

Except as otherwise provided in an Award Agreement or approved by the Committee, no election under section 83(b) of the Code or under a similar provision of the laws of a jurisdiction outside the

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United States may be made with respect to any Incentive Award. In any case in which a Participant is permitted to make such an election in connection with an Incentive Award, the Participant shall notify the Company of such election within (10) ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under section 83(b) of the Code or other applicable law.

22.	No Obligation to Exercise

The grant to a Participant of an Incentive Award shall impose no obligation upon such Participant to exercise such Incentive Award.

23.	Transfers

Except as otherwise provided in an Award Agreement, Incentive Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

24.	Expenses and Receipts

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

25.	Failure to Comply

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

26.	Right of Setoff

The Company may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company may owe to the Participant from time to time, including amounts payable in connection with any Incentive Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 32, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Incentive Award granted under the Plan, the Participant agrees to any deduction or setoff under this Section 26.

27.	Relationship to Other Benefits

No payment with respect to any Incentive Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit

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plan of the Company except as otherwise specifically provided in such other plan. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

28.	Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

29.	Severability

If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

30.	Effective Date and Term of Plan

The “Effective Date” of the Plan is March 11, 2015. No grants of Incentive Awards may be made under the Plan after March 11, 2025.

31.	Amendment or Termination of the Plan

The Board of Directors may at any time suspend, terminate or discontinue the Plan or revise, modify or amend the Plan or any Incentive Award in any respect whatsoever; provided, however, that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval, which shall be submitted to the Company’s shareholders no later than the earliest annual meeting for which the record date is after the date of such action by the Board of Directors. The preceding sentence shall not restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No provision of this Section 31 shall be given effect to the extent that such provision would cause any tax to become due under section 409A of the Code. Except as expressly provided in the Plan, no amendment hereunder may, without the consent of a Participant, materially adversely affect the Participant’s rights under any outstanding Incentive Award granted prior to such amendment.

32.	Forfeiture and Clawback

(a)         Forfeiture and Clawback of Incentive Awards.

Unless otherwise determined by the Committee, each Incentive Award granted to (i) a Participant who is designated by the Company as job level 7 or above, or (ii) to any other Participant, as may be determined by the Committee from time to time in its sole discretion, shall, in each case, be subject to the forfeiture and clawback provisions set forth in this Section 32.

(b)         Covenant and Policy Violations. A Participant’s failure to comply with any of the following obligations shall be considered a “Covenant Forfeiture Event”:

                               (1)        The Participant acting directly or indirectly, shall not, during the Participant’s Employment and the twelve month period following the Participant’s termination of Employment, become employed by, render services for, serve as an agent or consultant to, or become a partner, member, principal, shareholder or other owner of any of the following entities: Firmenich, S.A., Givaudan, S.A., V. Mane Fils, S.A., Robertet, S.A., Symrise A.G., Takasago International Corporation, Wild Flavors GmbH, Sensient Technologies Corporation, any of their respective Affiliates, or any other entity that is competitive with the Company, as determined by the Committee in its sole discretion from time to time.

I-22  IFF  |  2017 PROXY STATEMENT

 ANNEX I – FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

                               (2)        The Participant, acting directly or indirectly, shall not, during the Participant’s Employment and the twenty-four month period following the Participant’s termination of Employment, (A) solicit, induce, divert, employ or retain, or interfere with or attempt to influence the relationship of the Company, with any Person or entity that is or was, during the last twelve months of the Participant’s Employment with the Company, (i) an employee of the Company or (ii) a Person engaged to provide services to the Company; or (B) interfere with or attempt to influence the relationship of the Company with any customer, supplier or other Person with whom the Company does business.

                               (3)        The Participant shall not, at any time, directly or indirectly (a) disclose any Confidential Information (as defined below) to any Person (other than, only with respect to the period that the Participant is Employed, to an employee or outside advisor of the Company who requires such information to perform his or her duties for the Company) or (b) use, sell or otherwise transfer, any Confidential Information for the Participant’s own benefit or the benefit of any third party. “Confidential Information,” shall mean confidential, proprietary or commercially sensitive information relating to the Company, or its employees, board members, customers, vendors, or other business partners and its businesses, operations, or affairs, including, without limitation, information relating to products, formulations, protocols, processes, designs, formulae, ideas, know-how, test methods, evaluation techniques, patents, trade secrets, scientific or technical data, regardless of the form in which it is maintained or provided, orally or in writing, whether prepared by the Company, a third party or the Participant, together with all analyses, compilations, notes and other documents relating thereto.

                               (4)        The Participant shall cooperate with the Company by making himself or herself available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and shall not otherwise fail to assist the Company in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company, as reasonably requested.

                               (5)        The Participant shall not, during his or her Employment, engage in willful misconduct or violation of a Company policy that is materially detrimental to the Company or in any action or inaction that would constitute grounds for being terminated for Cause, as determined by the Committee in its sole discretion.

                               (6)        The Participant shall, upon termination of Employment, execute any documentation reasonably requested by the Company and return to the Company all property of the Company, its customers and vendors in the Participant’s possession or control including, without limitation, all materials, work product or documents containing or pertaining to Confidential Information, and including without limitation, any Company car, all computers (including laptops), cell phones, keys, PDAs, Blackberries, iPhones, Androids, iPads, credit cards, printers, facsimile machines, televisions, card access to any Company building, customer lists, reports, files, emails, work papers, memoranda, notes, formulae, tapes, programs, records and software, computer access codes or disks, instructional manuals, and other similar materials or documents used, received or prepared or supervised by the Participant in connection with Participant’s work for the Company. The Participant shall not retain any copies, duplicates, reproductions or excerpts of any of the aforementioned materials or documents and shall not at any time use, recreate or reproduce any said materials or documents.

(c)        Forfeiture and Repayment Obligations

                               (1)        Due to Participant’s Failure to Comply with Obligations. If a Participant fails to comply with any of the obligations set forth in Section 32(b), the Participant will forfeit or repay, as the case may be, all Incentive Awards, whether vested or unvested, paid or unpaid, in each case, that were settled, paid or granted by the Company during the 24 month period immediately prior to the Participant’s first act or omission that violates any of Section 32(b) through the date on which the Company discovers the Participant’s last violation, and the Company shall have no further obligations to pay, grant or settle any Incentive Awards under this Plan.

IFF  |  2017 PROXY STATEMENT  I-23

 ANNEX I – FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

                               (2)        Due to an Accounting Restatement or Misstatement. If the Company is required to prepare an accounting restatement, or if the Company determines that it has misstated its financial results, whether or not as a result of misconduct on the part of the Participant (an “Accounting Forfeiture Event” and, together with a Covenant Forfeiture Event, a “Forfeiture Event”), then, the Participant shall forfeit or repay the Excess Compensation (as defined below) in respect of all Incentive Awards, whether vested or unvested, paid or unpaid, that were granted, settled or paid during the period commencing on the first day of the 12-month period covered by such misstated financial statement through the later of (i) the date of the filing of a restatement where an accounting restatement is required to be filed; (ii) the date of the discovery of the misstated financials where any accounting restatement is not required to be filed; or (iii) any later date as may be required by applicable law, including the Dodd–Frank Wall Street Reform and Consumer Protection Act.

                               (3)        For purposes of this Section 32(c)(2), the term “Excess Compensation” means with respect to each Incentive Award, the difference between (A) the Fair Market Value of the cash or shares of Common Stock granted, paid or delivered to or received by the Participant with respect to an Incentive Award less (B) the Fair Market Value of the cash or shares of Common Stock that would have been granted, paid or delivered to or received by the Participant had the financial statements requiring the misstatement or restatement been properly stated, as determined by the Committee in its sole discretion.

                               (4)        Any clawback or recoupment provisions required by law, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations thereunder, shall apply to the Incentive Awards granted under the Plan and any policy of the Company providing for forfeiture or recoupment of compensation shall not be deemed limited in any way by this Section 32 or any other provision of this Plan.

                               (5)        Any Incentive Awards, cash or shares of Common Stock (A) subject to repayment by the Participants under this Section 32 must be repaid to the Company (less any amount paid by the Participant to the Company as a condition of or in connection with settlement of a repaid Incentive Award), in the manner and on such terms and conditions as shall be required by the Company by written notice to the Participant and (B) subject to forfeiture will be forfeited immediately upon written notice to the Participant from the Company.

                               (6)        For the avoidance of doubt, nothing in any agreement with the Company, or in any Company policy, including this Plan shall be deemed to prohibit or restrict a Participant from lawfully communicating truthful information, or cooperating with, or otherwise assisting in an investigation by any governmental agency or self-regulatory organization regarding a possible violation of law or responding to any inquiry from any such organization, and a Participant’s doing so shall not constitute a Forfeiture Event. If a Participant communicates any Confidential Information to a governmental agency or self-regulatory agency pursuant to this Section, the Participant shall notify the agency of the confidentiality of such Confidential Information and ask the agency to also protect the confidentiality of such Confidential Information.

                               (7)        In accordance with the Defend Trade Secrets Act of 2016, a Participant will not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the Participant (a) files any document containing the trade secret under seal, and (b) does not disclose the trade secret, except pursuant to court order.

                               (d)        Agreement Does Not Prohibit Competition or Other Participant Activities. A Participant is not prohibited from engaging in an activity identified in Section 32(b) solely as a result of such provision.

I-24  IFF  |  2017 PROXY STATEMENT

 ANNEX I – FRENCH SUB-PLAN UNDER THE 2015 STOCK AWARD AND INCENTIVE PLAN

Rather, the non-occurrence of the Forfeiture Events set forth in Section 32(b) is a condition to the Participant’s right to realize and retain value from his or her Incentive Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 32.

                               (e)        No Limitation of Rights. Any forfeiture or repayment under this Section 32 is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company under applicable law, including, without limitation, the right to (i) dismiss the Participant, (ii) adjust the future compensation of the Participant, or (iii) take such other action to enforce the Participant’s obligations to Company as the Company may deem appropriate in view of the facts and circumstances surrounding the particular situation.

                               (f)        Committee Discretion. The Committee shall have the authority, in its sole discretion, to interpret and construe the provisions of this Section 32 and to make all determinations with respect hereto, including the determination of whether a Forfeiture Event has occurred, the timing of such Forfeiture Event and the amount and form of any forfeiture or reimbursement to be made to the Company from a Participant. The Committee may consider such factors as it deems relevant in making such determinations, including the factors contributing to the Forfeiture Event, harm or potential harm to the Company, the nature and severity of a Participant’s behavior or conduct, legal and tax considerations and other facts and circumstances relating to a particular situation. All interpretations, constructions and determinations made by the Committee hereunder shall be final and binding on the Company and the Participant and the determinations of the Committee need not be uniform with respect to all Participants or situations. The Committee may waive in whole or in part the Company’s right of recapture or impose additional conditions on an Incentive Award granted or paid to a Participant under this Plan.

33.	Incentive Awards to Participants Outside the United States

The Committee may modify the terms of any Incentive Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States or is subject to taxation by a non-U.S. jurisdiction in any manner deemed by the Committee to be necessary or appropriate in order that such Incentive Award shall conform to laws, regulations, sound business practices and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Incentive Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or Employment abroad shall be comparable to the value of such an Incentive Award to a Participant who is resident or primarily employed in the United States. An Incentive Award may be modified under this Section 33 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under section 16(b) of the Exchange Act for the Participant whose Incentive Award is modified.

IFF  |  2017 PROXY STATEMENT  I-25

INTERNATIONAL FLAVORS & FRAGRANCES INC. 521 WEST 57TH STREET NEW YORK, NY 10019

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you access the web site and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by International Flavors & Fragrances Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until the date and time indicated on the reverse side. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, by the date and time indicated on the reverse side.

VOTE IN PERSON You may vote the shares in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19925-P89439                    KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
The Board of Directors recommends you vote FOR all listed nominees, FOR Proposals 2, 3 and 5 and FOR 1 YEAR on Proposal 4.
1.	Elect eleven members of the Board of Directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders.
	Nominees:		For	Against	Abstain				For	Against	Abstain
	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k.	Marcello V. Bottoli Dr. Linda Buck Michael L. Ducker David R. Epstein Roger W. Ferguson, Jr. John F. Ferraro Andreas Fibig Christina Gold Henry W. Howell, Jr. Katherine M. Hudson Dale F. Morrison	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2.	Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2017 fiscal year.		☐	☐	☐

						3.	Approve, on an advisory basis, the compensation of our named executive officers in 2016.		☐	☐	☐
								1 Year	2 Years	3 Years	Abstain
						4.	Vote, on an advisory basis, on the frequency of votes on executive compensation.	☐	☐	☐	☐
									For	Against	Abstain
						5.	Approve a French Sub-Plan under the 2015 Stock Award and Incentive Plan.		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
						For address changes and/or comments, please check this box and write them on the back where indicated.					☐
						Please indicate if you plan to attend this meeting.			☐	☐
									Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

INTERNATIONAL FLAVORS & FRAGRANCES INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2017 AT 10:00 A.M. EASTERN DAYLIGHT TIME

INTERNATIONAL FLAVORS & FRAGRANCES INC.

533 WEST 57th STREET

NEW YORK, NY 10019

ADMITS ONE SHAREHOLDER

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

E19926-P89439

INTERNATIONAL FLAVORS & FRAGRANCES INC.

THIS PROXY CARD/VOTING INSTRUCTION FORM IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 3, 2017

The undersigned hereby appoint(s) each of Mr. Andreas Fibig and Ms. Anne Chwat as the attorney and proxy of the undersigned, with full power of substitution, to vote the number of shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of International Flavors & Fragrances Inc. to be held at the headquarters of the Company on Wednesday, May 3, 2017 at 10:00 A.M. Eastern Daylight Time, and any adjournment(s) or postponement(s) thereof (the “Meeting”).

IF YOU ARE A SHAREHOLDER OF RECORD, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 5 AND FOR 1 YEAR FOR PROPOSAL 4 ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. VOTING INSTRUCTIONS MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 2, 2017.

If you are a participant in the International Flavors & Fragrances Inc. Retirement Investment Fund Plans (the “401(k) Plans”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, the trustee of the 401(k) Plans. This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. Shares in the 401(k) Plans for which voting instructions are not received by 11:59 P.M. Eastern Daylight Time on April 30, 2017, or if no choice is specified, will be voted by the trustee in the same proportion as the shares for which voting instructions are received from other participants in the applicable 401(k) Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD/VOTING INSTRUCTION FORM PROMPTLY USING THE

ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE